UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
_________________________________________________________________________

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☒	Definitive Proxy Statement
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☐	Soliciting Material under Sec. 240.14a-12

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FIRST HORIZON CORPORATION

Notice & Proxy Statement

for 2023 Annual Meeting of Shareholders

March 13, 2023

Dear Fellow Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to attend our 2023 annual meeting of shareholders, to be held at 8:00 a.m. Central Time on April 25, 2023, in the Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103.

In order to provide the proxy materials to our shareholders in an expedited manner while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting, we are furnishing these materials to shareholders on the internet at https://ir.firsthorizon.com/annual-reports/. You will receive a notice with instructions for accessing the materials and voting via the internet in addition to information about how to obtain paper copies of our proxy materials if you would prefer. Following this letter are the formal notice of the annual meeting and our 2023 proxy statement. The proxy statement contains detailed information on the matters to be voted on at the annual meeting.

Your vote is important. We encourage you to vote your proxy by telephone or via the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating and returning it by mail. Even if you plan to attend the meeting, please vote your proxy as soon as possible.

In order to accommodate those attending, we ask that you let us know of your plans to attend by so indicating when you vote. Registration and seating will begin at 7:30 a.m. Central Time. We will ask you to sign in and present valid photo identification (or other identification acceptable to the company) as well as proof of ownership acceptable to the company, such as an appropriate brokerage statement. If you are the legal representative of a shareholder, also bring proof thereof. Cameras and recording devices will not be permitted at the meeting.

Thank you for your continued support of First Horizon and for the trust and confidence you place in our company.
D. Bryan Jordan
Chairman of the Board, President and Chief Executive Officer

Notice of Annual Meeting of Shareholders
April 25, 2023
8:00 a.m. Central Time

The annual meeting of the holders of First Horizon Corporation’s common stock will be held at 8:00 a.m. Central Time on April 25, 2023 in the Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103.
The items of business are:
1.    Election of 14 directors to serve until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified.
2.    Ratification of the appointment of auditors.
3.    Approval of an advisory resolution to approve executive compensation (“say on pay”).
4. Vote on an advisory proposal to determine the frequency (whether every year, every two years or every three years) of future say on pay votes.
These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 24, 2023 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.
On February 27, 2022, First Horizon entered into a merger agreement with The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), pursuant to which First Horizon will be acquired by TD. Our shareholders approved the merger agreement at a special shareholders meeting held on May 31, 2022. No other action by our shareholders is required with respect to the pending TD acquisition. Accordingly, no action will be taken at the annual meeting with respect to, and no proxy is being solicited in connection with, the pending TD acquisition. If the pending TD acquisition is completed prior to the commencement of the annual meeting on April 25, 2023, the annual meeting will not be held.
As previously disclosed, on February 9, 2023, First Horizon and TD agreed to extend the outside date to May 27, 2023. Subsequent to the extension, TD recently informed First Horizon that TD does not expect that the necessary regulatory approvals will be received in time to complete the pending TD acquisition by May 27, 2023, and that TD cannot provide a new projected closing date at this time. TD has initiated discussions with First Horizon regarding a potential further extension of the outside date. There can be no assurance that an extension will ultimately be agreed or that TD will satisfy all regulatory requirements so that the regulatory approvals required to complete the pending TD acquisition will be received.
For more information on the merger agreement and the pending TD acquisition, please refer to First Horizon's filings with the SEC, including First Horizon's Annual Report on Form 10-K for the year ended December 31, 2022.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 6 of the proxy statement.
Clyde A Billings, Jr.
Senior Vice President, Assistant General
Counsel and Corporate Secretary
Memphis, Tennessee
March 13, 2023

IMPORTANT NOTICE
Please (1) vote your proxy by telephone, (2) vote your proxy over the internet, or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.
If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the advisory resolution to approve executive compensation, and the advisory resolution to determine the frequency of future say on pay votes (vote items 1, 3 and 4 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 7 of the proxy statement.

TABLE OF CONTENTS

Proxy Summary	2	Vote Item 3—Say on Pay	47
The Annual Meeting	2	Say on Pay Vote Last Year	47
Vote Items	2	Alignment of Pay with Performance	47
ESG & Compensation Highlights	2	Say on Pay Resolution	47

Annual Meeting Matters	5	Vote Item 4--Advisory Resolution on Frequency of Say on Pay	48

Culture & Governance	8	Compensation Discussion & Analysis	49
Our Firstpower Culture	8	Executive Summary	49
Our Awards	9	CD&A Glossary	54
Environmental, Social & Governance Matters	10	Pay Components & Decisions	54
Corporate Governance	11	Total Direct Compensation (TDC)	54
		Salary	54
Board Matters	13	Incentive Mix	55
Independence & Categorical Standards	13	Annual Cash Incentive	55
Board Structure & Role in Risk Oversight	15	Long-Term Incentive Awards	57
Board Committees	18	Compensation Practices & Philosophies	59
Committee Charters & Composition	18	Peer Group & Market Benchmarking	59
Audit Committee (incl'g Audit Committee Report)	19	Deferral, Retirement, & Other Benefits	60
Compensation Committee (incl'g Compensation Committee Report)	21	Clawback Policy & Practices	62
Executive Committee	24	Compensation Governance & Other Practices	62
Information Technology Committee	24	Compensation Committee Report	63
Nominating & Corporate Governance Committee	24
Risk Committee	26	Recent Compensation	64
Compensation Comm. Interlocks & Insider Participation	26	Summary Compensation Table	64
Director Meeting Attendance	27	Grants of Plan-Based Awards	67
Executive Sessions of the Board	27	Supplemental Compensation Disclosures	68
Communication with the Board	27	Awards Outstanding at Year-End	69
		Awards Exercised & Vested	71
Director Compensation	28
Directors in 2022	28	Post-Employment Compensation	72
Director Programs	28	Pension Plans	72
Director Compensation Table	29	Nonqualified Deferred Compensation Plans	73
Awards Outstanding at Year-End	30	Employment & Termination Arrangements	74
Director Awards Exercised & Vested	30
		Pay versus Performance	80
Stock Ownership Information	32
Security Ownership by Certain Beneficial Owners		Other Matters	87
Security Ownership by Management		2024 Annual Meeting—Proposal & Nomination Deadlines	87
Delinquent Section 16(a) Reports	33	Availability of Annual Report on Form 10-K	88
Policy on Hedging	33	Pay Ratio of CEO to Median Employee	88

Vote Item 1—Election of Directors	34
Board Composition & Processes	34
Diversity on our Board (incl'g skills & characteristics matrix)	36
Nominees for Election	38

Vote Item 2—Auditor Ratification	45
Appointment of Auditors for 2023	45
Auditor Fees Past Two Years	45
Pre-Approval Policy for Auditor's Services	45

1	2023 PROXY STATEMENT

PROXY SUMMARY
Proxy Summary
Please read the entire proxy statement before voting. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Page references are supplied to help you find further information in the proxy statement.

The Annual Meeting

Time and Date	8:00 a.m. Central Time, April 25, 2023
Place	The Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103
Record Date	February 24, 2023
Common Shares Outstanding	537,356,511 common shares were outstanding on the record date and entitled to vote
Internet Availability of Proxy Materials	First Horizon uses the SEC’s “notice and access” rule. Notice of internet availability of proxy materials will be sent on or about March 13, 2023.
Admission Requirements
To attend the meeting in person you will need proof of your stock ownership such as an appropriate brokerage statement and valid photo identification (or other identification acceptable to the company). If you are the legal representative of a shareholder, you must also bring a letter from the shareholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

Vote Items

ITEM	MATTER	BOARD RECOMMENDATION	PROXY PAGE NUMBER
Vote Item 1	Election of directors. We are asking you to elect the 14 nominees named in this proxy statement as directors for a one-year term.	FOR each nominee	34
Vote Item 2	Ratification of appointment of auditors. We are asking you to ratify the appointment of KPMG LLP as our auditors for 2023.	FOR	45
Vote Item 3	Say on pay advisory resolution on executive compensation. In accordance with SEC rules, we are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	47
Vote Item 4	Advisory resolution on the frequency of the say on pay vote. In accordance with SEC rules, we are asking you to vote on how frequently we should seek a say on pay vote in future years (whether every year, every two years or every three years). The Board recommends that you vote for a one-year interval for future say on pay votes.	FOR a say on pay vote every year	48
ESG & Compensation Highlights
In the following tables we provide a high-level summary of selected practices, including statistical data, in environmental, social, and governance (ESG) areas or related to executive compensation. The areas were selected based on feedback we have received from shareholders in recent years.
Board Composition and Governance

PRACTICE	FIRST HORIZON	PROXY PAGE NUMBER
Number of director nominees	14	34
Independence % of director nominees	93% (13 of 14)	13
Independence on key* board committees	100%	18
Is there majority voting for directors (in uncontested elections)?	Yes	6
Must director tender resignation if fails to receive majority vote?	Yes	34

2	2023 PROXY STATEMENT

PROXY SUMMARY

PRACTICE	FIRST HORIZON	PROXY PAGE NUMBER
Average director nominee age	66 years	38-44
Average director nominee tenure	8.1 years	38-46
Board refreshment	8 new directors in the past 5 years	38-46
Does the company disclose a director skills matrix?	Yes	37
Gender diversity % of director nominees	29% (4 of 14)	36
Racial/ethnic diversity % of director nominees	21% (3 of 14)	36
Are CEO and Chairman of the Board separate?	No	15-18
Is the Chairman of the Board independent?	No	13
Is there an independent Lead Director?	Yes	15
Director terms	All directors are elected for a term of one year	34
Does the company disclose stock ownership guidelines for directors?	Yes	62
Mandatory retirement age**	72, for non-employee directors	34-37
Retirement age waivers	Board may waive each year for up to 3 additional terms	34-37
Resignation tender if director has major job change (other than promotion)?	Yes	34-37
Director nominees on more than two other public company boards	None	38-46
Annual Board & committee self-evaluations?	Yes	35-38
Annual individual director evaluations?	Yes	35-38
Third party engaged to conduct Board and director evaluations?	Yes; every 3 years or as determined by the Nominating & Corporate Governance Committee	35-38
Incumbent director attendance at Board & committee meetings	Average attendance > 97%	27
Total Board meetings held in 2022	9	27
Total Board committee meetings held in 2022	39	27
Do directors meet in executive session without management?	Yes, generally at each regular Board meeting	27
* Key board committees are Audit, Compensation, and Nominating & Corporate Governance.
* * Under the provisions of our merger agreement with IBERIABANK Corporation, the mandatory retirement provisions will not apply to any of the current director nominees until after the third anniversary of the merger (July 1, 2023).

Shareholder Rights and Governance*

AREA	FIRST HORIZON
One share, one vote?	Yes
Dual or multiple class common stock?	No
Cumulative voting of stock?	No
Vote required for shareholders to amend Charter	Generally, votes cast favoring exceed votes cast opposing
Exceptions to general vote requirement in preceding row	80% for any provision of charter inconsistent with any provision of bylaws or for Article 12 of charter
Vote required for shareholders to amend Bylaws	80%
Shareholder right to act by written consent?	Yes; all shareholders must consent to take action
Shareholder right to call a special meeting?	Yes, upon demand of holders of 10% of outstanding common shares
Blank-check preferred stock authorized?	Yes
Blank-check preferred stock outstanding?	Six Series: B, C, D, E, F and G
Outstanding shareholder rights plan?	No
Proxy access bylaw?	Yes
Exclusive forum bylaw?	Yes
*See our Amended and Restated Charter and our Bylaws, both available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”), for details.
Other Governance

AREA	FIRST HORIZON	PROXY PAGE NUMBER
Anti-hedging policy for directors and executives?	Yes	33
Code of Business Conduct and Ethics?	Yes	11-12
Code of Ethics for Senior Financial Officers?	Yes	11-12
Compliance and Ethics Program Policy?	Yes	11-12
Board oversight of cybersecurity?	Yes, by Risk Committee	16
Audit committee financial experts?	2 currently serve on Audit Committee	19

3	2023 PROXY STATEMENT

PROXY SUMMARY

Environmental and Social*

AREA	FIRST HORIZON
Diversity, Equity and Inclusion Program?	Yes
Board oversight of environmental, social and governance matters?	Yes, by the Nominating & Corporate Governance Committee
Chief Diversity, Equity and Inclusion Officer?	Yes
ESG Officer?	Yes
Human Rights Statement?	Yes
Social Issues Statements?	Yes
Code of Conduct for Suppliers?	Yes
Corporate Social Responsibility working group and task forces?	Yes
Corporate Social Responsibility Report?	Yes--most recently published June 2022
*See Environmental, Social & Governance Matters on pages 10-11 of this proxy statement, as well as our Corporate Social Responsibility Report, for additional details.

Executive Compensation

AREA	FIRST HORIZON	PROXY PAGE NUMBER
Independent consultant for the Compensation Committee	Meridian Compensation Partners, LLC	23
Frequency of say on pay vote?	Annual	47
Clawback policy?	Yes	62
Clawback features in award plans?	Yes, long-term and annual bonus	62
Below-market options allowed?	Only in substitution, in a merger, limited to 5% of plan authorization	53
Stock ownership guidelines for executives?	Yes	62
Executive-level employment agreements?	None	77-79
Portion of CEO's 2022 TDC that is performance-based	60%	51
Portion of CEO's 2022 TDC that is stock-based	62%	51
Change in control (CIC) severance program?	Yes; new executive plan & legacy agreements	75
Single-trigger CIC severance benefits?	No	75
Range of CIC severance benefit	1.5 to 3.0 times salary & bonus	75
Named Executive Officers in CIC severance program	5 out of 6	75
Tax gross-up paid on CIC severance benefit?	Generally no, with one exception from 2007	75

4	2023 PROXY STATEMENT

ANNUAL MEETING MATTERS
Annual Meeting Matters
Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect 14 directors; to ratify the appointment of KPMG LLP as our independent auditors for 2023; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to approve an advisory proposal to determine the frequency (whether every year, every two years or every three years) of future say on pay votes. If the pending TD acquisition is completed prior to the commencement of the annual meeting on April 25, 2023, the annual meeting will not be held.

Date, Time and Place
The annual meeting of the holders of our common stock will be held on Tuesday, April 25, 2023 at 8:00 a.m. Central Time in the Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee
38103. To obtain additional information or directions to be able to attend the meeting and vote in person, contact our transfer agent at (877) 536-3558.

What You Will Need to Attend the Meeting in Person
You will need proof of your share ownership acceptable to the company (such as an appropriate brokerage statement if you hold your shares through a broker) and a form of valid photo identification (or other identification acceptable to the company). If you do not have proof of ownership and acceptable identification, you may not be admitted to the Annual Meeting. If you are the legal representative of a shareholder, you must also bring a letter from the shareholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the documents presented for admission meet the above requirements.
No cameras, laptops, tablets, recording equipment, large bags, backpacks, briefcases, or similar items are permitted in the meeting room. Cell phones may not be used during the meeting, and we reserve the right to remove individuals who do not adhere to these requirements.

Terms Used in this Proxy Statement
In this proxy statement, First Horizon Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” First Horizon and IBERIABANK Corporation completed a merger of equals in 2020. IBERIABANK Corporation is referred to in this proxy statement by the use of “IBKC.” The term “shares” means
First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. The term “associates” means persons employed by the company. The notice of the 2023 annual meeting of shareholders, this proxy statement, our annual report on Form 10-K for the year ended December 31, 2022, and the proxy card are together referred to as our “proxy materials.”

Internet Availability of Proxy Materials
We use the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 13, 2023, we sent to most of our shareholders by mail or email a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card, and you cannot use it to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.
If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental

5	2023 PROXY STATEMENT

ANNUAL MEETING MATTERS
impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.
If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each set of separate voting instructions that you received for the shares of common stock held in each of your different accounts.

Voting by Proxy & Revoking Your Proxy
The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not attend the annual meeting. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:
FOR:
1.    Election of 14 directors to serve until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified.
2.    Ratification of the appointment of auditors.
3.    Approval of an advisory resolution to approve executive compensation ("say on pay").
4. Approval of an advisory proposal to determine the frequency (whether every year, every two years or every three years) of future say on pay votes.

Solicitation of Proxies
First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our associates to solicit proxies from the shareholders, either personally or by telephone, letter or email, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow Sodali LLC solicit individual holders of record.

Quorum & Vote Requirements
Except for our depositary shares (each representing a fractional interest in a share of one of our series of non-cumulative perpetual preferred stock, Series B, C, D, E or F) and our non-cumulative perpetual preferred stock, Series G, all of which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 537,356,511 shares of common stock outstanding and entitled to vote as of February 24, 2023, the record date for the annual meeting.
Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items.
The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not, in an uncontested election, receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy under Director Resignation and Retirement Policies in vote item 1 of this proxy statement, which begins on page 34. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate G

6	2023 PROXY STATEMENT

ANNUAL MEETING MATTERS
overnance,” and then “Governance Documents”). The affirmative vote of a majority of the votes cast is required to approve the advisory resolution on executive compensation, to approve on an advisory basis the fr equency of future say on pay votes, and to ratify the appointment of auditors.

Effect of Not Casting Your Vote
Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the advisory resolution to approve executive compensation and the advisory proposal to determine the frequency of future say on pay votes (vote items 1, 3 and 4 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (vote item 2).
Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.
Duplicate Mailings & Householding
Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.
Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Equiniti Trust Company (EQ), by phone toll-free at 1-877-536-3558, or by mail to EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.
Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.
Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as "householding." Householding does not apply to either the proxy card or the notice of internet availability of proxy materials. If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, EQ, by phone toll-free at (877) 536-3558 or by writing to EQ Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting EQ using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number. Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2023 annual meeting, you may download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. You may also request that additional copies be mailed by calling our transfer agent at (877) 536-3558. However, we cannot guarantee you will receive mailed copies before the 2023 annual meeting.

7	2023 PROXY STATEMENT

ANNUAL MEETING MATTERS

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on April 25, 2023
This proxy statement, our proxy card, and our annual report on Form 10-K are available at
https://ir.firsthorizon.com/annual-reports/.
Also available there is a letter to shareholders discussing our 2022 activities and performance.

Culture & Governance

Our Firstpower Culture
Having a strong culture is mission critical to our ability to attract and retain top talent and achieve long-term success. Our culture - which we call Firstpower - is grounded in our corporate purpose and values and helps guide the manner in which we operate our business, serve our clients, care for our associates and communities and perform for our shareholders.
Our Purpose, Values and Commitment capture who we are today and aspire to be going forward. We hold ourselves to the highest standards of ethical conduct, and that means doing what is right for our business, our associates, the environment and our communities.
Our Purpose: To help our clients unlock their full potential with capital and counsel.
Our Values:
▪Put Clients First – Go above and beyond to listen, understand and solve the client’s needs. Follow through and exceed expectations every step of the way.
▪Care About People – Treat others with respect and dignity. Foster a culture of collaboration. Demonstrate kindness and empathy for all.
▪Commit to Excellence in Everything We Do – Conduct business with professionalism and dignity. Embody a “can do” spirit that gets results for our clients.
▪Elevate Equity – Place equity at the center of our diversity and inclusion efforts. Create accountability and ensure accessibility and opportunity for all.
▪Foster Team Success – Measure wins in terms of “we” not “me.” Take pride in company success. Be invested in a shared vision for future growth.
Commitment: As teammates and as individuals, we must own the moment. We listen, understand and deliver.
In 2022, the strength of our purpose-driven, collaborative culture was instrumental to our success. While continuing to operate a hybrid work environment, we not only achieved our performance objectives but completed our merger-of-equals systems conversion and made significant strides in preparing for our pending acquisition by TD.
Our culture must evolve to reflect the changing needs and expectations of our workforce. We want our associates to be inspired by the work we do and empowered to perform at their best. As we have for many years, we provided opportunities for associates to provide feedback including formal surveys and through the Firstpower Council. Using a variety of tools and resources, we also continued to offer competitive health care benefits, wellness programs, mentoring, internships, volunteerism, informal shout-outs and formal recognitions, career management and continuing education, associate resource groups, parental and care-giver support and more to support our associates’ personal and professional health and development.
An integral part of our Firstpower culture is our unwavering commitment to diversity, equity, and inclusion. This commitment starts at the top - as our corporate Board of Directors oversees the company’s DEI strategy and receives periodic reports from management on DEI efforts – and is embedded throughout our organization.
Our objective is not only to attract a diverse team, but also to create an environment in which different backgrounds, opinions and perspectives are valued. With an emphasis on elevating equity, we hold our company accountable for quantifying and reducing disparities in accessibility and opportunity based on gender, age, socioeconomic status, sexual orientation, disability status, veteran status, and race/ethnicity. We elevate equity through:
▪Ensuring representation of diverse talent

▪Strengthening leadership capabilities and accountability
▪Fostering inclusion and equality through fairness and transparency
▪Better serving diverse markets and clients

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▪Investing in the well-being of communities
▪Our 10 commitments, which include providing DEI specific training and providing access to capital for historically underserved groups
We made measurable progress in 2022 with the addition of diverse candidates in leadership roles, the launch of new Associate Resource Groups, greater use of metrics to gauge our progress and the release of a new Corporate Diversity Statement.
We remain committed to creating a more equitable society, and that starts with our associates, our clients, and the communities we serve. We do this by elevating equity, providing capital and counsel, and committing to excellence in everything we do. The full Board oversees the company’s DEI strategy and receives periodic reports from management on our DEI efforts.
At December 31, 2022, First Horizon had:
▪7,542 associates, or 7,397 full-time-equivalent and 144 part-time-equivalent associates, not including contract labor for certain services:
◦68% white, 19% African American, 9% Hispanic, 3% Asian, and 1% other races or ethnicities
◦63% female and 37% male
◦3% have disabilities
•1,209 corporate managers:
◦78% white, 12% African American, 7% Hispanic, 2% Asian, and 1% other races or ethnicities
◦54% female and 46% male
◦1% have disabilities
•27 members of the Operating Committee (composed of senior leaders from across the organization):
◦78% white, 19% African American, 0% Hispanic, 4% Asian, and 0% other races or ethnicities
◦48% female and 52% male

Our Awards
First Horizon strives to strengthen the lives of our associates, clients and communities. We’re honored by the recognition awarded us for our efforts. We are especially proud of the praise we have received for our community service, diversity, equity and inclusion efforts, and family-friendly work environment. Here are some of the honors we've received in the past two years:

America's Best Banks List Best-In-State Employers Best Employers for Women Forbes Magazine	Top 100 Banks in the U.S. GOBanking Rates
Corporate Equality Index Human Rights Campaign
Most Powerful Women in Banking Top Team American Banker
100 Best Adoption-Friendly Workplaces in America Dave Thomas Foundation for Adoption
DEI Leadership Award for Market Outreach Strategies Mortgage Bankers Associates
Bloomberg Gender Equality Index Bloomberg
Best Companies for Multicultural Women Working Mother Magazine

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Environmental, Social & Governance Matters
As the world continues to change and our company grows, the role we play in supporting sustainable economic growth and societal progress remains critically important. We continue to enhance our ESG strategy, as described in the chart on the following pages. We recognize that reporting transparently on ESG performance and progress is integral to creating confidence for our stakeholders. Our primary ESG goals are to continue to improve what we already do well and enhance other areas in line with industry expectations to create long-term value.

ESG Progress and Opportunities

Recent Progress	Opportunities in Progress and on the Horizon
Governance
Strategy. Developed focus areas aligned with ESG strategy and pillars.
Measurement. Focus on qualitative and quantitative measurements to monitor ESG progress.

Implementation. Continue to engage with advisors, working group and task forces to operationalize solutions.

Risk management. Incorporate climate risk throughout our risk management processes and policies.

Responsibility.
•Provided regular updates on ESG to the Nominating & Corporate Governance Committee.
•Incorporated climate risk into statement of risk appetite and provided regular updates on climate-related risks and opportunities to the Risk Committee.
•Delegated management responsibility to an ESG Officer.
•Operationalized ESG priorities through efforts of ESG Officer, Corporate Social Responsibility working group and CSR task forces.
•Retained two ESG advisors, including a climate scientist, to help guide our strategy.

Environmental
Roadmap. Followed our roadmap and framework to achieve sustainability goals.
GHG Emissions
• Continue to monitor and calculate our Scope 1 and 2 emissions and set reduction targets.
• Focus on understanding and measuring the Scope 3 emissions specific to our financed portfolio, and evaluate various methodologies, including the one developed by the Partnership for Carbon Accounting Financials (PCAF).

Environmental initiatives
• Continue to work with environmental task force, corporate properties and procurement to assess cost save opportunities and identify measures to improve the resource efficiency of our footprint and activities.
• Focus on community restoration, achieved through nature-based projects and strategic relationships.

Accomplishments
•Calculated and reported Scope 1 &2 location-based GHG emissions using 2019 as baseline year.
• Conducted monthly environmental task force meetings.
• Conducted initial loan portfolio analysis looking at physical and transition risks and opportunities.
• Conducted internal natural hazard risk review of real estate secured collateral in commercial portfolio using FEMA’s risk index.
• Piloted an environmental risk tabletop exercise with key leaders across the organization.
• Reduced and eliminated certain products internally for more responsible resource use.
• Supported environmental, community and nature-based projects, including a Blue Carbon database.

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GOVERNANCE & CULTURE

Recent Progress	Opportunities in Progress and on the Horizon
Social
DEI
•Expanded DEI team.
•Launched enterprise-wide DEI Council.
•Committed to the CEO Action for Diversity & InclusionTM.
•Launched three new Associate Resource Groups (ARGs): Asian Pacific WAVE, Create and Inspire, and Neurological Diversity Awareness; launched two new chapters of the Women's Initiative ARG in Louisiana and Florida.
•Launched Elevating Equity campaign and associate learning series to familiarize associates with DEI concepts.
•Established new reporting procedures to help proactively identify and recruit diverse talent.
•Between October 2021 and October 2022, the number of associates who identify as having a disability increased by 41%.
•Created a recruitment guide on how to source, screen, and interview qualified candidates from diverse or underrepresented backgrounds.

CRA
•Received an overall rating of "Satisfactory" during our most recent CRA performance evaluation, with the lending and service tests rated "High Satisfactory" and the investment test rated "Outstanding."
•Continued to support financial literacy through Operation HOPE, Junior Achievement, and other programs.
•2022 CRA service hours totaled nearly 13,000.

Wellness & Benefits. Continued to provide tools, resources and support to promote associates’ financial, emotional and physical well-being.

Culture. Continue to work toward infusing DEI into our programs and activities, internally and externally.

Talent. Focus on increasing underrepresented talent in key business units and leadership roles.

CRA. Work to expand access to housing for LMI individuals, support economic development and community revitalization in LMI communities, and improve financial capability and stability in LMI communities.

Engagement and Disclosure
Associate Engagement. Developed associate education and engagement practices around ESG.

CSR/ESG Impact Report
•Further enhanced transparency of ESG reporting by aligning with SASB and TCFD frameworks.
•Published comprehensive report enhancing qualitative and quantitative metrics.
•Communicated focus areas and progress.
• Expanded Governance and Risk Management section.
• Included strategy and metrics and targets in environmental section.
• Disclosed loan portfolio analysis on climate risk exposure.

Materiality assessment. Intend to conduct ESG materiality assessment with our stakeholders to help us prioritize time and resources.

SASB/TCFD. Continue to enhance and update disclosure aligned with SASB and TCFD frameworks.

ESG Ratings. Continue to review and update rating organizations' data in order to improve scores further.

Corporate Governance
First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.
Key Corporate Governance Documents
Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policy, stock ownership guidelines, and committee charters, on our website at https://ir.firsthorizon.com (click on “Investor Relations,”
then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.
Corporate Governance Guidelines. The Guidelines provide our directors with guidance as to their legal

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accountabilities, promote the functioning of the Board and its committees, and establish a common set of expectations as to how the Board should perform its functions.
Code of Business Conduct and Ethics. This code sets forth the overarching principles that guide the conduct of every aspect of our business. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.
Code of Ethics for Senior Financial Officers. This code promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other associates who have financial responsibilities. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.
Compliance and Ethics Program Policy. We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.
Related Party Transaction Procedures
The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:
•whether the terms of the related party transaction are fair to First Horizon and at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;
•whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer; whether there are demonstrable business reasons for First Horizon to enter into the related party transaction; whether the related party transaction would impair the independence of a director; and
•whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons
First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all associates discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

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Board Matters
In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has 14 members. All of our directors are also directors of First Horizon Bank (the “Bank”). The Bank is our principal operating subsidiary.

Independence & Categorical Standards
Independence
Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Audit, Compensation, and Nominating & Corporate Governance Committees of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading The Compensation Committee—In General below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee. Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that all 13 of our current non-employee directors (Messrs. Barton, Casbon, Compton, Fenstermaker, Kemp, Maples, Reed, Shea and Taylor and Mses. Davidson, Palmer, Stewart, and Sugrañes) are independent under the NYSE listing standards, and two of our former non-employee directors who served during part or all of 2022 (Kenneth A. Burdick and Rajesh Subramaniam) were independent under the NYSE listing standards during the time that they served. Mr. Jordan, as our current Chairman of the Board, President and Chief Executive Officer, is not independent, and Daryl G. Byrd, as our former Executive Chairman of the Board (who stepped down as Executive Chairman and a director on July 1, 2022), was not independent. With respect to Mr. Taylor, note that he was employed by First Horizon until November 2019 pursuant to an employment agreement entered into in connection with First Horizon’s merger with Capital Bank Financial Corp. During his employment and for three years after it ended, he could not be determined to be independent due to the “bright line” prohibition in Section 303A.02(b)(i) of the NYSE listing standards. In January 2023, after more than three years had passed since the end of his employment with First Horizon as required by Section 303A.02(b)(i), he was determined to be independent by First Horizon’s Board. The categorical standards established by the Board are set forth below and are also available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Director Transactions by Category or Type
With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.
•Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all independent directors except Mr. Burdick and Ms. Stewart); treasury management products (Messrs. Compton and Subramaniam); loans (including mortgage loans and loans secured by obligations of a director-affiliated entity), letters of credit, guaranties, credit cards and/or other lines of credit (Messrs. Barton,

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Fenstermaker, Kemp, Maples, Reed, Shea, and Subramaniam and Mmes. Davidson and Sugrañes); investment banking (Mr. Subramaniam); broker/dealer services (Messrs. Fenstermaker and Reed); financial planning/family office services (Mr. Reed); trust services (Messrs. Fenstermaker and Shea and Ms. Sugrañes); insurance brokerage (Mr. Reed); safe deposit boxes (Mr. Compton); purchasing card services (Mr. Fenstermaker) and currency exchange (Mr. Compton).
•Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company: package delivery and print services (Mr. Subramaniam); event supply rentals (Mr. Shea); hotel lodging for business travel by associates of the company (Mr. Reed); venues for business development and for holding seminars and other corporate functions (Mr. Reed); restaurant meals for business purposes (Mr. Reed); and title insurance and related loan services (Mr. Casbon).
•Charitable contributions by the company, the First Horizon Foundation or the Louisiana First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (Mses. Davidson and Palmer and Messrs. Barton, Burdick, Compton, Fenstermaker and Kemp).

Categorical Standards
Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:
1.Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/ dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.
2.An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.
3.Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation [including the Louisiana First Horizon Foundation] to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).
4.Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.
5.All compensation and benefits provided to non-employee directors for service as a director.
6.All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated associates and is not an executive

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officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated associates of the Corporation.
Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.
The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.
The following definitions apply to the categorical standards listed above:
“Corporation” means First Horizon Corporation and its consolidated subsidiaries.
“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.
“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.
“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
Board Structure & Role in Risk Oversight
Evolution of Leadership Structure
First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. In 2012, the Board elected Mr. Jordan, who had become our President and CEO in 2008, as Chairman of the Board as well.
In accordance with the Agreement and Plan of Merger with IBKC entered into as of November 3, 2019 in connection with the merger of equals as well as the terms of his agreement with the company, Daryl G. Byrd became Executive Chairman of the Board of First Horizon and the Bank (an executive officer position) upon the closing of the merger of equals, with Mr. Jordan continuing in the roles of President and CEO. Finally, pursuant to the terms of the merger agreement with IBKC and his agreement with the company, Mr. Byrd stepped down as Executive Chairman and a director of First Horizon and the Bank on July 1, 2022, and Mr. Jordan again took on the role of Chairman of the Board while continuing as President and CEO as well.

Current Leadership Structure
Chairman of the Board, President and CEO
Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs, and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board.
Lead Director
In accordance with the merger agreement with IBKC and First Horizon’s Bylaws, from the closing of the merger of equals until Mr. Jordan succeeded Mr. Byrd as Chairman of the Board of First Horizon and the Bank, the Lead Director of the Board of First Horizon and the Bank was Mr. Reed, an independent director chosen by the continuing First Horizon directors from among the continuing First Horizon directors. The Bylaws also provide

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that after Mr. Jordan's succession to the position of Chairman of the Board and until the third anniversary of the closing date, the Lead Director would be an independent director chosen by the majority of the continuing IBKC directors from among the continuing IBKC directors. However, in light of the pending acquisition of the company by TD, the Board amended the Bylaws to provide that notwithstanding the foregoing, the Board, by the affirmative vote of at least 75% of the entire Board, could select any independent director as Lead Director. Pursuant to this provision, the Board chose to have Mr. Reed continue as Lead Director, and he is currently serving in that role.
Mr. Reed is independent under the listing standards of the NYSE. His responsibilities as Lead Director include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with the Board and committee self-evaluation process (including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.
Reasons for Current Leadership Structure
We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate Lead Director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company so that the company maintains a unified message and strategic direction.
The combined CEO/Chairman position is counterbalanced by our strong Lead Director position, currently held by Mr. Reed. The Lead Director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely; the executive sessions of the Board are generally presided over by the Lead Director (or his designee, if he cannot attend). All four regular meetings of the Board in 2022 concluded with such an executive session. The Board itself has a high degree of independence, with 13 of the 14 directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: eight of our 14 directors joined our Board within the last five years.
We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it remains the most appropriate one for the company. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the past and will consider doing so in the future should circumstances arise that make such separation appropriate.
Board Role in Risk Oversight
As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. Our Board provides continuous oversight of overall risks, with emphasis on strategic risks and those related to reputation and corporate social responsibility. The Board reviews and approves our risk appetite statement, which defines the outside limit of risk that First Horizon is willing to assume in executing our business strategy through the business cycle, on an annual basis. Our risk management processes are reflected in a Board policy on risk management governance and in the Board risk appetite statement. The policy delegates primary responsibility for enterprise risk management oversight (including oversight of information security risk) to the Risk Committee. The role of that Committee, as well as that of the Audit, Compensation and Nominating & Corporate Governance Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each

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committee reports regularly to the full Board concerning risk.
Risk Committee. In July 2022, the Executive & Risk Committee, which was formerly charged with oversight of risk management for the company, was bifurcated into two separate committees, an Executive Committee and a Risk Committee. The Board adopted a charter for the Risk Committee providing that the Committee shall have, as its sole and exclusive function, responsibility for the risk management policies of the company's global operations and oversight of the operation of the company's global risk management framework. The charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of reputational, credit, market, operational, compliance, legal, liquidity, and capital risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures, and reports from the Chief Risk Officer on risk management deficiencies and emerging risks; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The reports from the Chief Risk Officer referred to above take place on a quarterly basis and include information on information security (including cybersecurity) risk and the steps taken to monitor, mitigate and control it. The Committee’s charter specifically states that the Committee may meet separately in executive session with the Chief Risk Officer as often as the Committee deems necessary or appropriate. The charter provides that the Chief Risk Officer reports directly to the Committee and the Chief Executive Officer.
In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Assurance Services department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Assurance Services department and management’s responses thereto; to approve the department’s Annual Review Plan and schedule of activities; to meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and to review the annual Credit Assurance Services department Statement of Independence.
Federal Reserve regulations require banking organizations with assets greater than $50 billion to establish an independent risk committee of the board of directors that has, as its sole and exclusive function, responsibility for the risk management policies of the organization’s global operations and oversight of the organization’s risk management framework. The regulations also specify that the organization must have a risk committee that is chaired by a director who is independent as defined in the regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The Risk Committee complies in all respects with the requirements outlined above.
Audit Committee. In accordance with the NYSE listing standards and its charter, the Audit Committee receives reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. These include reports from the IT Audit area on the company’s information security, including risk assessment and planning relating to cybersecurity, network security and physical security. Pursuant to its charter, the Audit Committee also reviews associate complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements.
Compensation Committee. The Compensation Committee is responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks

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associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading Compensation Risk within The Compensation Committee, which begins on page 21.
Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee is responsible for overseeing risks relating to the company’s governance structure and Board succession, as well as those relating to the company's management of and commitment to ESG matters and ESG reporting.

Board Committees
Committee Charters & Composition
The Board has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Information Technology Committee, the Nominating & Corporate Governance Committee and the Risk Committee. Until July 2022, the Executive Committee and the Risk Committee operated as a single committee, the Executive & Risk Committee. This committee was bifurcated into two committees in July 2022 in order to comply with Federal Reserve regulations requiring banking organizations with assets greater than $50 billion to establish an independent risk committee that has, as its sole and exclusive function, responsibility for the risk management policies of the organization’s global operations and oversight of the organization’s risk management framework.The charter of each of these six standing committees is currently available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit, Compensation, and Nominating & Corporate Governance Committees are each composed of directors who are independent, as defined above under the heading Independence & Categorical Standards beginning on page 13. The chair of the Risk Committee is also independent, as defined by the Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2022 through the filing of this proxy statement unless otherwise indicated in notes following the table.
In accordance with the merger agreement entered into in connection with the merger of equals of First Horizon and
IBKC, First Horizon’s Bylaws provide that, for a period of three years following the closing of the merger, each committee of the Board will, to the fullest extent practicable, have at least five members, and each such committee will, to the extent reasonably practicable, have one more continuing First Horizon director than continuing IBKC director. The merger agreement with IBKC also provides that, for a period of three years following the closing of the merger, the chair of the Compensation Committee shall be a director selected from among the continuing IBKC directors by majority vote of the continuing IBKC directors, and the chair of the Executive & Risk Committee shall be selected as follows: until the second anniversary of the closing of the merger, the chair of the Executive & Risk Committee shall be a director selected from among the continuing IBKC directors by a majority vote of the continuing IBKC directors, and thereafter shall be a director selected from among the continuing First Horizon directors by a majority vote of the continuing First Horizon directors. The Bylaws also provide that notwithstanding the foregoing, the Board, by the affirmative vote of at least 75% of the entire Board of Directors, may select any director as the Chair of the Executive & Risk Committee (or, commencing July 26, 2022, select any director as the Chair of the Executive Committee and any director as the Chair of the Risk Committee). Pursuant to this last provision, given the pendency of the TD acquisition the Board chose to have Mr. Fenstermaker continue as Chair of the Executive Committee and Chair of the Risk Committee, and he is currently serving in those roles.

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2022 Committees of the Board

AUDIT	COMPENSATION	EXECUTIVE	INFORMATION TECHNOLOGY	NOMINATING & CORPORATE GOVERNANCE	RISK
Mr. Barton	Mr. Casbon	Mr. Casbon	Mr. Barton	Mr. Compton (chair)	Mr. Casbon
Ms. Davidson	Mr. Maples (chair)	Mr. Compton	Ms. Davidson	Mr. Fenstermaker	Mr. Compton
Mr. Kemp	Ms. Palmer	Mr. Fenstermaker (chair)	Mr. Kemp	Mr. Kemp	Mr. Fenstermaker (chair)
Ms. Palmer (chair)	Mr. Reed	Mr. Jordan	Ms. Stewart (chair)	Mr. Shea	Mr. Jordan
Ms. Stewart	Mr. Shea	Mr. Maples	Ms. Sugrañes		Mr. Maples
Ms. Sugrañes		Ms. Palmer			Ms. Palmer
		Mr. Reed			Mr. Reed
		Mr. Taylor			Mr. Taylor
The Executive Committee and the Risk Committee operated as a single committee, the Executive & Risk Committee, until it was bifurcated into two committees on July 26, 2022 as described above. The membership and chairmanship of the Executive & Risk Committee was identical to the current membership and chairmanship of the Executive Committee and Risk Committee as set forth above, except that Daryl G. Byrd also served on the Executive & Risk Committee from January 1, 2022 until he stepped down as a director on July 1, 2022. Kenneth A. Burdick also served as a member of the Audit, Compensation and Nominating & Corporate Governance Committees from January 1, 2022 until he stepped down as a director effective January 1, 2023. Rajesh Subramaniam also served as a member of the Nominating & Corporate Governance and Information Technology Committees from January 1, 2022 until he stepped down as a director effective August 10, 2022.

Audit Committee
Overview
The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2020 to make minor updates. In 2022, the Committee met 12 times for the principal purpose of executing its responsibilities under the Committee’s charter. Seven of those meetings concluded with an executive session during which management was not present.
Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.
Audit Committee Financial Experts
Mr. Barton. The Board of Directors has determined that Harry V. Barton, Jr. (member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Prior to joining First Horizon’s Board in 2020, Mr. Barton had served as a director of IBKC since 1993. He was a member of IBKC’s audit committee from 2000 to 2020 and chaired the committee from 2005 to 2020, and IBKC’s board determined that Mr. Barton was an audit committee financial expert. IBKC’s financial statements were generally comparable to First Horizon’s in the breadth and complexity of the issues that they raised. Mr. Barton has been a practicing certified public accountant since 1984, for most of that time as the owner of his own accounting firm. In order to maintain his license as a practicing CPA, he has obtained the continuing education required for accountants every year. His broad professional experience as a practicing certified public accountant and his service on IBKC’s audit committee allowed him to gain an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals and reserves, experience evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by First Horizon’s financial statements, an understanding of internal control over financial reporting, and an understanding of audit committee functions.
Ms. Palmer. The Board of Directors has determined that Vicki R. Palmer (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item

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407(d)(5) of SEC Regulation S-K. After receiving her B.A. in economics and business administration from Rhodes College and her M.B.A. in finance from The University of Memphis, Ms. Palmer was employed as a commercial loan officer with the Bank, where she was trained in and worked daily in evaluating financial statements of corporate clients in connection with their credit applications. In 1978, she joined Federal Express Corporation as Manager of Corporate Finance, and her major areas of responsibility included debt financing, cash management and pension asset management. Ms. Palmer joined The Coca-Cola Company in 1983 as Manager of Pension Investments, thus becoming responsible for the company’s worldwide pension assets. Upon moving to Coca-Cola Enterprises, Inc. (“CCE”) in 1986, she was involved at the inception of the company with the evaluation of company-wide financial results and the establishment of internal controls. Until 2004, Ms. Palmer served as Senior Vice President, Treasurer and Special Assistant to the CEO. In this position, she was responsible for management of CCE’s $12 billion multi-currency debt portfolio; its $2.5 billion pension plan and 401(k) plan investments; currency management; global cash management; and commercial and investment banking relationships. In 2004, she became Executive Vice President, Financial Services and Administration, responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management. In this position she was a member of CCE’s Risk Committee, which was charged with establishing policy and internal controls for hedging and financial and non-financial derivatives. In addition, she served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process. Ms. Palmer also served for over ten years on CCE’s Financial Reporting Committee, which reviewed the company’s financial statements and dealt periodically with accounting issues, and in her most recent position with CCE she supervised the treasurer who served on this committee. Ms. Palmer retired as a CCE officer in 2009. She is currently the President of The Palmer Group, LLC, a general consulting firm. She was a member of our Audit Committee from 1995 to 1999 (chairing the Committee from 1996 to 1999), and she again served as chair from 2003 to 2014. She returned to the Committee once again as chair in 2020. She is also a member of the audit committee of another public company, Haverty Furniture Companies Inc.; the board of Haverty has determined that she is an audit committee financial expert.
Mr. Barton and Ms. Palmer meet in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.
Audit Committee Report
The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2020. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.
In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2022. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter (or other written

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communication) from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.
While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Mr. Barton and Ms. Palmer are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee is performing the functions of auditors or accountants with respect to the company, nor is any of them an expert in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis upon which to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.
Submitted by the Audit Committee of our Board of Directors.
Audit Committee
Vicki R. Palmer, Chair
Harry V. Barton, Jr.
Wendy P. Davidson
J. Michael Kemp, Sr.
Cecelia D. Stewart
Rosa Sugrañes

Compensation Committee
In General
The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers and members of the CEO’s executive management committee, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter. The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in 2020.
All directors who served on the Committee during any portion of 2022, including all current Committee members, are independent as that term is defined in the NYSE listing standards (described above) and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the current directors (other than Mr. Jordan), including those who serve on the Committee (as well as any director who served on the Board during any portion of 2022), the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.
Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will

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administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.
Processes & Procedures Regarding Executive & Director Compensation
The Committee’s Authority
The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers and members of the CEO’s executive management committee. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws, regulations and listing standards relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either of the above or with the compensation of any other associates or directors. The Committee may not delegate any of the substantive authority described in this paragraph related to executive and director compensation to any other persons. In 2022, the Committee met six times for the principal purpose of executing its responsibilities under the Committee’s charter; five of the meetings included an executive session during which management was not present. The Committee also took action by written consent three times during 2022.

Director Compensation
The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place in 2019. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. A complete description of our current director compensation program can be found under the heading Director Compensation beginning on page 28 of this proxy statement.
Executive Compensation
The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.
Our CEO recommends to the Committee salary levels for the executive officers other than himself as well as for members of the CEO’s executive management committee. Other compensation matters (bonus, equity awards, etc.) involving these officers are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses consultants in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all major proposals and makes recommendations to the Committee.
Benefit Programs and Plans
Management monitors and considers benefit programs used by other companies, or needed within our company, to attract and retain key associates. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these

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management processes. New benefit plans, or significant amendments to existing plans, typically are considered by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.
Use of Consultants
Management uses national compensation consulting firms to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for nonqualified deferred compensation and any special compensation arrangements that are unique to specific business units. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements.
In 2022, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC (“Meridian”) to provide it with independent analysis and advice on executive compensation-related matters. Among other things, Meridian assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Committee specifically directed Meridian to undertake no work on behalf of management, and the firm has no other relationships with the company or management.
The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:
•the provision of other services to the company by the person that employs the adviser;
•the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;
•the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;
•any business or personal relationship of the adviser with a member of the Committee;
•any stock of the company owned by the adviser; and
•any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company.
The Committee has assessed the independence of Meridian and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that Meridian (and the individual advisers that Meridian employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by Meridian has raised any conflict of interest and has concluded that no such conflict of interest exists.
Compensation Risk
Management and the Committee seek to balance several competing corporate goals: to motivate associates to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and to reinforce risk management practices; to promote retention in the face of efforts by competitors to hire away our talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.
As part of the 2022 review, management conducted a risk and culture assessment of the top three tiers of management. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations. The results of this assessment, which management judged to be satisfactory, were reported to the Committee in late 2022.
Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

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Compensation Committee Report
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.
The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned Compensation Discussion & Analysis beginning on page 49. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion & Analysis section be included in this proxy statement.
Compensation Committee
Rick E. Maples, Chair
John N. Casbon
Vicki R. Palmer
Colin V. Reed
E. Stewart Shea III
Executive Committee
The Executive Committee was established by our Board of Directors and operates under a written charter. The charter was last amended and restated in 2022, when the Executive & Risk Committee was bifurcated into two separate committees, an Executive Committee and a Risk Committee, in order to comply with Federal Reserve regulations requiring us to establish an independent risk committee. During 2022, the Committee met eight times, five times as the Executive & Risk Committee and three times as a separate Executive Committee.
The Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve (1) the acquisition of control of any bank; (2) other acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $150 million, or as to which the total assets being acquired are more than $2 billion, or (3) FDIC-assisted transactions where the total assets being offered by the FDIC exceed $2 billion. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

Information Technology Committee
The Information Technology Committee was established in 2015 and operates under a written charter that was last amended in 2021 to provide, in keeping with the Committee's actual practice, that the Committee generally meets four times yearly (and must meet at least twice yearly). The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, and its management of major information technology investments, and (2) to assist the Board in its oversight of information technology matters.
The Committee met four times in 2022 for the principal purpose of executing its responsibilities under its charter.

Nominating & Corporate Governance Committee
In General
The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2021 to (1) add as a duty of the Committee oversight of the company’s management of and commitment to ESG matters and ESG reporting and (2) to provide, in keeping with the Committee's actual practice, that the Committee generally meets four times yearly (and must meet at least twice yearly). The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, (3) to oversee the evaluation of the Board and management, and (4) to perform such other duties and responsibilities as set forth herein. The Committee met four times in 2022 for the principal purpose of executing its responsibilities under its charter.
In the past, the Committee has from time to time retained a director search firm to assist it in assessing Board competencies and identifying potential director candidates.

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Director Nominations and Qualifications; Consideration of Diversity
With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee, with input from the Chairman of the Board, Chief Executive Officer and the Lead Director, recommends new nominees for the position of independent director based on the following criteria:
•Personal qualities and characteristics, experience, accomplishments and reputation in the business community.
•Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.
•Diversity of viewpoints, background, experience and other demographics.
•Ability and willingness to commit adequate time to Board and committee matters.
•The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.
The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.
As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board. This belief is expressed in the fact that when the Committee has engaged a director search firm in the past, that firm was instructed to consider diversity as a factor in seeking director candidates, and the Committee defined the success of the search process to include the presentation of a diverse slate of candidates. More generally, our Human Rights Statement and Board-adopted Code of Business Conduct and Ethics reflect First Horizon’s firm commitment to non-discrimination and equal opportunity for associates, clients and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.
Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman, CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.
Shareholder Recommendations and Nominations
Committee Consideration of Shareholder Recommendations of Nominees
The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees and will give any such individual appropriate consideration in the same manner as individuals recommended by the Committee, a director or executive officer, or a director search firm.
Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. A shareholder’s notice must state:
•The name, age, business address and residence address of the person whom the shareholder recommends; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned (as defined in the Bylaws) by such person on the date of the notice;
•any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
•The name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee;
•The class and number of shares of our stock which are beneficially owned (as defined in the Bylaws) by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the

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proposed nominee on the date of such shareholder’s notice; and
•Such other information as the company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the company and to comply with applicable law.
Director Nominations for Inclusion in our Proxy Statement (Proxy Access)
First Horizon has adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice, eligibility and other specific requirements in our Bylaws. Any shareholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for a proxy access nomination are discussed on page 87 of this proxy statement.
Other Director Nominations to be Brought before the Annual Meeting
Any shareholder who is entitled to vote in the election of directors at any meeting of shareholders and who complies with the procedures described in our Bylaws may nominate an individual for election to the Board of Directors. A shareholder who wishes to nominate an individual in accordance with those procedures must submit a notice in writing to the Corporate Secretary. The notice must provide detailed information about the nominee (including but not limited to information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended) and about the shareholder giving the notice, all as described in detail in the Bylaws. Our Bylaws are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). If a shareholder desires to nominate an individual in accordance with the procedures outlined above and wants the individual's name to be included on a universal proxy card, the notice must include, in addition to the information set forth above, the information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934, as amended. The deadlines for submitting notice to the Corporate Secretary for proposals and nominations for the 2024 Annual Meeting are available on page 87 of this proxy statement.
Risk Committee
The Executive & Risk Committee was bifurcated into two separate committees, the Executive Committee and the Risk Committee, in 2022. The Risk Committee operates under a written charter. In accordance with Federal Reserve regulations requiring banking organizations with assets greater than $50 billion to establish an independent risk committee of the board of directors, it has, as its sole and exclusive function, responsibility for the risk management policies of the organization’s global operations and oversight of the organization’s risk management framework. The Board had previously delegated primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. Additional information on the Committee’s risk-related duties is available under Risk Committee within the Board Structure & Role in Risk Oversight section, which begins on page 15 above. The Committee met eight times in 2022 for the principal purpose of executing its responsibilities under its charter, five times as the Executive & Risk Committee and three times as a separate Risk Committee.

Compensation Committee Interlocks & Insider Participation
Mr. Burdick (who stepped down as a director on January 1, 2023), Messrs. Casbon, Maples, Reed, and Shea and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during
2022. No interlocking relationships existed with respect to any of the members of the Committee.

26	2023 PROXY STATEMENT

BOARD MATTERS

Director Meeting Attendance
During 2022, the Board of Directors held nine meetings (three of which took place over a period of two days). The Audit Committee held twelve meetings, the Compensation Committee held six meetings and took action by written consent three times, the Executive Committee held eight meetings (five as the Executive & Risk Committee and three as a separate committee), the Information Technology Committee held four meetings, the Nominating & Corporate Governance Committee held four meetings, and the Risk Committee held eight meetings (five as the Executive & Risk Committee and three as a separate committee). The average attendance at Board and committee meetings by our incumbent directors exceeded 97 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2022. As set forth in our Corporate Governance Guidelines, we expect our directors to make every effort to attend every meeting of our shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2014 and one director in 2022.

Executive Sessions of the Board
To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under the NYSE listing standards, the independent, non-management directors will meet in executive session at least once a year. During 2022, our non-management directors met four times in executive session and our independent, non-management directors met four times in executive session. The Lead Director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board
A shareholder who desires to communicate with the Board of Directors (other than to nominate a director pursuant to our Bylaws or recommend the nomination of a director to the Nominating & Corporate Governance Committee) should submit his or her communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis,
Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all such communications to the Lead Director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

27	2023 PROXY STATEMENT

DIRECTOR COMPENSATION
Director Compensation
Directors in 2022
Fourteen directors currently serve on our Board. All served during all of 2022. One of those, D. Bryan Jordan (our Chairman and Chief Executive Officer) is an officer and employee; he is not separately compensated as a director and is excluded from this Director Compensation discussion. Our thirteen non-employee directors are:
Table DC.1
Current Non-Employee Directors

Harry V. Barton, Jr.	Wm. H. Fenstermaker	E. Stewart Shea, III
John N. Casbon	J. Michael Kemp, Sr.	Cecelia D. Stewart
John C. Compton	Rick E. Maples	Rosa Sugrañes
Wendy P. Davidson	Vicki R. Palmer	R. Eugene Taylor
Colin V. Reed
Background information concerning each of our directors is provided in the discussion captioned Nominees for Election under vote item 1 beginning on page 34.
Seventeen directors were elected at the 2022 annual meeting. Three have departed from our Board since then: Daryl G. Byrd, our former Executive Chairman of the Board, retired in July in accordance with his employment agreement; Rajesh Subramaniam departed in August; and Kenneth A. Burdick departed in January 2023. Messrs. Subramaniam and Burdick were non-employee directors during their time of service and are included in much of this Director Compensation discussion.
Mr. Jordan and Mr. Byrd were paid during 2022 as officers and otherwise, but were not paid for Board service. No director program discussed in this Director Compensation discussion applies to either of them. No other director is an employee of ours. For information concerning the compensation of Messrs. Jordan and Byrd, see Compensation Discussion & Analysis (CD&A), Recent Compensation, and Post-Employment Compensation beginning on pages 49, 64, and 72, respectively.

Director Programs
Non-employee director compensation falls into two categories: base retainer and additional retainers. Base retainer is paid in two parts: a cash retainer, paid in quarterly installments; and an RSU retainer, granted in late April or early May following the annual meeting of shareholders. Additional cash retainers are paid for particular assignments, such as lead director or Audit Committee chair. Each director may elect to be paid retainer amounts in the form of additional RSUs instead of cash, granted at the same time as base RSUs. The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting cycle. Director pay levels for the 2022-2023 cycle are shown in table DC.2:
Table DC.2
Annual Director Compensation Rates

Item	Ann. Amt.
Base Retainer – cash portion:	$80,000
Base Retainer – RSU portion:	$122,000
Additional Retainers (all cash):
Lead director	$50,000
Chair – Audit	$32,000
Chair – Executive / Risk	$50,000
Chair – other committee	$20,000
Non-Chair Service – Audit	$10,000
Non-Chair Service – Executive / Risk	$10,000
In 2022 the Executive & Risk Committee was split into separate committees. Directors receive only one additional retainer for service on both the Executive Committee and the Risk Committee.
Director pay levels are considered for adjustment every three years. The last adjustment was in July 2020 following the expansion of the Board to 17 persons after we closed our merger of equals with IBKC.
Non-employee directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.
Several directors have nonqualified deferred compensation accounts that earn interest or returns

28	2023 PROXY STATEMENT

DIRECTOR COMPENSATION
indexed to the performance of certain mutual funds selected by the director.
Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans. Some of those options remain outstanding.
From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. The rate is re-set annually. For many years, the rate has been set at seven percentage points above a benchmark rate. For the 2021 plan year, the interest rate was 8.20% for Ms. Palmer, who is the only active participant. For 2022, the rate increased to 9.07%, corresponding to an increase in the benchmark rate. The plan continues to promote retention since the above-market rates of return can be largely forfeited in a case of early departure from Board service.
Director Compensation Table
Table DC.3 shows compensation earned last year by non-employee directors, whether or not deferred. Directors who were on our board at any time during 2022 are shown, whether or not they remain on the board currently.
Table DC.3
Director Compensation 2022

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Barton	90,000	119,626	—	—	—	25,000	234,626
Mr. Burdick[1]	67,500	141,683	—	—	—	—	209,183
Mr. Casbon	90,000	119,626	—	—	—	—	209,626
Mr. Compton	—	227,470	—	—	—	—	227,470
Ms. Davidson	—	207,876	—	—	—	18,500	226,376
Mr. Fenstermaker	130,000	119,626	—	—	—	—	249,626
Mr. Kemp	90,000	119,626	—	—	—	—	209,626
Mr. Maples	82,500	119,626	—	—	—	—	202,126
Ms. Palmer	122,000	119,626	—	—	16,495	22,500	280,621
Mr. Reed	105,000	153,932	—	—	—	25,000	283,932
Mr. Shea	80,000	119,626	—	—	—	—	199,626
Ms. Stewart	13,750	227,470	—	—	—	3,500	244,720
Mr. Subramaniam[1]	10,000	198,068	—	—	—	25,000	233,068
Ms. Sugrañes	90,000	119,626	—	—	—	—	209,626
Mr. Taylor	90,000	119,626	—	—	—	—	209,626
1 Departed from Board service in 2022 (Mr. Subramaniam) or early 2023 (Mr. Burdick). In accordance with FHN policy, cash compensation was paid through departure, while RSUs granted in 2022 all forfeited at departure. RSU forfeitures are not reflected in Table DC.3.
Explanations of certain columns follow:
Col (c) Stock Awards. Includes RSUs granted to non-employee directors during calendar 2022. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation, see the note for columns (e)-(f) to the Summary Compensation Table; discussion of that table begins on page 64. Additional information about outstanding awards appears under the caption Outs tanding Director Equity Awards at Year-End below.
Col (e) Incentive Plan Compensation. Non-employee directors do not receive cash incentives.
Col (f) Deferred Compensation. Amount consists of above-market interest accrued during the year under a plan discontinued in 1995.

29	2023 PROXY STATEMENT

DIRECTOR COMPENSATION
Col (g) All Other Compensation. For non-employee directors, amounts in this column consist of matching donations to eligible charitable organizations by First
Horizon Foundation and cash attendance fees from regional board meetings.
Awards Outstanding at Year-End
All non-employee directors receive annual RSU awards, and one holds option awards from an old deferral program, as presented in Table DC.4. All options are vested. All other awards shown were unvested at year-
end. Awards held by Mr. Jordan and Mr. Byrd are omitted from the table; see Awards Outstanding at Year-End beginning on page 69 for additional information for them.

Table DC.4
Outstanding Equity Awards at Year-End 2022 Held by Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Mr. Barton	—	—	—	5,391	132,080
Mr. Burdick[1]	—	—	—	6,385	156,433
Mr. Casbon	—	—	—	5,391	132,080
Mr. Compton	—	—	—	10,251	251,150
Ms. Davidson	—	—	—	9,368	229,516
Mr. Fenstermaker	—	—	—	5,391	132,080
Mr. Kemp	—	—	—	5,391	132,080
Mr. Maples	—	—	—	5,391	132,080
Ms. Palmer	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024	5,391	132,080
Mr. Reed	—	—	—	6,937	169,957
Mr. Shea	—	—	—	5,391	132,080
Ms. Stewart	—	—	—	10,251	251,150
Mr. Subramaniam[2]	—	—	—	—	—
Ms. Sugrañes	—	—	—	5,391	132,080
Mr. Taylor	—	—	—	5,391	132,080
1 Departed from Board service in early 2023. In accordance with FHN policy, 6,385 RSUs granted in 2022 forfeited at departure.
2 Departed from Board service in 2022. In accordance with FHN policy, RSUs granted in 2022 forfeited at departure.

Explanations of certain columns follow:
Cols (b)/(c) Stock Options. Stock options include adjustments for stock dividends distributed from 2008-2011, the cumulative compound rate of which was 20.0380%.
Col (e) RSUs & RS. Awards held by non-employee directors are RSUs that will vest on April 22, 2023.
Col (f) RSU & RS Values. Values are based on the year-end market price of our common stock ($24.50/share) with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values shown here are not based on financial accounting assumptions or methods.

30	2023 PROXY STATEMENT

DIRECTOR COMPENSATION
Director Awards Exercised & Vested
Table DC.5 provides information about stock options exercised during 2022 by our directors as well as RSUs that vested during 2022. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates. Information for Mr. Jordan and Mr. Byrd is omitted from this table; see Awards Exercised & Vested beginning on page 71 for their information.

Table DC.5
Director Options Exercised & Stock Awards Vested During 2022

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired or Units Paid on Vesting (#)	Value Realized upon Vesting ($)
Mr. Barton	—	—	6,576	150,525
Mr. Burdick	—	—	11,428	261,587
Mr. Casbon	—	—	6,576	150,525
Mr. Compton	—	—	12,506	286,262
Ms. Davidson	—	—	11,428	261,587
Mr. Fenstermaker	—	—	6,576	150,525
Mr. Kemp	—	—	6,576	150,525
Mr. Maples	—	—	12,506	286,262
Ms. Palmer	—	—	6,576	150,525
Mr. Reed	—	—	8,463	193,718
Mr. Shea	—	—	6,576	150,525
Ms. Stewart	—	—	7,318	167,509
Mr. Subramaniam	—	—	8,733	199,898
Ms. Sugrañes	—	—	6,576	150,525
Mr. Taylor	—	—	6,576	150,525

31	2023 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION
Stock Ownership Information
As of December 31, 2022, there were 9,002 shareholders of record of our common stock. To our knowledge, there were two persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2022. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2022 is set forth in the following table:
Security Ownership by
Certain Beneficial Owners

Name and Address* of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc	75,686,563	14.10%
The Vanguard Group, Inc	53,990,345	10.06%
*Addresses appear in the text below.
BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Amendment No. 13 to Schedule 13G, filed with the Securities and Exchange Commission on January 26, 2023 by BlackRock, Inc. on behalf of its subsidiaries BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd, 55 East 52nd Street, New York, NY 10055. According to this amendment to Schedule 13G, BlackRock has sole voting power with respect to 72,924,322 shares of our common stock and sole dispositive power with respect to 75,686,563 shares of our common stock.
Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 12 to Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2023 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has shared voting power with respect to 299,387 shares of our common stock, shared dispositive power with respect to
692,144 shares of our common stock and sole dispositive power with respect to 53,298,201 shares of our common stock.
The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2022 except as otherwise noted in the notes to the table.
Security Ownership by
Management

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class
Harry V. Barton, Jr.	149,949		*
Kenneth A. Burdick	26,188	(5)	*
Daryl G. Byrd	1,573,827	(3)(4)(5)	*
John N. Casbon	101,202		*
John C. Compton	101,483		*
Wendy P. Davidson	22,338		*
Hope Dmuchowski	—	(3)	*
William H. Fenstermaker	351,483		*
D. Bryan Jordan	1,431,331	(3)	*
J. Michael Kemp, Sr.	27,295		*
Tammy S. LoCascio	47,883	(3)	*
Rick E. Maples	70,771		*
Vicki R. Palmer	75,482	(2)	*
David T. Popwell	351,234	(3)	*
Colin V. Reed	132,760		*
Anthony J. Restel	346,838	(3)	*
E. Stewart Shea, III	410,049	(4)	*
Cecelia D. Stewart	36,765		*
Rosa Sugrañes	32,795		*
R. Eugene Taylor	581,375		*
Directors & Executive Officers as a Group (22 persons)(5)	4,860,429	(3)	0.90%
* No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our outstanding common stock or depositary shares.

(1)    The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (2) and (3).
(2)    Includes the following shares as to which the named non-employee director has the right to acquire beneficial ownership through the exercise of stock

32	2023 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION
options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2022: Ms. Palmer—5,858.
(3)    Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Byrd—47,421; Ms. Dmuchowski—0; Mr. Jordan—0; Ms. LoCascio--0; Mr. Popwell—0; Mr. Restel—13,944; and the director and executive officer group—30,876. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2022: Mr. Byrd—1; Ms. Dmuchowski—0; Mr. Jordan—518,891; Ms. LoCascio--0; Mr. Popwell—0; Mr. Restel—8,182; and the director and executive officer group—606,133. Also includes shares held at December 31, 2022 in 401(k) Savings Plan accounts.
(4)    Includes 714,361 and 104,000 shares pledged by Messrs. Byrd and Shea, respectively, on loans from unaffiliated parties.
(5) Mr. Burdick stepped down as a director effective January 1, 2023, and Mr. Byrd stepped down as our Executive Chairman of the Board effective July 1, 2022. The table above reflects Mr. Byrd's ownership as of July 1, 2022. The director and executive officer group does not include either Mr. Burdick or Mr. Byrd.
No current director or executive officer beneficially owns any of the perpetual convertible preferred stock, Series G, issued by First Horizon; any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series E and F, issued by First Horizon; or any of the depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock, Series B, C and D, respectively, issued by First Horizon, except for Mr. Restel, who owns 3,050 depositary shares representing interests in shares of our Series C non-cumulative perpetual preferred stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our stock and to furnish us with copies of all forms filed.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements, except as noted below.
Jeff L. Fleming, our Executive Vice President and Chief Accounting Officer, inadvertently failed timely to file one Form 4 in 2020 to report a grant of restricted stock units. The required form was filed in 2022. The failure to file in a timely manner did not give rise to liability for short-swing profits.

Policy on Hedging
First Horizon has a policy that prohibits all “pre-clearance persons” from engaging in any activity that hedges an economic interest in First Horizon or Bank stock, unless approved by the CEO or General Counsel, or a designee, in accordance with the policy. To date, no such approval has been granted. For this purpose, a hedge includes any transaction, position, or financial instrument which offsets or ameliorates any decrease in the market value of First Horizon or Bank stock beneficially owned by the pre-clearance person, including any shares owned directly or indirectly as well as any unvested, deferred, or otherwise restricted stock-based awards. “Pre-clearance persons” consist of all executive officers, all First Horizon and Bank directors, all members of the CEO’s executive management committee, and certain additional associates.
When a person first becomes a pre-clearance person, he or she is required to inform the General Counsel of all derivative and short holdings, including any position that would constitute a hedge, which would violate the policy or the procedures if undertaken while the person has pre-clearance person status. Each pre-clearance person further is required to pre-clear any change in his or her derivative and short holdings from time to time other than a change caused by expiration due solely to the passage of time.

33	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Vote Item 1—Election of Directors

Board Composition & Processes
Overview
In accordance with the merger agreement entered into in connection with the merger of equals of IBKC and First Horizon, First Horizon’s Bylaws provide that, for a period of three years after the closing of the merger in 2020, the Board will be composed of 17 members, initially consisting of Mr. Jordan, Mr. Byrd, and a designated number of continuing First Horizon and IBKC directors. The Bylaws also provide that the Board, by the affirmative vote of at least 75% of the entire Board, may change the number of directors that will comprise the entire Board of Directors. Pursuant to these provisions of the Bylaws, the Board of Directors has set the size of the Board at 14 directors and is proposing for election our 14 current directors, Messrs. Barton, Casbon, Compton, Fenstermaker, Jordan, Kemp,
Maples, Reed, Shea, and Taylor and Mses. Davidson, Palmer, Stewart, and Sugrañes, at the 2023 annual meeting, to hold office until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified.
If any nominee proposed by the Board of Directors is unable to accept election (which the Board of Directors has no reason to anticipate) the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board pursuant to the Bylaws, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Director Resignation and Retirement Policies
Director Resignation Policy
Our Board has adopted a director resignation policy that requires a director who does not, in an uncontested election, receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them. This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).
Our Bylaws also provide that any director who has a major change in his or her principal position (other than by a promotion) must tender a resignation for consideration by the Board. The Board will accept unless it determines that (i) the director has assumed another position in which he or she continues to be actively engaged as a business or professional person, (i) the director is engaged in a specific project for the Board so as to make his or her resignation detrimental to First Horizon, or (iii) it is beneficial to the Board and in the best interests of the company for the director to continue to serve.
Director Retirement Policy
Under our Bylaws, any non-employee director who reaches age 72 on or before the last day of his or her term must retire from the Board of Directors at the expiration of such term. Notwithstanding the foregoing, each year the Board in the exercise of its discretion may waive this age limit for any director for up to an additional three terms if it determines such waiver to be beneficial to the

34	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Board and in the best interests of First Horizon. Note, however, that under the merger agreement with IBKC, the retirement provisions outlined above will not apply to any of the current director nominees until after the third anniversary of the merger of equals (July 1, 2023).

Candidate Nominations Process
The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of Board Composition
At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards and other applicable laws and regulations; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of Tennessee banking law and regulations, the Committee also considers the proportion of directors who reside in states in which the Bank has a main or branch office (or within 100 miles of the location of any branch). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board's annual self-evaluation (described in the next section) includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

Board and Committee Self-Evaluations; Individual Director Evaluations
The Board, with oversight provided by the Nominating & Corporate Governance Committee, conducts a self-evaluation at least annually to determine whether it is functioning effectively. Each committee of the Board, under the oversight of the Nominating & Corporate Governance Committee, also conducts a self-evaluation at least annually and reports the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.
The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director who has been serving for at least six months (as of the time of the evaluations) prior to determining whether to recommend him or her to the Board for renomination.
At least every three years (or as otherwise determined by the Nominating & Corporate Governance Committee), the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. These assessments may include both director self-

35	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
assessments and peer assessments. In the years in which a third party conducts such assessments, no evaluation of individual directors against the Statement of Expectations (as described above) will be conducted unless otherwise determined by the chair of the Nominating & Corporate Governance Committee.

Board Experiences, Qualifications, Attributes and Skills
Our Board selected our 14 director nominees based on the belief that each one brings significant experience and expertise that will serve First Horizon well. The breadth of their expertise and their mix of attributes is reflected in the chart and matrix below. See the matrix for a description of each of the categories of skills. Following the matrix is a biographical summary for each nominee of the particular experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held in the past but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank.

Diversity on Our Board
First Horizon values diversity and believes it is important to the effective functioning of the whole organization, from the newest associates to the Board of Directors. This belief is reflected in the diversity of our Board members:
•36% diverse in terms of race, gender or ethnicity
•29% women
•21% ethnically diverse (14% African American, 7% Hispanic)
•14% both women and ethnically diverse
•33% (two) of the standing Board committees led by women

Our Board at a Glance*

10 have experience as a CEO/President	7 have finance or accounting experience	5 have experience in the banking/financial services industry	14 have served as a director or executive officer of another public company	6 have experience in information technology/cybersecurity matters	6 have experience in digital innovation/fintech	10 have experience in human capital management
14 have strategic planning/leadership experience	5 are diverse in terms of race, gender or ethnicity	7 have marketing or retail distribution experience	8 joined the Board within the past 5 years	9 have experience in legal/regulatory/ethics/compliance matters	13 have experience in risk management	6 have experience in environmental matters
*Please see the matrix below for additional information on the scope of each category.

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VOTE ITEM 1—ELECTION OF DIRECTORS
Director Skills and Characteristics Matrix

	Bar- ton	Cas- bon	Comp- ton	David- son	Fen- ster- maker	Jor- dan	Kemp	Map- les	Pal- mer	Reed	Shea	Stew- art	Su- grañ- es	Tay- lor
CEO/President. Experience as CEO, President or similar position at a firm or major operating division.			x	x	x	x	x			x	x	x	x	x
Finance/accounting. Audit company financial expert, CFO, or experience (including oversight experience) in accounting or financial planning and analysis.	x					x		x	x	x	x			X
Banking/financial services industry. Executive experience in banking, investment banking, broker-dealer or insurance.		x				x		x				x		x
Strategic planning/leadership. Experience defining the strategic direction of a business or organization; service in a significant leadership position.	x	x	x	x	x	x	x	x	x	x	x	x	x	x
Public company. Experience as a public company director or executive officer.	x	x	x	x	x	x	x	x	x	x	x	x	x	x
Racial, ethnic or gender diversity. As identified by the director.				x			x		x			x	x
Information technology/cybersecurity. Experience implementing information technology and cybersecurity systems or managing a business in which such systems play a significant role.		X			x	x	x			x				x
Digital Innovation/Fintech. Experience in the use of technology to facilitate business operations and customer service.			X			X		X		X		X		X
Environmental Matters. Experience understanding, evaluating and managing environmental risks and opportunities.		X	X		X		X			X				X
Human Capital Management. Experience in workforce management, compensation, inclusion and diversity efforts, culture, succession planning and talent management.		X	X	X		X		X	X	X	X		X	X
Risk Management. Experience with understanding and managing risk in a large organization.	X	X	X	X	X	X	X	X	X	X	X	X		X
Legal/regulatory/ethics/compliance matters. Experience (including oversight experience) managing legal, regulatory, ethical and compliance risks and obligations.	X	X	X		X	X				X	X	X		X
Marketing/retail distribution. Experience in building and maintaining customer relationships.			x	x		x				x		x	x	x

37	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Nominees for Election

Harry V. Barton, Jr.
Harry V. Barton, Jr. is a certified public accountant, registered investment advisor and an owner of Barton Advisory Services, LLC, Lafayette, Louisiana, an investment advisory firm. Mr. Barton has been a practicing certified public accountant since 1984, for most of that time as the owner of his own accounting firm. He became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 1993.
Skills and Expertise:
•Extensive experience in accounting and tax matters, including audit, review, and compilation of financial statements, the preparation of individual and corporate tax returns, tax planning for business and high net worth clients, and consulting and advising on business mergers and acquisitions
•Knowledge of public company audit, risk and compliance matters due to public company board service
•Louisiana resident with knowledge of the Louisiana market
Prior Public Company Board Service: IBERIABANK Corporation (1993-2020)

Non-Profit Board Service: Serves on the board of a non-profit organization

Certified Public Accountant and Owner, Barton Advisory Services, LLC
Independent director since 2020
Age 68
Committees: •Audit •Information Technology
Audit Committee Financial Expert

John N. Casbon
John N. Casbon retired as Executive Vice President of First American Title Insurance Company, New Orleans, Louisiana, a title insurance company and member of The First American Corporation family of companies, at the end of 2022. He had been associated with First American for over 30 years. Mr. Casbon has also served on the boards of the American Land Title Association, the New Orleans Police Foundation, the LSU Department of Psychiatry Advisory Board, the Louisiana Trooper Foundation, the Business Council of New Orleans and the River Region, the New Orleans/River Region Chamber of Commerce, The New Orleans Advocate newspaper and the Anti-Defamation League. Mr. Casbon became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 2001.
Skills and Expertise:
•Executive experience at a large subsidiary of a public company
•Experience in matters affecting public companies, including finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, environmental matters, civic affairs, government relations, corporate governance and compliance and similar matters
•Knowledge of public company executive compensation, governance, risk and compliance matters due to public company board service
•Louisiana resident with knowledge of the Louisiana market
Prior Public Company Board Service: IBERIABANK Corporation (2001-2020)
Non-Profit Board Service: Serves on the board of a non-profit organization

Retired Executive Vice President, First American Title Insurance Company
Independent director since 2020
Age 74
Committees: •Compensation •Executive •Risk

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VOTE ITEM 1—ELECTION OF DIRECTORS

John C. Compton
John C. Compton is a Partner at Clayton, Dubilier & Rice, a New York-based private equity firm. Prior to 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.
Skills and Expertise:
•Leadership experience at a public company
•Experience in matters affecting public companies, including finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters
•Extensive experience in sales, marketing, operations, digital innovation, environmental matters and general management
•Knowledge of public company governance matters due to public company board service
•East Tennessee resident with knowledge of the east Tennessee market
Prior Public Company Board Service: US Foods Holding Corp. (2015-2018); Pepsi Bottling Group (2008- 2010)
Non-Profit Board Service: Serves on the boards of two non-profit organizations

Partner at Clayton, Dubilier & Rice
Independent director since 2011
Age 61
Committees: •Executive •Nominating & Corporate Governance (chair) •Risk

Wendy P. Davidson
Wendy P. Davidson became the President and Chief Executive Officer and a director of The Hain Celestial Group, Inc. (“Hain Celestial”), an organic and natural products company, on January 1, 2023. Prior to assuming her position with Hain Celestial, she served as the President–Americas for the Performance Nutrition segment of Ireland-based Glanbia plc from November 2020 until December 2022. Ms. Davidson served as President, Away from Home of Kellogg Company from 2013 until 2020. From 2010 to 2013, she served in various senior roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager – Global Customer and Group Vice President – Foodservice Group, culminating in her service as Senior Vice President and General Manager – Prepared Foods.
Skills and Expertise:
• Public company leadership and senior level policy making experience
• Extensive general management experience, including marketing, sales, operations, supply chain, strategic planning, new market development, disruptive business model innovation, crisis management, digital commerce, brand building and commercial execution
• Experience in finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
• Knowledge of public company board matters due to public company board service

Other Current Public Company Board Service: The Hain Celestial Group, Inc. (since 2023)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

President and Chief Executive Officer, The Hain Celestial Group, Inc.
Independent director since 2019
Age 53
Committees: •Audit •Information Technology

39	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

William H. Fenstermaker
William H. Fenstermaker is Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, LLC, Lafayette, Louisiana, a surveying, mapping, engineering, and environmental consulting company that has been serving the oil and gas industry for over 65 years. He has been employed in this capacity since 1971, is responsible for the financial and operational stability of the company and also serves as Chief Risk Officer. Mr. Fenstermaker became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 1990 and was serving as the Chairman of the Board of IBERIA and IBERIABANK at the time of the merger.
Skills and Expertise:
•Extensive general management experience, including finance, operations, information technology/cybersecurity, and risk management and compliance
•Expertise in environmental matters, including coastal protection, flood plain management and air permitting
•Knowledge of public company executive compensation governance matters due to public company board service
•Louisiana resident with knowledge of the Louisiana market
Prior Public Company Board Service: IBERIABANK Corporation (1990-2020)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

Chairman and Chief Executive Officer, C.H. Fenstermaker and Associates, LLC
Independent director since 2020
Age 74
Committees: • Executive (chair) • Nominating & Corporate Governance • Risk (chair)

D. Bryan Jordan
D. Bryan Jordan has served as President and Chief Executive Officer and a director of First Horizon and the Bank since 2008. In 2012, he was elected Chairman of the Board of First Horizon and the Bank as well, and he has served in that position since that time (except for a two-year period from July 1, 2020 to July 1, 2022 pursuant to the provisions of the merger agreement with IBKC). Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.
Skills and Expertise:
•Extensive experience in the banking and financial services industry, including digital innovation/fintech
•Experience in finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
•Knowledge of public company audit and governance matters due to public company board service
Other Current Public Company Board Service: AutoZone, Inc. (since 2013)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

Chairman of the Board, President and Chief Executive Officer of First Horizon Corporation and First Horizon Bank
Director since 2008
Age 61
Committees: • Executive • Risk

40	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

J. Michael Kemp, Sr.
J. Michael Kemp, Sr. is the Founder and CEO of Kemp Management Solutions (“KMS”), a program management and consulting firm based in Birmingham, Alabama. With 30 years in the construction industry, he has managed or built more than $6.8 billion in construction projects. Mr. Kemp founded KMS in January 2011 to provide program management services and consulting on environmental and sustainability matters in the U.S. and Europe to the healthcare, financial, retail, municipal, infrastructure and higher education sectors. Mr. Kemp became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 2019.
Skills and Expertise:
•Extensive general management experience, including finance, operations, information technology/cybersecurity and risk management
•Expertise in environmental matters gained from management of large environmental-related projects and consulting on environmental/sustainability matters
•Knowledge of public company governance matters due to public company board service
•Birmingham resident with knowledge of the Birmingham market
Prior Public Company Board Service: IBERIABANK Corporation (2019-2020)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

Founder and CEO, Kemp Management Solutions
Independent director since 2020
Age 52
Committees: •Audit •Information Technology •Nominating & Corporate Governance

Rick E. Maples
Rick E. Maples retired after 31 years at Stifel, Nicolaus and Company Incorporated (“Stifel Nicolaus”), in 2015 and served as a Senior Advisor to Stifel Financial Corp. (“Stifel Financial”) from 2016 until 2018. Headquartered in St. Louis, Missouri, Stifel Financial is a diversified financial services holding company which conducts business through several subsidiaries. Its primary broker dealer subsidiary is Stifel Nicolaus, which is a full service brokerage and investment banking firm. Mr. Maples joined Stifel Nicolaus in 1984, and in 1991, he became Head of Investment Banking. With Stifel Financial’s acquisition of Legg Mason Capital Markets in 2005, Mr. Maples became Co-Head of Investment Banking for the combined investment bank. In addition, when in 2013 Stifel Financial acquired Keefe, Bruyette & Woods, Inc. (“KBW”), an investment banking firm specializing in investment banking services for the financial services industry, Mr. Maples was named Executive Vice President and Co-Head of Global Investment Banking of KBW. Mr. Maples became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 2016.
Skills and Expertise:
•Understanding of corporate finance, business value, business risk, digital innovation/fintech and strategic decision-making with a focus on the financial services industry
•Experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, and risk assessment, that affect public companies
•Knowledge of public company audit, executive compensation, human capital management and governance matters due to public company board service
Prior Public Company Board Service: IBERIABANK Corporation (2016-2020)

Retired Co-Head of Investment Banking, Stifel, Nicolaus and Company Incorporated
Independent director since 2020
Age 64
Committees: • Compensation (chair) • Executive • Risk

41	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

Vicki R. Palmer
Vicki R. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.
Skills and Expertise:
•Extensive experience in public company finance, risk management, human capital management (including diversity and inclusion) and general administration
•Senior level policy-making experience at a public company
•Knowledge of public company audit, executive compensation, human capital management, and governance matters due to public company board service
Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

President of The Palmer Group, LLC
Independent director since 1993
Age 69
Committees: • Audit (chair) • Compensation • Executive • Risk
Audit Committee Financial Expert

Colin V. Reed
Colin V. Reed is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001.
Skills and Expertise:
•Leadership experience at a public company
•Extensive experience in finance and accounting as well as human capital management, mergers and acquisitions, risk management and compliance, environmental matters, information technology/cybersecurity, digital innovation/fintech, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
•Knowledge of public company matters due to public company board service
•Nashville resident with knowledge of the Nashville market
Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)
Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc.
Independent director since 2006 Lead Director
Age 75
Committees: • Compensation • Executive • Risk

42	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

E. Stewart Shea, III
E. Stewart Shea, III served as the Managing Partner and a member of the board of The Bayou Companies, LLC, New Iberia, Louisiana, a provider of services to the domestic gas pipeline industry and to international markets, from 1994 until 2009, when the majority of the company’s assets were sold in an asset based transaction. Mr. Shea continues to manage the remaining assets of the company and is also actively involved in other investments. Mr. Shea became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 1990 and was serving as the Vice Chairman of the Board of IBKC and IBERIABANK and Co-Chairman of IBERIABANK’s New Iberia Advisory Board at the time of the merger.
Skills and Expertise:
•Extensive general management experience, including finance, operations, human capital management, risk management and compliance, and management of international business activities
•Knowledge of public company executive compensation, human capital management, governance and risk matters due to public company board service
•Louisiana resident with knowledge of the Louisiana market
Prior Public Company Board Service: IBERIABANK Corporation (1990-2020)
Non-Profit Board Service: Serves on the board of a non-profit organization

Private investor
Independent director since 2020
Age 71
Committees: •Compensation •Nominating & Corporate Governance

Cecelia D. Stewart
Cecelia D. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in 2014. She had held that position since 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.
Skills and Expertise:
•Extensive experience in banking and financial services
•Senior level policy-making experience at a public company
•Experience in human capital management, finance and accounting, risk management and compliance, and similar matters associated with running a large division of a public company
•Knowledge of public company audit, executive compensation, human capital management, information technology, digital innovation/fintech and other matters due to public company board service
Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

Retired President of U.S. Consumer and Commercial Banking of Citigroup, Inc.
Independent director since 2014
Age 64
Committees: •Audit •Information Technology (chair)

43	2023 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

Rosa Sugrañes
Rosa Sugrañes was the founder and served as the Chief Executive Officer of Iberia Tiles, Miami, Florida, a ceramic tile distributor, from 1980 until 2012 when the company was sold. She currently serves on the board of directors of Rosa Gres, a manufacturer of ceramic tiles in Barcelona, Spain, and on the board of directors of Sabadell Consumer Finance, a Spanish consumer bank. She was a director of Sabadell United Bank in Miami from 2006 to 2017, and a former Board member and past Chairman of the Federal Reserve Bank of Atlanta, Miami Branch. Ms. Sugrañes became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBKC and First Horizon. She had previously served as a director of IBKC since 2018.
Skills and Expertise:
•Extensive general management experience, including finance, operations, human capital management, risk management, marketing and retail distribution and management of international business activities
•Experience in the banking and financial services industry due to service on bank boards and on the board of the Miami Branch of the Federal Reserve Bank of Atlanta
•Knowledge of public company audit, governance and risk matters due to public company board service
•Florida resident with knowledge of the Florida market
Prior Public Company Board Service: IBERIABANK Corporation (2018-2020)
Non-Profit Board Service: Serves on the boards of two non-profit organizations

Founder and former Chief Executive Officer, Iberia Tiles
Independent director since 2020
Age 65
Committees: •Audit •Information Technology

R. Eugene Taylor
R. Eugene Taylor served until 2020 as the Vice Chairman of the Board of Directors of First Horizon, a position he assumed upon the closing in 2017 of First Horizon’s acquisition of Capital Bank Financial Corp. (“Capital Bank”), a financial services company. He served as Chairman of the Board of Directors and Chief Executive Officer of Capital Bank from 2009 until 2017. Prior to 2009, Mr. Taylor spent 38 years at Bank of America Corporation, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking.
Skills and Expertise:
•Extensive experience in the banking and financial services industry, including digital innovation/fintech
•Experience in finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, environmental matters, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
•Knowledge of public company executive compensation and governance matters due to public company board service
•North Carolina resident with knowledge of the North Carolina market
Other Current Public Company Board Service: DHB Capital Corp. (since 2021) and Sonic Automotive, Inc. (since 2015)

Prior Public Company Board Service: Capital Bank Financial Corp. (2009- 2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

Retired Chairman of the Board of Directors and Chief Executive Officer, Capital Bank Financial Corp.
Director since 2017; independent since 2023
Age 75
Committees: • Executive • Risk

The Board of Directors unanimously recommends that
shareholders vote FOR the election of all director nominees as described in vote item 1.

44	2023 PROXY STATEMENT

VOTE ITEM 2—AUDITOR RATIFICATION
Vote Item 2—Auditor Ratification

Appointment of Auditors for 2023
KPMG LLP audited our annual consolidated financial statements for the year 2022. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2023. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as vote item 2 the ratification of KPMG LLP’s appointment as our auditors for the year 2023, with the recommendation that the shareholders vote for item 2. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2022 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures that comply with applicable federal bank regulatory guidance. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2023, the Board of Directors will consider what course of action would be appropriate.

Auditor Fees Past Two Years
The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2021 and 2022 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.
KPMG Fees Paid 2021-22

Service Type	2021	2022
Audit Fees	$3,535,455	$3,790,000
Audit-Related Fees	115,000	115,000
Tax Fees	—	—
All Other Fees	—	—
Total	$3,650,455	$3,905,000
Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings, and acquisition-related audit procedures.
Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under Audit Fees above. The amount for both years consists of fees for attestation and reports on controls placed in operation and tests of operating effectiveness.
Tax Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning.
All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.
None of the services provided to us by KPMG LLP and described in the paragraphs entitled Audit-Related Fees, Tax Fees and All Other Fees above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

Pre-Approval Policy for Auditor's Services
The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis
(“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to provide services that have been pre-approved

45	2023 PROXY STATEMENT

VOTE ITEM 2—AUDITOR RATIFICATION
in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.
The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. Audit, Audit-related, Tax, and All Other services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.
The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that
shareholders vote FOR the ratification of our auditors under vote item 2.

46	2023 PROXY STATEMENT

VOTE ITEM 3—SAY ON PAY
Vote Item 3—Say on Pay
Say on Pay Vote Last Year
At our 2022 annual meeting, the advisory resolution to approve executive compensation, commonly known as “say on pay”—received a FOR vote of 94% of the shares voted.

Alignment of Pay with Performance
We remain committed to the principle of paying our executives based on their performance and the company’s financial and strategic results. Our compensation policies and practices continue to be designed to align the interests of all of our associates, including our executives, with the interests of our shareholders. As always, we seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Key practices linking performance to compensation include significant weighting of pay mix in favor of awards at risk for financial or market performance, meaningful share retention requirements for executives, and correlation of the payouts of financial performance awards with total returns to our shareholders. A detailed discussion of the executive compensation decisions made by the Compensation Committee, including information on the achievement of key performance indicators directly related to goals established for 2022's annual incentive awards, can be found in the Compensation Discussion & Analysis portion of this proxy statement beginning on page 49.
Say on Pay Resolution
Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2017 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a say on pay vote. The Board recommended and the shareholders approved an annual frequency for the say on pay vote, and the Board subsequently determined that we would in fact conduct a say on pay vote at each annual meeting.
We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

RESOLVED, that the holders of the common stock of First Horizon Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2023 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.
Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that
shareholders vote FOR vote item 3.

47	2023 PROXY STATEMENT

VOTE ITEM 4—SAY ON PAY FREQUENCY
Vote Item 4—Advisory Resolution on Frequency of Say on Pay
Under the rules of the Securities and Exchange Commission, our shareholders will have the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, such as vote item 3 above in this proxy statement. By voting on this vote item 4, shareholders will be able to indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Regardless of the shareholder vote, the advisory vote on named executive officer compensation will occur not less frequently than once every three years in accordance with the rules of the Securities and Exchange Commission.
After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for First Horizon. Therefore, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. However, we understand that our shareholders may have different views as to what is the best approach for First Horizon.
You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, or every three years, or you may abstain from voting when you vote in response to the resolution set forth below.

RESOLVED, that a non-binding advisory vote of the holders of the common stock of First Horizon Corporation to approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related disclosure contained in the proxy statement, be held at the annual meeting of the shareholders, beginning with the 2023 annual meeting of shareholders, (1) every year, (2) every two years or (3) every three years.
Our Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to shareholders for approval at an annual meeting of shareholders. However, because this vote is advisory and not binding on the Board of Directors or First Horizon in any way, the Board may decide that it is in the best interests of our shareholders and First Horizon to hold an advisory vote on executive compensation more or less frequently than indicated by the outcome of this vote. The next vote on how frequently we should seek an advisory vote on executive compensation will take place at the company’s annual meeting of shareholders in 2029.

The Board of Directors unanimously recommends a vote on this vote item 4 FOR the option of "every year" as the frequency with which shareholders are provided an advisory vote on executive compensation as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

48	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Compensation Discussion & Analysis

CD&A Selected Contents
The Compensation Committee of the Board oversees compensation for executives, as discussed under Compensation Committee beginning on page 21 of this proxy statem ent. This CD&A section discusses and analyzes executive compensation decisions made by the Committee related to 2022. Several technical terms are used in this section. A glossary is provided on page 54.
This CD&A section, along with the two compensation sections that follow, focuses on the compensation of five executives plus one former executive. These six are our “Named Executive Officers” or “NEOs” for 2022:
Table CDA.1
2022 NEOs

Name	Position
D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer
Hope Dmuchowski	Senior Executive Vice President—Chief Financial Officer
Anthony J. Restel	President—Regional Banking
David T. Popwell	President—Specialty Banking
Tammy S. LoCascio	Senior Executive Vice President—Chief Operating Officer
Daryl G. Byrd	Former Executive Chairman of the Board

Executive Summary
Key Events Shaping 2022 Pay
In late 2020 and 2021 we re-considered our executive pay structure in light of our merger of equals with IBKC, the resulting expansion of our businesses and footprint, and the related significant changes in our executive and board leadership. In 2022, executive incentives were established recognizing that 2022 would be the first year that the combined company would operate as an integrated enterprise under post-merger leadership.
On February 27, 2022, First Horizon entered into a merger agreement with TD pursuant to which TD will acquire First Horizon. The pending TD acquisition is subject to customary closing conditions, including the receipt of regulatory approvals from U.S. and Canadian regulatory authorities. The pending TD acquisition did not significantly impact ordinary executive compensation decisions in 2022. However, we created a special merger-related company-wide retention program under which significant cash and RSU retention awards were granted during 2022. That program has provided both broad-based and targeted retention incentives throughout our organization. The pending TD acquisition and that program were significant focal points for NEO and Compensation Committee attention in 2022.

The 2022 annual cash incentives for executives focused on pretax earnings and expense control. Goals were created based on the budget for the year. Overall performance was better-than-budget, and the overall annual incentive outcome was 115% of target. While many factors impacted results positively or negatively, we believe the decisive net-positive factor was creating above-budget loan and business growth from regular current and prospective clients in our markets. That this was accomplished while the TD acquisition was pending, and while interest rates were being raised aggressively, we believe was a remarkable feat.
Major details impacting 2022 paint a mixed picture. Negative impacts included: the Federal Reserve aggressively raised interest rates to curb very high inflation, which severely impacted our bond trading and mortgage-related businesses; the economy grew very little and unevenly, while recessionary expectations grew; a substantial group of business loans originated during the COVID pandemic under the now-ended federal PPP program were paid and not replaced; and we experienced

49	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
operational disruptions attendant to fully integrating the FHN and IBKC systems in February, coupled with the pending TD acquisition announced at the end of that month. Positive impacts included: commercial and consumer lending increased (if the PPP run-off is ignored), more than compensating for a steep reduction in mortgage-related lending; our loan margins expanded as lending rates rose faster than deposit rates; and we grew core loans while maintaining strong credit quality.

Pay & Performance Alignment
First Horizon’s compensation policies and practices are designed to align the interests of our executives with those of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. Key practices linking performance to compensation include:
•Significant weighting of pay mix in favor of performance-based pay and equity-based compensation. 60% of the CEO's total direct compensation is at risk for financial performance, and 85% is at risk for financial or market performance.
•Meaningful share retention requirement. Our stock ownership guidelines extend the effective time horizon of our stock awards substantially, requiring executives to hold 50% of net after-tax shares realized from stock awards until retirement after multiple-of-salary minimum ownership levels are attained (increasing to a 75% retention requirement if an executive holds less than the minimum ownership level).
Financial performance goals in 2022 were focused on metrics that management could control and that are meaningful to shareholders' long-term interests in stock value. Specifically:
Table CDA.2
2022 Financial Performance Metrics

2022 Annual Cash Incentive
•Pretax Earnings (PTE) – target payout at budget performance; threshold at 75% of budget, maximum at 125% of budget (60% weight)
•Expense Management – target payout at budget performance; threshold at 104% of budget, maximum at 96% of budget (40% weight)

2022 PSU Long-Term Incentive Award	•ROTCE Rank – target payout at median performance vs KRX index banks over 3-yr period •TSR-rank modifier – ROTCE outcome adjusted based on TSR rank vs KRX banks over 3 yrs
Our strong alignment of pay with performance and shareholder interests is discussed further in Financial Performance Related to Incentives and in CEO Pay & Performance, which immediately follow.
Financial Performance Related to Incentives
Annual Incentive for 2022
2022's annual incentive had two key performance indicators: pretax earnings (PTE) and non-interest expense, both adjusted to exclude merger and certain other expenses and gains. Results are summarized in Table CDA.3.
Table CDA.3
KPIs for 2022 Annual Incentive

KPI	Budget/Goal	Achieved
Pretax Earnings*	$1,101 million	$1,320 million
Non-Interest Expense*	$1,489 million	$1,528 million
*    Adjusted to exclude merger expenses and gains, non-strategic results, and certain other amounts. See Annual Cash Incentive starting on page 55.
PTE results were better than budget, while expense outcomes were worse, blending to a 112% corporate rating before discretionary adjustments. Discretionary adjustments added three percentage points to the calculation, bringing the final corporate rating to 115%. Discretionary adjustments were based largely on these considerations: significant inflationary impacts on expense were not well reflected in the budget; certain efficiency opportunities in the budget were curtailed in compliance with the merger agreement with TD; we achieved the expense-savings goal of $200 million per year associated with the IBKC merger of equals; and controllable loan growth (excluding unavoidable government program run-off and cyclical reduction in mortgage-related lending) was stronger than expected while credit quality remained strong.

50	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
PSUs Vested in 2022
Performance stock units granted in 2019 vested in May 2022. The primary performance goal was our core-segment return on tangible common equity (ROTCE) averaged over the three years 2019-2021, ranked against the ROTCEs of the fifty banks in the KRX regional bank index over the same period. The ROTCE outcome, shown in Table CDA.4, was adjusted based on total shareholder return achieved over three years (March 2019 to March 2022) ranked against the TSRs of the KRX banks.

Table CDA.4
KPIs for 2019 PSUs

KPI	KRX Median	FHN Achieved
Average Core ROTCE over the period 2019-2021	ROTCE = 13.07%	ROTCE* = 18.65%
	Rank = 25th	Rank = 2nd
Perf. = 150%
TSR over the period 3/15/2019 to 3/15/2022	TSR = 29%	TSR** = 59%
	Rank = 25th	Rank = 6th
Perf. = 125%
Overall Performance	150% x 125%	187.5%
*    Following the original grant terms, FHN's ROE was adjusted to exclude merger expenses and gains, changes in accounting standards, and certain other amounts.
**    Approximately 20 TSR percentage points resulted from FHN's dividends, highest in the KRX group in this period.

CEO Pay & Performance
Overview
Early each year, the CEO develops a personal plan that contains financial and strategic goals aligned with the Board-approved company plan for the year. The CEO submits that personal plan to the Committee for review and approval. The Board of Directors also reviews the plan. After the end of each year, the Committee reviews the CEO’s achievement of objectives in his personal plan.
The Compensation Committee considered Mr. Jordan’s significant contributions to our financial results and competitive position when making decisions about his pay for 2022. In each of the past five years, Mr. Jordan has met or exceeded his personal goals. He continues to provide consistent, critical leadership.
Mr. Jordan’s leadership is known throughout the industry. He is a board member of the Bank Policy Institute and a member of the HOPE Global board of advisors and the governing board of Operation HOPE (which strives to provide banking services to financially or socially disadvantaged persons). He has been named CEO of the year by Inside Memphis Business, has been featured as a top-ten CEO in American Banker, and has served as President of the Federal Reserve Board’s Federal Advisory Council, a director of the Federal Reserve Bank of St. Louis, a board member of the American Bankers Association and of the Tennessee Bankers Association, and an executive committee member of the Mid-Size Bank Coalition of America. These associations and recognitions, as well as others outside of banking, reflect well on our company and enhance Mr. Jordan’s connections to the financial services community.
CEO Pay At Risk for Performance
Of the CEO's 2022 total direct compensation, 62% was at risk for market performance of our common stock, and 60% was at risk for financial performance of the company. Combined, 85% of the CEO's TDC was at risk for market or financial performance, or for both, as illustrated in this chart:

51	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Executive & Compensation Changes in 2022
The only significant change within the executive team in 2022 was the planned retirement of Mr. Byrd in July.
The Compensation Committee reviewed executive compensation early in 2022 against peer benchmarked pay levels and components. The Compensation Committee adjusted NEO salary and other pay components upward for 2022 in line with market data available at that time. Mr. Restel and Ms. LoCascio received more substantial pay raises because of new roles they moved into late in 2021. These changes are summarized in Table CDA.5:
Table CDA.5
2022 Total Direct Compensation Changes

NEO	TDC Change %	Principal Change Driver
Mr. Jordan	3.0%	Market data
Ms. Dmuchowski	—%	Market data
Mr. Restel	10.6%	Market data for new position (head of regional banking)*
Mr. Popwell	6.7%	Market data
Ms. LoCascio	41.1%	Market data for new position (chief operating officer)*
Mr. Byrd	2.6%	employment agreement**
*    Mr. Restel had been Chief Operating Officer. Ms. LoCascio had been Chief Human Resources Officer.
**     Mr. Byrd's pay was governed by an employment agreement. After his retirement in July, his salary was discontinued and his annual bonus was pro-rated.

Say on Pay Vote History
Each year, we present to our shareholders an advisory resolution to approve executive compensation. This is commonly known as “say on pay.” We ask our shareholders to approve, on an advisory basis, our executive compensation programs. For nine of the past ten years, our FOR vote has exceeded 90%:
Table CDA.6
Say on Pay Past Ten Years

Year	FOR Vote	Year	FOR Vote
2013	91%	2018	32%
2014	94%	2019	97%
2015	94%	2020	94%
2016	98%	2021	97%
2017	95%	2022	94%

Shareholder Outreach
We are committed to enhancing our corporate governance outreach to engage with, and solicit feedback from, external stakeholders. In 2021, members of management, the Committee's Chair, and our Lead Director met with shareholders representing about 18% of our outstanding common shares. On February 27, 2022, First Horizon entered into a merger agreement with TD pursuant to which TD will acquire First Horizon. The merger agreement with TD limits our ability to change our governance and compensation policies while the TD acquisition remains pending.
As a result, we suspended our usual shareholder outreach activities during the past year.

52	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

Best Practice Policies
Our programs are designed to align with industry best practices, as illustrated in Table CDA.7.
Table CDA.7
Best Practice Policies

	Practices We Employ Include		Practices We Avoid or Prohibit Include
✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓
Majority of executive pay is performance-based (at-risk)
All executive long-term incentives are stock-based and aligned with shareholder interests
Incentive measures reflect outcomes that our executives control and that we believe drive shareholder value
Performance measures emphasize controllable outcomes for which management is accountable
Committee use of independent compensation consultant
Meaningful stock ownership requirements require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met
Double-trigger on change in control features and agreements (CIC event plus qualifying termination)
Clawbacks for certain restatements of financial results or if executive engages in misconduct or fraud
✗ ✗ ✗ ✗ ✗ ✗ ✗
NO tax gross-up features*
NO stock option repricings
NO discount-priced stock options
NO single-trigger change in control plans, awards, or agreements
NO dividends paid on long-term incentive awards until vesting; failure to vest means no dividends
NO employment agreements**
NO hedging transactions allowed in First Horizon stock (e.g., no trading derivatives, no taking short positions, no hedging long positions)

*    An excise tax gross-up feature is grandfathered in certain older change in control severance agreements, but has not been used in new agreements since 2008. Also, change in control and other benefits under certain legacy IBKC arrangements contained or preserved a tax gross-up feature, and we are obligated to honor those for the duration of each contractually binding arrangement.
**    We agreed to retain Mr. Byrd as Executive Chairman for two years after closing the First Horizon/IBKC merger (in July 2020). See Agreements Related to IBKC Merger beginning on page 77 for additional information.

Direct Compensation Components Overview
The major components of executive compensation in 2022 consisted of cash salary, annual cash incentive, and annual long-term incentive (LTI) awards. Regular annual LTI awards for executives in 2022 consisted of PSUs and RSUs.
Table CDA.8 presents an overview of the total direct compensation components for our executives.
Table CDA.8
Direct Compensation Components in 2022

Component	Primary Purpose	Key Features
Cash salary	To provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash incentive	To motivate and reward executives for achieving and exceeding annual performance goals, both company-wide and individual, that support our business strategies.
Key metrics were earnings and merger integration coupled with several other factors, including earnings quality, efficiency, risk management, and individual performance. See Annual Cash Incentive starting on page 55 for details.

Annual LTI awards: PSUs and RSUs	To motivate and reward long-term performance by providing performance and service-vested, equity-based, long-term incentives that reward achievement of specific corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.
PSUs vest based on pre-defined three-year goals relative to an industry index, modified by our TSR ranking within that index over the same period. RSUs vest after three years and are paid in shares of stock. See Long-Term Incentive Awards starting on page 57 for details.

53	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

CD&A Glossary
NEO    Executive officer named in this CD&A
TDC    Total direct compensation (salary, annual cash incentive, & annual long-term incentive awards)
EBP    Executive Bonus Plan
IP    2021 Incentive Plan (long-term incentive awards starting April 2021)
PSU    Performance stock unit award
RSU    Restricted stock unit award; variations include ARSU (regular annual award), BRSU (award granted in lieu of annual cash incentive), and RRSU (targeted retention or other special award)
LTI    Long-term incentive
RSA    Restricted stock award
Full-value award    Any long-term award other than stock options
CIC    Change in control
IBERIA or IBKC    IBERIABANK Corporation
TD    The Toronto-Dominion Bank
TD acquisition    The pending acquisition of First Horizon by TD pursuant to the merger agreement entered into on February 27, 2022
KPI    Key performance indicator
PPNR    Pre-provision net revenues
ROA    Return on average assets
ROE    Return on average equity
ROCE    Return on average common equity
ROTCE    Return on average tangible common equity
TSR    Total shareholder return
EPS    Earnings per share
GAAP     Generally accepted accounting principles
CECL    Current expected credit loss accounting

Pay Components & Decisions

Total Direct Compensation (TDC)
The Committee’s goals are to align target total direct compensation of executives with peer medians, recognizing that individual packages may be higher or lower at any particular time based on individual factors including performance, experience, skills, tenure, and retention needs (see Peer Group & Market Benchmarking beginning on page 59 below).

Salary
Salary is the foundation for all major components of direct compensation: the size of each incentive is a percentage of base salary (see Incentive Mix immediately below). Early each year the Compensation Committee reviews the salaries of the CEO and other executives, considering market data, competitive practices within the industry and the company’s performance.
The salary rates set early in 2022 were based on a review of peer market data for all executive positions other than Mr. Byrd's, who was under an employment agreement. Late-2021 promotions experienced by Mr. Restel and Ms. LoCascio were taken into account. The outcome of that review is summarized in Table CDA.9.
Table CDA.9
NEO Salaries 2022

NEO	2022 Salary Rate	Change %
Mr. Jordan	1,060,900	3.0%
Ms. Dmuchowski	600,000	—%
Mr. Restel	700,000	3.7%
Mr. Popwell	700,000	—%
Ms. LoCascio	650,000	18.2%
Mr. Byrd*	1,184,500	3.0%
*    Mr. Byrd's pay is governed by an employment agreement. His salary was discontinued after his retirement in July.

54	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

Incentive Mix
Key factors considered when incentive target levels are set include the appropriate mix of salary versus pay at risk for financial performance or stock value performance and the mix between short- and long-term compensation. Table CDA.10 shows that the CEO’s regular compensation package is more heavily weighted in favor of financial performance, and more heavily at risk overall, than the other NEOs. This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our peer group, and our compensation philosophy, which endeavors to link a substantial portion of executive pay to performance. For all NEOs, PSUs were 60% of total LTI awards, while RSUs were 40%.
Table CDA.10
2022 Incentive Mix
(at target level, as a percentage of salary)

NEO	Annual Incentive	Long-Term Incentive Awards
		PSUs	RSUs	Total LTI
Mr. Jordan	150%	240%	160%	400%
Ms. Dmuchowski	85%	90%	60%	150%
Mr. Restel	100%	120%	80%	200%
Mr. Popwell	100%	120%	80%	200%
Ms. LoCascio	100%	120%	80%	200%
Mr. Byrd*	124%	215%	143%	358%
*    Mr. Byrd's 2022 annual incentive was pro-rated as a result of his retirement in July 2022. The table ignores pro-rating.

Annual Cash Incentive
In February 2022, the Committee decided to use pretax earnings (PTE) as a key (60% weighting) financial/quantitative driver of annual incentive performance outcomes for 2022. PTE is a performance measure often used by financial industry analysts and regulators in forecasting, modelling, and risk management. The Committee also maintained high focus (40% weighting) on expense management. These decisions are illustrated in Tables CDA.11a through 11c.
Table CDA.11a
2022 Annual Incentive
Factors & Adjustments

Corporate Rating Factors: •Pretax Earnings (PTE) (60%) •Expense Management (40%)
Adjustments: •Corporate Rating Adjustment •Individual Rating

Table CDA.11b
PTE Factor Drivers (60%)

Adjusted PTE	% of Budget	PTE Factor
$1,374 million & above	125% & above	150%
$1,101 to $1,374 million	100% to 125%	100% to 150%
$1,101 million	100%	100% (target)
$826 to $1,101 million	75% to 100%	50% to 100%
below $826 million	below 75%	0%
Table CDA.11c
Expense Factor Drivers (40%)

Adj'd Non-int. Exp.	% of Budget	Expense Factor
$1,429 million & below	below 96%	150%
$1,489 to $1,429 million	100% to 96%	100% to 150%
$1,489 million	100%	100% (target)
$1,489 to $1,549 million	100% to 104%	50% to 100%
above $1,549 million	above 104%	0%

55	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Corporate Rating: PTE (60%)
Pretax earnings is a commonly used measure of overall corporate performance. It reflects all revenues and expenses of the enterprise except for taxes. Although tax expense can be managed to a degree, it can be volatile due to changes in the tax code and rules, all of which are beyond management's control. Early in 2022, the risk of such changes seemed higher than usual.
Corporate Rating: Expense Management (40%)
For many years, with interest rates and loan spreads significantly depressed, loan growth, credit quality, and expense control were key levers we could use to improve results. During the IBKC merger transition years (2020 and 2021), we considered loan growth and credit quality to be paramount given the elevated risks that key talent and key clients might move to another bank and merger-related operational distractions could result in general loss of focus and business. With the IBKC-FHN integration completed early in 2022, and with interest rates and spreads continuing (at that time) to be very low, the Committee believed that expense management needed to be at the forefront again.
Corporate Rating Adjustment
The calculated corporate rating—the outcome of the PTE and expense factors—can be adjusted by the Committee to arrive at a final corporate rating. The adjustment could encompass both quantitative and non-quantitative considerations, including:
•Balanced scorecard results
•Quality of earnings assessment (up to +/–20%)
•Other adjustments, as determined by the Committee
The balanced scorecard process ranks our company relative to peer group companies on various financial measures. The scorecard process uses quantitative financial measures and peer rankings, but is not used in a quantitative manner to determine a specific numerical rating.
For quality of earnings, the Committee intended, among other things, to take account of unusual shortfalls or windfalls in revenues associated with interest rate movements, asset sales, and other uncontrollable or unusual events during the year relative to budgetary expectations.
Individual Rating
In addition to the corporate rating, which applies to all NEOs, the Committee also considers each NEO’s individual performance in determining final results. Each individual rating is based on the Committee’s assessment of personal plan results and any other individual factors the Committee chooses to consider. Individual ratings range from 0% to 150% and are multiplied by the corporate rating to arrive at a final performance percentage.
The CEO’s 2022 personal plan included two major performance groups, both with an over-arching goal of achieving top-quartile long-term performance:
Strategic Priorities (50% weighting)
•Growing our Core
◦Sound, profitable growth in Regional & Specialty Banking segments
◦Support growth by leveraging investments in digital, treasury management, and marketing
•Selective Transformation
◦Materially reduce costs of delivery and simplify processes
◦Increase specialization to drive higher margins
◦Enhance delivery models to increase productivity
•Supporting our People & Communities
◦Be an employer of choice
◦Support our communities through reinvestment and social responsibility
Financial Performance (50% weighting)
•Drive consistent metrics:
◦Financial results
◦Efficiency & productivity
◦Operational execution: lending; fee income; deposit; net charge-offs; new verticals/digital revenues; cost savings; critical talent; ESG/DEI performance; NPS (client loyalty, satisfaction, and enthusiasm score)
•Strong credit quality
•Sound risk management & governance strategy
•Shareholder value creation
Actual individual rating impacts are discussed under Annual Incentive Outcomes below.
Pre-Defined Quantitative Adjustments
The Committee, in setting the performance goals, provided that PTE and other financial performance measures must be adjusted for certain specific items, including changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. Also, the unusual gains and losses recognized for the merger of equals, as required by accounting rules, were adjusted out of budget and performance calculations.

56	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
2022 Annual Incentive Outcomes
Corporate Rating
The final corporate rating for 2022 was 115%. The quantitative and qualitative determinations leading to that result are summarized in Table CDA.12.
Table CDA.12
2022 Corporate Rating

Drivers	Results & Rationales	Rating
PTE (60%) •Outcome: 141%	PTE for 2022, after all required adjustments, was 120% of forecast/budget.	115%
Expense (40%) •Outcome: 70%	Non-interest expense for 2022, after all required adjustments, was 102.4% of forecast/budget. After all discretionary adjustments, non-interest expense was reduced to 101.2% of forecast/budget.
Discretionary Adjustments: •Outcome: +3% pts	Key factors: IBKC systems integration completed; IBKC multi-year cost targets achieved; controllable loan growth was strong; credit quality was strong
Individual Ratings
The Committee determined that each of the five still-active NEOs achieved an individual rating of 100%.
Discretionary Actions Affecting Ratings
The key items the Committee considered in making discretionary adjustments to the expense factor for the 2022 corporate rating, and in approving 2022 individual ratings, were:
•Systems integration related to the First Horizon/IBKC merger was completed without major incident. Total integration expenses (2020-22) were higher than initially budgeted.
•Non-interest expense in 2022 was higher than budget, even after excluding the impacts of certain unexpected inflation-driven increases. However, certain efficiency opportunities in the budget were curtailed in compliance with the merger agreement with TD.
•Taking a multi-year view, in spite of inflation we achieved the $200 million-per-year cost savings rate targeted when we announced the IBKC merger of equals in late 2019.
•Controllable loan growth (excluding unavoidable government program run-off and cyclical reduction in mortgage-related lending) was stronger than expected. In the context of the IBKC systems integration and pending TD acquisition, and with interest rates rising most of the year, this was a remarkable achievement.
•Credit quality and underwriting discipline during the year remained excellent. Provision expense increased, but mainly in line with loan growth and worsening economic expectations.
•Successfully divested our title services business.
None of these items was given any quantitative weight or effect.
2022 Outcomes
Applying these processes and determinations to the target opportunities established early in the year for each NEO led to the outcomes in Table CDA.13.
Table CDA.13
2022 Annual Incentive Outcomes

NEO	Target ($)	Corp. Rating	Indiv. Rating	Incentive Paid ($)
Mr. Jordan	1,591,350	115%	100%	1,830,053
Ms. Dmuchowski	510,000	115%	100%	586,500
Mr. Restel	700,000	115%	100%	805,000
Mr. Popwell	700,000	115%	100%	805,000
Ms. LoCascio	650,000	115%	100%	747,500
Mr. Byrd*	1,468,780	115%	100%	844,549
*    Target bonus is shown for full year. Bonus paid was pro-rated in connection with his retirement in July. See Agreements Related to IBKC Merger beginning on page 77.

Long-Term Incentive Awards
2022 LTI Award Mix
As mentioned above, in 2022, the annual long-term incentive award mix for all NEOs was 60% PSUs, 40% RSUs. The Committee believed that these components provided an appropriate balance between performance and retention.
Further information about each award type is provided in the remainder of this discussion.
Performance Stock Units (PSUs)
Consistent with our philosophy to tie a significant portion of our executives’ pay to our long-term performance and align executives' interests with shareholders', the Committee believes PSUs should comprise a majority of the long-term incentive program. PSU awards vest only if pre-defined goals are achieved over a three-year performance period. The metrics are established at the beginning of each performance period. The Committee approves the performance metrics and goals each year

57	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.
For the 2022 PSUs, payout is based on how we rank relative to the group of banks included in the KBW regional bank index (symbol "KRX"), an objective industry comparator group. We believe these metrics and the relative perspective reflect how shareholders view our performance. Specifically, the vesting percentage of 2022 PSUs will be based on achievement of two metrics:
•Our adjusted ROTCE averaged over the three-year period 2022-24, ranked against the average ROTCE results of the KRX banks.
•A TSR modifier, applied to the ROTCE outcome. Our TSR performance will be ranked against the KRX banks.
Banks that fall out of the KRX index after grant for certain specific reasons (including merger and certain types of de-listing) will not be included in the final peer calculation.
Both rankings will follow our traditional practice: top-quartile performance will results in maximum payout, and bottom-quartile performance will result in zero (ROTCE) payout or minimum (TSR) modification. For the middle quartiles, the percentages are interpolated. The ROTCE percentage (of target) will range from 0% to 150% (with 50% the “threshold” level), the TSR percentage will range from 75% to 125%, and the final payout calculation will multiply the two with equal weighting. Dividends accrue until payment but are paid only to the extent the underlying units vest.

2022 PSU Payout Potential
200%
150%
100%
50%
0%
Payout % of Target
187.5%
100.0%
37.5%
0.0%
75th Percentile
Median
25th Percentile
24th Percentile
FHN Adjusted ROTCE Rank
& TSR Rank vs KRX Banks 2022-24

If the TSR percentage outcome is similar to the ROTCE outcome, the TSR adjustment will amplify the degree to which the overall payout percentage deviates from target. For example, if both percentages are 109%, overall payout will be 119%; if both percentages are 85%, overall payout will be 72%. On the other hand, if one measure is above target and the other is below, the TSR adjustment will moderate the degree to which overall payout will deviate from target. The Committee believes using the TSR modifier in this manner more closely aligns PSU awards with the interests of shareholders.
The adjustments to our ROTCE are the same as the required adjustments associated with the 2022 annual incentive opportunity, discussed earlier under Annual Cash Incentive starting on page 55.
For the 2022 PSUs, the KRX index represented 50 regional banks, a wider range of institutions than those in our peer group used for other purposes. For 2022 PSU awards, the Committee believed that an independently-selected comparator group, like the banks in the KRX index, provided a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors, from an investor perspective. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events that will unfold over a three-year time horizon and cannot be predicted in advance.
Most Recent PSU Performance
The most recent PSUs with final performance determined were granted in February 2019 with a 2019-21 ROTCE performance period, vesting in May 2022. The performance outcome for that award is presented above under Financial Performance Related to Incentives beginning on page 50, especially in Table CDA.4.
Restricted Stock Units (RSUs)
RSUs align executives’ interests with shareholder interests by providing rewards in stock and rewarding for increases in our stock value. These awards also promote ownership and retention through service-based vesting and our stock ownership guidelines. Regular annual RSUs cliff-vest in March three years after grant if the NEO remains employed with the company through the vesting date. Special RSU awards can and often do have longer vesting periods. Like PSUs, RSUs are settled in shares, and dividends accrue during the vesting period. Dividends are paid in cash if and when the award vests.
Special LTI Awards
The Committee occasionally approves special retention awards on a targeted basis, or in connection with a new-hire situation. No NEO received such an award in 2022.
In 2022 First Horizon established a large retention program connected with the pending TD acquisition. Awards were made throughout the company, consisting of cash, RSUs or a combination thereof. No NEO received a TD retention award in 2022.

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Impact of the Pending TD Acquisition on 2022 LTI Awards
Under the merger agreement with TD, the RSUs granted to executives (and all other associates) in 2022 will convert to RSUs in respect of TD shares, but otherwise will continue according to their terms if and when the pending TD acquisition closes. PSUs will be similarly converted. By the terms of the PSUs and our long-standing policy, PSU performance will be set at target (100%) when the acquisition closes, effectively turning the PSUs into time-vesting RSUs that will vest based on continued employment over the remainder of the performance period that applied to the prior PSU award.
The closing of the pending TD acquisition will not in and of itself accelerate 2022 LTI awards. However, the completion of the pending TD acquisition will be a "change in control" for purposes of all outstanding awards and their respective plans. If an award holder experiences a qualifying termination of employment following the change in control, the holder's awards will automatically vest. For additional information see Change in Control (CIC) Arrangements beginning on page 75.
Dividends Related to LTI Awards
For PSUs and RSUs, cash dividends accrue during the vesting period but are paid (without interest) only if and when the award vests. If an award forfeits, dividends also forfeit.
Valuation of LTI Awards
All 2022 long-term incentive awards were based upon the 2022 salary rates and incentive mix discussed above, using our closing stock price on the grant date, February 10, 2022, which was $18.09 per share. See Incentive Mix on page 55 for details.
Compensation Practices & Philosophies
Our compensation programs are designed to attract and retain experienced and talented executives that develop and execute strategic goals driving long-term shareholder value. We recruit from a broad talent pool including other large regional banks as well as other industries. In return, our people may be recruited by competitors, other financial services firms, and firms in other industries. Our executive compensation program is designed to provide pay opportunities that are competitive and enable us to attract and retain top talent. While target pay is designed to be competitive, over 70 percent of our executives’ pay is variable and tied to overall company and individual performance. The mix of fixed and at-risk components, before and after the merger of equals, is examined in the Pay & Performance Alignment section, which begins on page 50.

Peer Group & Market Benchmarking
Peer Benchmarking
The Committee’s independent consultant conducted comprehensive benchmarking of the compensation peer group to provide reference for pay levels as well as program designs for the organization after the IBKC merger. The Committee used this information to set salaries, target incentive opportunities and determine the components of direct compensation for executives. Post-merger, the Committee’s preferences and goals were to set target total direct compensation aligned with peer median, recognizing that individual packages may be higher or lower at any particular time based on individual factors including performance, experience, skills, tenure and retention needs.
Peer Group Composition
To ensure our pay programs are competitive and fair, the Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size and business mix. The Committee uses peer group data to benchmark our executive compensation and to provide context and reference points when setting pay levels.
Our peer group in 2022 reflects regional banks with assets (at year-end 2021) ranging from $54 billion to $211 billion. Our peer banks are shown in Table CDA.14, with First Horizon included for context.

59	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Table CDA.14
Peer Banks for 2022

Rank	Peer	Assets $B
1	Fifth Third Bancorp	211
2	SVB Financial Group	211
3	Citizens Financial Group, Inc.	188
4	KeyCorp	186
5	First Republic Bank	181
6	Huntington Bancshares	174
7	Regions Financial Corporation	163
8	M&T Bank Corporation	155
9	Signature Bank	118
10	Comerica, Inc.	95
11	Zions Bancorporation	93
	First Horizon Corporation	89
12	Popular, Inc.	75
13	People's United Financial*	65
14	East West Bancorp, Inc.	61
15	Synovus Financial Corp.	57
16	CIT Group Inc.*	54
*Acquired in 2022. CIT assets are shown as of 9/30/2021.
Tally Sheets
The Committee uses tally sheets to review executive pay packages and when considering adjustments to executive pay levels and mix. A “sheet” for each executive summarizes all major categories of current and recent direct compensation, including the aggregate retention value and duration of unvested awards. Tally sheets are reviewed in conjunction with peer group market data related to each executive position.

Deferral, Retirement, & Other Benefits
Benefits other than Change in Control
In order to remain competitive in retaining and recruiting talent, we provide retirement and other post-employment benefits that we believe are customary in our industry. Table CDA.15 summarizes the major types of benefits provided to NEOs. Several of these benefits are broad-based, meaning that they are available to most or all full-time associates, and many others are available generally to associates whose compensation levels exceed certain thresholds, regardless of officer status.
Table CDA.15
Non-CIC Benefits Summary

Benefit	Type	Benefit Provided	Further Information
Savings Plan (broad-based)	Tax-qualified defined contribution (retirement savings)	Participants may defer a portion of salary into a fully funded tax-advantaged savings account, up to IRS dollar limits. We provide a 100% match on the first 6% of salary deferred, subject to IRS limits.	Match amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 64, with additional information provided in Table RC.1b and its explanatory notes.
Savings Restoration Plan	Nonqualified deferral	Provides a restorative benefit to savings plan participants whose compensation exceeds IRS limits, as if the savings plan were not subject to those limits.
Restoration match amounts for the NEOs are included with savings plan match amounts; see the row above. Match amount and withdrawal information is provided under Nonqualified Deferred Compensation Plans beginning on page 73.

Deferred Compensation Plan	Nonqualified deferral	Participants may defer payment of a portion of salary, annual incentive, and other cash compensation. Taxation deferred until paid; no company match. Plan pays at-market returns indexed to the performance of certain mutual funds selected by the participant.	Deferral and withdrawal information for the NEOs, along with other plan information, is provided under Nonqualified Deferred Compensation Plans beginning on page 73.
Pension Plan (broad-based)	Tax-qualified defined benefit (retirement)	Participants earned a defined retirement benefit dependent mainly on salary level (up to IRS limits) and tenure. The plan was closed to new hires after August 31, 2007; the benefit was frozen at year-end 2012. Of the NEOs, only Messrs. Jordan and Popwell participate.
Pension benefit information for the NEOs, along with other plan information, is provided under Pension Plans beginning on page 72. Any change in pension value for the NEOs is included in column (h) of the Summary Compensation Table on page 64 and the related note.

Pension Restoration Plan	Nonqualified defined benefit (retirement)	Provides a restorative benefit to pension plan participants. The two plans work together as if the IRS limits did not exist.	Restoration benefits and value changes are included with those of the pension plan; see the row above.

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)

Benefit	Type	Benefit Provided	Further Information
Health & Welfare Programs (broad-based)	Cafeteria benefit program	Associates may elect annually to participate in several programs such as health and dental insurance, vision, dependent care, etc. We provide an allowance for this purpose based on salary, tenure, and certain wellness incentives, subject to IRS limits. A participant may elect to use any leftover allowance for the savings plan.	The amounts of these broad-based benefits for the NEOs are not reported in other tables or charts of this proxy statement, except that any savings plan contributions made by the company are reported as part of the match amounts. See the Savings Plan row above.
Survivor Benefit Plan	Death benefit	Provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 64, with additional information provided in Table RC.1b and its explanatory notes.
Executive Disability Program	Disability benefit	The executive benefit cap is $25,000 per month. An executive may elect to purchase, with personal funds, an additional disability benefit of up to $5,000 per month. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 64, with additional information provided in Table RC.1b and its explanatory notes.
Other	Miscellaneous	We provide items customary in our industry, including financial counseling, an executive charitable gift match program, executive home security, limited usage of corporate aircraft, and executive wellness.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 64, with additional information provided in Table RC.1b and its explanatory notes.
Change in Control (CIC) Benefits
The financial services industry experiences periods of significant consolidation separated by periods of modest activity. Merger activity abated substantially following the last recession, but (excluding the four largest U.S. banks) resumed several years ago. Although this industry pattern has created substantial business opportunities for us and others, it also has created substantial personal uncertainties for associates. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.
We have CIC severance agreements with Messrs. Jordan and Popwell. These are not employment agreements. They provide benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided under the caption CIC Severance Agreements within the Change in Control (CIC) Arrangements section, which begins on page 75.
The primary objective of our CIC severance agreements is to allow us to compete for executive talent during normal times, mitigating the personal risk that a CIC would present. If a CIC situation arises, the agreements also provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.
The IBKC merger of equals was a CIC transaction under our executive CIC severance agreements, as well as under legacy IBKC’s similar agreements. Mr. Jordan, Mr. Popwell, and Ms. LoCascio signed letter agreements with us waiving their right to treat the IBKC transaction and related events as a benefit trigger under their CIC severance agreements. Each of the NEOs from legacy IBKC also signed letter agreements confirming the benefits under their legacy agreements with IBKC. Additional information about the letter agreements is provided under the caption Agreements Related to IBKC Merger beginning on page 77.
In 2021, our Board of Directors adopted a new Executive Change in Control Severance Plan (the “CIC Plan”). We stopped offering new individual CIC severance agreements, and began offering participation in the CIC Plan instead, to selected executives. Each legacy CIC severance agreement will remain in place unless the executive is invited to participate in the CIC Plan and agrees to switch. Several legacy First Horizon CIC agreements remain in place, including those of Messrs. Jordan and Popwell. We expect the CIC Plan to supplant the agreements by attrition over time.
The CIC Plan offers benefits similar to the individual agreements described above and is used for the same purposes: to allow us to compete for executive talent during normal times and to provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions. Ms. Dmuchowski, Mr. Restel, and Ms. LoCascio became participants in the CIC Plan in 2021. Additional information about the CIC Plan is provided under the caption CIC Severance Plan within the Change in Control (CIC) Arrangements section, which begins on page 75.
Under many of our programs, a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event results in termination of employment.

61	2023 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Clawback Policy & Practices
Performance compensation under our executive bonus programs, long term incentive awards, or otherwise that is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy.
Additional clawback provisions apply to most types of stock awards if certain misconduct occurs, such as fraud or solicitation; if grant or payment of an award is based on erroneous financial data; or if employment is terminated for cause. The look-back period for recovery for stock awards is two years after vesting.

Compensation Governance
Stock Ownership Guidelines
Under our stock ownership guidelines, all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% if the person fails to meet certain minimum stock ownership levels. For each person, the retention requirement applies during the rest of their career with us, although executives who reach age 55 are permitted to sell shares held at least three years to diversify ahead of retirement. Supportive of the guidelines, a separate policy prohibits hedging our stock.
The CEO’s minimum ownership level under the guidelines is six times cash salary, as is the Executive Chairman’s. The minimum levels for the other named executives are two or three times their respective cash salaries, depending upon position. For this purpose, shares owned outright, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.
We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to strongly link the interests of our executives with those of our shareholders.
Guideline ownership levels are assessed annually in the third quarter. In the 2022 assessment, all active NEOs except Ms. Dmuchowski exceeded guideline ownership levels, and all complied with the retention requirement. Ms. Dmuchowski was hired in late 2021.
Compensation Consultants
For 2022, the Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide analysis and advice on all executive and director compensation-related matters, including peer group development, market benchmarking, trends and best practices, and incentive program design. Among other things, Meridian assisted the Committee in its reviews of compensation program actions recommended by management in 2022.
Key engagement items were:
•Review and discuss written Committee materials in preparation for meetings
•Confer with the Committee chair and management regarding compensation matters
•Regularly meet with the Committee
•Provide observations on current external trends and developments
•Advise the Committee regarding executive programs for annual cash incentives and long-term equity awards approved during and for 2022
•Advise the Committee regarding current peer and market practices related to annual incentive, long-term incentive, and change in control plans and programs
•Advise the Committee regarding the new executive change in control plan
•Assist the Committee in preparing for shareholder outreach and engagement
The Committee determined that Meridian is independent and has no other relationships with the Company or management.
Additional information concerning our use of compensation consultants appears under the caption Use of Consultants, which begins on page 23.
Management Role
Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management provides information and presents recommendations to the Committee for approval. The CEO provides recommendations to the Committee related to executives reporting to him. No member of management, including the CEO, is a participant in the meeting(s) during which his or her pay is discussed. The Committee regularly meets in executive session without management.
Tax Deductibility
In 2017 and earlier years, section 162(m) of the U.S. Internal Revenue Code generally disallowed a tax deduction to public companies for compensation

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation was not, however, subject to the deduction limit.
In 2017 Congress repealed the performance-based exception, applicable starting with 2018’s awards. As a result, section 162(m) has not played a significant role in structuring executive compensation awards since 2017.
Transition provisions apply to qualifying awards that were outstanding when repeal occurred. Deductibility generally is preserved if those awards run their course as granted. One award, from 2016, remains outstanding and subject to the old rules.

Compensation Committee Report
The Compensation Committee Report is provided under the caption Compensation Committee Report at the end of the Board Committees—Compensation Committee discussion, which begins on page 21 of this proxy statement.

63	2023 PROXY STATEMENT

RECENT COMPENSATION
Recent Compensation
This Recent Compensation section provides detailed information about the compensation paid to our NEOs in 2022. This section should be read in conjunction with the immediately preceding Compensation Discussion & Analysis section.

Summary Compensation Table
The amounts shown in the Summary Compensation Table include all compensation earned by our NEOs for 2022, including amounts deferred by those persons, for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years are also included. Additional compensation information is provided in the remainder of this section. No NEO who served as a director was separately compensated as a director.

Table RC.1
Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
D.B. Jordan Chairman, President, & CEO	2022	1,060,900	—	4,243,600	—	1,830,053	—	103,216	7,237,769
	2021	1,030,000	—	4,815,250	—	1,545,000	868,537	155,709	8,414,496
	2020	1,037,538	—	2,000,000	292,327	1,236,000	893,748	120,575	5,580,188
H. Dmuchowski [1] SEVP & Chief Financial Officer	2022	600,000	—	900,000	—	586,500	—	307,263	2,393,763
	2021	57,692	—	375,000	—	500,000	—	6,100	938,792
A.J. Restel [2,3] President—Regional Banking	2022	700,000	—	1,400,000	—	805,000	—	66,564	2,971,564
	2021	675,000	—	2,485,000	—	725,000	—	55,252	3,940,252
	2020	326,000	—	—	—	540,000	—	8,770,954	9,636,954
D.T. Popwell President—Specialty Banking	2022	700,000	—	1,400,000	—	805,000	—	98,428	3,003,428
	2021	700,000	—	1,540,000	—	700,000	—	124,012	3,064,012
T.S. LoCascio SEVP & Chief Operating Officer	2022	650,000	—	1,300,000	—	747,500	—	85,524	2,783,024
D.G. Byrd [2,4] former Executive Chairman of the Board	2022	597,381	—	4,243,600	—	843,956	—	5,484,668	11,169,605
	2021	1,150,000	—	4,791,250	—	1,425,000	—	1,646,253	9,012,503
	2020	552,885	—	—	—	1,140,000	—	23,148,573	24,841,458
1    Ms. Dmuchowski joined First Horizon in November 2021. She did not receive annual stock awards for 2021, but did receive a retention award of RSUs as an inducement to join us. See Dmuchowski Offer Letter beginning on page 79.
2    Messrs. Restel and Byrd joined First Horizon on July 1, 2020, when First Horizon’s merger with IBKC was completed. Compensation granted or paid by IBKC before the merger closing is not included in this table. Specifically, 2020 salary is shown starting July 1; no stock awards were granted by First Horizon to these executives in 2020 after the merger closed; and non-equity incentive compensation (plan-based cash bonus) is included for the entire year 2020 since First Horizon paid bonus for both halves of the year after the merger closed. All Other Compensation generally includes only amounts paid after closing the IBKC merger; included in that total are change in control benefits under agreements with IBKC that were vested and deferred after the merger closed.
3    Late in 2021, Mr. Restel received a special retention award of RSUs connected with his promotion to President—Regional Banking, with a grant date value of $1,000,000.
4    Mr. Byrd's planned retirement started two years after the IBKC merger closed, in July 2022. See Byrd Letter Agreements under the caption Agreements Related to the IBKC Merger beginning on page 77. Mr. Byrd's salary stopped at retirement, and his 2022 non-equity incentive compensation (plan-based cash bonus) was pro-rated. Mr. Byrd became a consultant after retirement, in accordance with his employment agreement. His consulting fees earned in 2022 are included in column (i).

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RECENT COMPENSATION
Explanations of certain columns follow:
Col (c) Salary. Cash salary is shown in full, whether or not deferred. Ms. Dmuchowski's salary started in November 2021. Mr. Byrd's salary stopped in July 2022.
Col (d) Bonus. Column (g) shows the annual cash incentive awards for each year under our bonus plan for executive officers, to the extent earned. Column (d) reports discretionary off-plan bonuses, if any. No NEO received a Col (d) bonus for any of the years shown.
Cols (e)-(f) Grant Date Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting methods applicable to our financial statements, with no discount for the risk of forfeiture. The grant date values ignore future changes in our stock price and are shown based on target (100%) performance for the PSUs. The actual values realized by an award holder are likely to differ substantially from the grant date values shown in Table RC.1.
Col (e) Stock Awards. Column (e) includes the accounting grant date values of RSU and PSU awards granted by First Horizon during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable accounting rules.
Col (e) Regular PSUs. PSUs are performance based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e) and may be zero. PSUs also have a service-vesting requirement. For the years shown, PSU performance depends upon our adjusted ROTCE ranking relative to certain peer banks during the performance period, and a total shareholder return (TSR) modifier, also measured against peers. PSUs will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. PSUs settle with shares rather than cash. In column (e), PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are substantially less than the possible payouts if all performance conditions are maximally achieved. The following table provides a summary of the maximum payouts of the PSU awards for each NEO based on our stock values on the respective grant dates.
Table RC.1a
Maximum Dollar Values of PSUs
(Based on Share Price at Grant Date)

	Year Granted
Name	2020	2021	2022
Mr. Jordan	3,129,359	4,635,000	4,774,030
Ms. Dmuchowski	*	*	1,012,475
Mr. Restel	*	1,328,883	1,574,983
Mr. Popwell	*	1,378,101	1,574,983
Ms. LoCascio	*	*	1,462,475
Mr. Byrd	*	4,668,749	4,774,030
*    Did not receive a PSU award that year, or year is omitted from Table RC.1.
Col (e) Regular RSUs. The annual equity award package includes RSUs which vest in three years and settle in shares.
Col (e) 2020 Annual Incentive RSUs granted in 2021. The Committee significantly reduced the cash incentive paid for the 2020 bonus year and correspondingly increased the 2021 RSU awards.
Col (e)-(f) Retention Awards. On occasion special retention awards are made to selected individuals based on a targeted need. No special retention awards were granted by First Horizon to NEOs in 2022, and none are included in any row for an earlier year except for an award to Mr. Restel in 2021 when he was promoted to his current position. Ms. Dmuchowski's 2021 stock awards were required by her employment offer letter when she was hired late that year.
Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.
Col (g) Annual Plan-based Cash Bonus Awards. This column shows the annual plan-based bonus earned for each year. For the first half of 2020, bonuses were set up in a manner similar to earlier years, but the COVID pandemic, and management’s responses to it, made the budget-driven grids useless as tools to measure management achievement. Also, in 2021 RSUs were granted to the NEOs in lieu of a portion of 2020 plan-based bonuses; Col. (g) reports only the cash paid. For the second half of 2020, bonuses were based on similar criteria, using pre-provision net revenue instead of pretax earnings. For 2021, bonuses were based upon achievement in the following areas: pre-set levels of adjusted annual pre-provision net revenue; merger integration; credit quality; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other

65	2023 PROXY STATEMENT

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measures. For 2022, bonuses were based upon achievement in the following areas: pre-set levels of adjusted annual pretax earnings; expense control; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures.
Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new associates in 2007; among the NEOs, only Mr. Jordan and Mr. Popwell participate. Pension benefits were frozen in 2012. Incremental changes in actuarial pension values occur after 2012 mainly due to changes in discount rates, mortality tables, and life expectancy due to the passage of time. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.
Col (i) All Other. Elements of “All Other Compensation” for 2022 consist of the following:
Table RC.1b
All Other Compensation (Col.(i)) for 2022

	(i)(a)	(i)(b)	(i)(c)	(i)(d)	(i)(e)
Name	Perqs. & Other Personal Benefits $	401(k) & Savings Restor. Match $	Life Insur. Prem. $	Tax Reim- burse- ments $	Other $
Mr. Jordan	31,935	63,930	7,352	—	—
Ms. Dmuchowski	174,822	3,738	3,702	—	125,000
Mr. Restel	20,288	42,150	4,126	—	—
Mr. Popwell	52,726	42,000	3,702	—	—
Ms. LoCascio	42,889	38,608	4,027	—	—
Mr. Byrd	31,628	35,843	11,391	14,530	5,391,276
Explanations of certain columns in Table RC.1b follow:
Col (i)(a) “Perqs. & Other Personal Benefits” includes the following types of benefits: Flexible Dollars, Financial Counseling, Disability Insurance, Charitable Match, Aircraft Usage, Club, Auto, and Security. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Charitable Match” includes gifts made by First Horizon Foundation to match qualifying gifts made by an executive under our executive gift match program. “Security” includes security alarm expenses. “Aircraft Usage” represents imputed income to the executives when spouses accompany them on business trips using non-commercial aircraft, or direct incremental cost to us when the executive uses such aircraft for non-business trips. We estimate direct incremental cost of aircraft usage based on average operating cost (which includes direct costs such as fuel, maintenance, and landing fees) per flight hour or, in the case of chartered aircraft, based on the cost of the charter. This column also includes imputed taxable income from our company-wide wellness program and the cost of participating in an executive health program. The remaining types of benefits apply only to the NEOs who joined us in 2020 from IBKC, and reflect continuations of IBKC’s practices: “Club” includes dues and other expenses associated with social or recreational club membership; and “Auto” represents an automobile allowance.
Col (i)(b) “401(k) & Savings Restor. Match” represents our matching contribution to our 401(k) savings plan and to the related savings restoration plan. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).
Col(i)(c) “Life Insur. Prem.” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or one times final salary upon death after retirement.
Col (i)(d) “Tax Reimbursements” represents income and other taxes levied on former IBKC NEOs which we reimbursed after the IBKC merger closed. Reimbursed taxes primarily related to change in control benefits associated with legacy IBKC’s contracts with each executive, which benefits primarily included a cash benefit (see col. (i)(e)) and acceleration of stock awards. Reimbursement also included taxes on certain perquisites, which was a legacy IBKC practice continued by First Horizon for a transition period following the merger, except for Mr. Byrd, who is entitled to receive this benefit for a longer period in accordance with our agreement with him. See Byrd Letter Agreements within the section captioned Agreements Related to IBKC Merger, which begins on page 77, for additional information.
Col (i)(e) "Other" represents: (i) new-hire cash retention award payment required by Ms. Dmuchowski's offer letter; and (ii) for Mr. Byrd, (a) the 2022 portion of a cash integration and continuity award which was contractually promised in connection with the IBKC merger, and (b) fees paid to Mr. Byrd under the post-employment provisions of his employment agreement. See Dmuchowski Offer Letter beginning on page 79, and Byrd Letter Agreements under the caption Agreements Related to IBKC Merger beginning on page 77.

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Grants of Plan-Based Awards
Table RC.2 provides information about the annual cash incentive opportunity established for, and the grants of PSUs and RSUs during, 2022. In this table each annual incentive opportunity is considered a “Non-Equity Incentive Plan Award” in columns (c) through (e) and is noted as "Cash"; PSUs are considered to be “Equity
Incentive Plan Awards” in columns (f) through (h); and RSUs are shown as “All Other Stock Awards” in column (i). Each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is zero. No stock options were granted to any NEO in 2022.
Table RC.2
Awards Granted in 2022

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
NEO	Award	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mr. Jordan	Cash	2/10	795,675	1,591,350	2,387,025
	PSU	2/10				52,780	140,749	263,904
	RSU	2/10							93,833
Ms. Dmuchowski	Cash	2/10	255,000	510,000	765,000
	PSU	2/10				11,193	29,850	55,968
	RSU	2/10							19,900
Mr. Restel	Cash	2/10	350,000	700,000	1,050,000
	PSU	2/10				17,412	46,434	87,063
	RSU	2/10							30,956
Mr. Popwell	Cash	2/10	350,000	700,000	1,050,000
	PSU	2/10				17,412	46,434	87,063
	RSU	2/10							30,956
Ms. LoCascio	Cash	2/10	325,000	650,000	975,000
	PSU	2/10				16,168	43,117	80,844
	RSU	2/10							28,745
Mr. Byrd [1]	Cash	2/10	733,875	1,467,750	2,201,625
	PSU	2/10				52,780	140,749	263,904
	RSU	2/10							93,833
1    Mr. Byrd's planned retirement started two years after the IBKC merger closed, in July 2022. See Byrd Letter Agreements under the caption Agreements Related to IBKC Merger beginning on page 77. Mr. Byrd's 2022 non-equity incentive compensation was pro-rated. That reduction (of approximately one-half) is not reflected in this table.

Explanations of certain columns follow:
Col (b) Grant Date. An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.
Cols (c)-(e) Plan-based Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2022 for annual cash incentive (bonus) opportunities for each NEO. Details about the opportunities, their goals, and their limitations are discussed in Annual Cash Incentive beginning on page 55.
The information in columns (c)-(e) shows bonus opportunities. Information concerning bonuses actually earned for 2022 is shown in column (g) of the Summary
Compensation Table and in Annual Cash Incentive, beginning on pages 64 and 55, respectively.
Cols (f)-(h) Stock Incentives. The performance requirements for the 2022 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table (RC.1) above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 37.5% (col (f)) to 100% (col (g)) to 187.5% (col (h)) of target levels. See Performance Stock Units within the section captioned Long-Term Incentive Awards, which begins on page 57, for additional information. The 2022 PSUs are scheduled to vest on May 12, 2025 if threshold performance is achieved.

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RECENT COMPENSATION
Col (i) Other Stock Awards. Column (i) shows regular annual RSUs granted in 2022.
Cols (j)-(k) Stock Options. No stock options were granted to any NEO in 2022.
Col (l) Grant Date Fair Values. Column (l) reflects the accounting value of the awards shown in columns (g), (i)
and (j). Our stock price on the grant date, February 10, 2022, was $18.09 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 64.

Supplemental Compensation Disclosures
For information about the rationale behind, sizing of, and other aspects of the major compensation elements, see Pay Components & Decisions beginning on page 54.
The vesting and expiration schedules of equity-based awards granted in 2022 are as follows:
•PSUs vest on May 12 three years after grant if goals are achieved at the 37.5% payout level or greater.
•RSUs vest on March 2 three years after grant.
Vesting information related to all equity awards held by the NEOs at year-end appears under the heading Awards Outstanding at Year-End beginning on page 69, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, retirement, and qualifying termination after a change in control. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption Change in Control (CIC) Arrangements on page 75; see also Impact of Pending TD Acquisition on Awards immediately below.
Dividends or dividend equivalents accrue at normal declared rates on most full-value (non-option) stock awards; RSAs granted under a legacy IBKC plan pay dividends as they are paid to all shareholders. Stock options have no dividend or equivalent accruals. Accrued dividends and equivalents are paid at vesting or forfeit if the award is forfeited.
The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. A supplemental feature allows the holder to elect withholding at the maximum tax rate instead. Options have no mandatory or supplemental tax feature. We do not re-use, in new grants, shares withheld to cover taxes.
The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. No 2022 executive awards contained a deferral requirement at grant.
Impact of Pending TD Acquisition on Awards
Many disclosures in this Recent Compensation section and elsewhere in this proxy statement describe vesting dates, expiration dates, performance requirements, and other information concerning outstanding awards of various types. Those descriptions apply fully if the pending TD acquisition is not consummated. The pending TD acquisition, when and if consummated, will constitute a "change in control" of First Horizon for purposes of all outstanding awards and their respective plans. The impact of that event on awards is summarized below:
•The pending TD acquisition will not accelerate long-term full-value awards granted to employees under the 2021 Incentive Plan or any legacy First Horizon plan. However, a later qualifying termination of the holder's employment will result in accelerated vesting of equity awards. A qualifying termination is generally a dismissal by the company without cause, or resignation by the employee with good reason, within a protected period (two or three years, depending upon the plan) after the acquisition closes.
•The pending TD acquisition will accelerate the vesting of all long-term full-value awards granted under any legacy IBKC plan and all RSUs held by First Horizon non-employee directors.
•PSUs and any other performance-based long-term awards will have performance set at "target," or 100%, except for the 2020 awards.
•The primary performance period for the 2020 PSUs (2020-2022) ended before the pending TD acquisition closed, and performance will be set at the higher of target or actual. The 2020 PSUs also have a TSR adjustment feature. The TSR performance period ends in mid-March 2023; TSR performance also will be set at the higher of target or actual if the pending TD acquisition closes after that period ends.
•All long-term full-value awards that are not accelerated will convert from awards covering First Horizon shares to awards covering TD shares, and upon vesting will be settled in TD shares. The number of shares will be adjusted to reflect the different

68	2023 PROXY STATEMENT

RECENT COMPENSATION
values per share, so that each award overall maintains the same value.
•All full-value awards that have vested previously and that are in a deferral period will convert from First Horizon shares to TD shares and will remain in deferral.
•Our merger agreement with TD provides that all stock options will be canceled when the pending TD acquisition closes. Option holders will be paid, in cash, the spread between the acquisition price and the option exercise price. Options having a negative spread will be canceled without payment.
•Annual cash incentive (bonus) awards for 2022 have been determined and paid, and will not be impacted by consummation of the pending TD acquisition.
The summary above generally outlines the impact of the pending TD acquisition on awards under their terms and the terms of their plans, as modified in some cases by our merger agreement with TD. Except for Mr. Byrd, our NEOs participate in our executive change in control severance programs, which can provide additional benefits to them if they experience a qualifying termination of employment following the pending TD acquisition. See Change in Control (CIC) Arrangements beginning on page 75 for additional information.

Awards Outstanding at Year-End
Table RC.3 provides information about stock options, all types of restricted stock and stock units, and all performance stock awards (at target levels) held at
December 31, 2022 by the named executive officers. Values are based on our market price at year-end, $24.50 per share.

Table RC.3
Outstanding Equity Awards at Fiscal Year-End 2022

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
NEO	Number of Securities Underlying Unexer-cised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that have not Vested (#)	Market Value of Shares or Units of Stock Held that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Mr. Jordan	137,249	—	—	11.62	3/2/2023
	110,871	—	—	19.73	3/2/2024
	120,385	—	—	18.69	3/2/2025
	87,492	29,163	—	15.43	3/2/2026
	62,894	62,892	—	15.90	3/2/2027
						276,945	6,785,153	560,955	13,743,398
Ms. Dmuchowski [1]	—	—	—			42,490	1,041,005	29,850	731,325
Mr. Restel [1]	—	8,182	—	16.01	1/9/2030
						154,737	3,791,057	92,307	2,261,522
Mr. Popwell	—	12,475	—	15.43	3/2/2026
	—	25,535	—	15.90	3/2/2027
						95,826	2,347,737	122,417	2,999,217
Ms. LoCascio [1]	—	3,686	—	15.43	3/2/2026
	—	8,806	—	15.90	3/2/2027
						97,919	2,399,016	84,952	2,081,324
Mr. Byrd	1	—	—	18.68	1/1/2023
						290,201	7,109,925	301,914	7,396,893
1    Includes a new-hire award to Ms. Dmuchowski (22,590 shares), and major-promotion awards to Mr. Restel (59,594 shares) and Ms. LoCascio (29,797 shares), all granted in 2021.

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RECENT COMPENSATION
Explanations of certain columns in Table RC.3 follow:
Col (c) Unvested Options. Column (c) reports unvested stock options. The vesting dates of options reported in column (c) are summarized in Table RC.3a:
Table RC.3a
Stock Options Unvested at Year-End

Grant Date	Vesting Date	Mr. Jordan	Ms. Dmuchowski	Mr. Restel	Mr. Popwell	Ms. LoCascio	Mr. Byrd
2/11/2019	3/2/2023	29,163	—	—	12,475	3,686	—
1/9/2020	1/9/2023	—	—	8,182	—	—	—
2/19/2020	3/2/2023	31,446	—	—	12,767	4,403	—
	3/2/2024	31,446	—	—	12,768	4,403	—

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes RSUs and RSAs unvested at year-end. Numbers represent units or shares, respectively. The vesting dates of those awards are shown in Table RC.3b:
Table RC.3b
RSUs & RSAs Unvested at Year-End

Grant Date	Award Type	Vesting Date	Mr. Jordan	Ms. Dmuchowski	Mr. Restel	Mr. Popwell	Ms. LoCascio	Mr. Byrd
1/9/2020	RSA	1/9/2023	—	—	13,944	—	—	47,421
2/19/2020	RSU	3/2/2023	31,446	—	—	12,767	4,402	—
2/11/2021	ARSU	3/2/2024	106,666	—	30,582	31,715	21,359	107,443
	BRSU	3/2/2024	45,000	—	19,660	20,388	13,616	41,504
10/26/2021	RRSU	10/26/2024	—	—	19,864	—	9,232	—
	RRSU	10/26/2025	—	—	19,864	—	9,232	—
	RRSU	10/26/2026	—	—	19,866	—	9,233	—
12/6/2021	RRSU	12/6/2024	—	7,530	—	—	—	—
	RRSU	12/6/2025	—	7,530	—	—	—	—
	RRSU	12/6/2026	—	7,530	—	—	—	—
2/10/2022	RSU	3/2/2025	93,833	19,900	30,956	30,956	28,745	93,833
Col (i) Performance Equity Awards. Column (i) of Table RC.3 reports PSU awards and a special retention stock unit award that are outstanding at year-end. The performance periods and target numbers of units for those awards are shown in Table RC.3c. Awards are reported in units at target levels. For the PSUs, the maximum is 187.5% of target. For the special retention award granted in 2016, the maximum is 100%; that award pays if the total shareholder return value of a share of stock is at least $11.63 on the seventh anniversary of grant.

Table RC.3c
Performance Equity Awards Unvested at Year-End
(Stock Units at Target Levels)

Grant Date	Performance Period	Mr. Jordan	Ms. Dmuchowski	Mr. Restel	Mr. Popwell	Ms. LoCascio	Mr. Byrd
2/11/2016	2/2016 to 2/2023	155,238	—	—	—	—	—
2/19/2020	2020-22	104,968	—	—	28,411	9,797	—
2/11/2021	2021-23	160,000	—	45,873	47,572	32,038	161,165
2/10/2022	2022-24	140,749	29,850	46,434	46,434	43,117	140,749

70	2023 PROXY STATEMENT

RECENT COMPENSATION
Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values ($24.50/share) of the awards reported in columns (g) and (i), respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.

Awards Exercised & Vested
Table RC.4 shows stock options exercised by the NEOs along with stock awards that vested during 2022.
The value realized on exercise of options is the pretax difference between the market value on the exercise date and the option price, multiplied by the number of options exercised. Option awards have no dividend feature.
Stock awards consist of RSUs and PSUs granted in 2019, all of which are paid in stock, as well as RSAs granted in 2020 by legacy IBKC before the First Horizon/IBKC merger closed. The dollar values shown for the stock awards are based on market prices of our stock on the respective vesting dates plus, for RSUs, accrued cash dividend equivalents. RSAs pay no dividends or equivalents at vesting, but instead have a pay-as-you-go dividend feature. All amounts are pretax; withholding and other taxes are ignored.
Of the stock award amounts shown in the table, the portions associated with PSUs are: Jordan, 178,536 shares and $4,204,522; Popwell, 50,916 shares and $1,199,071; and LoCascio, 15,043 shares and $354,263. The other NEOs had no PSU vestings.

Table RC.4
Options Exercised & Stock Awards Vested During 2022

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired or Units Paid on Vesting (#)	Value Realized upon Vesting ($)
Mr. Jordan	—	—	207,699	4,950,803
Mr. Dmuchowski	—	—	—	—
Mr. Restel	153,574	1,349,991	13,944	256,430
Mr. Popwell	139,637	1,002,458	63,391	1,518,306
Ms. LoCascio	36,228	259,756	18,729	448,588
Mr. Byrd	738,978	5,920,524	47,416	871,980

71	2023 PROXY STATEMENT

POST-EMPLOYMENT COMPENSATION
Post-Employment Compensation
We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.
Common terms used in the post-employment context include:
•Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than for disability or retirement.
•Disability. A permanent inability to work.
•Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.
•Change in Control, or CIC. A corporate change in control of First Horizon as defined in the program. The definition used in active programs is discussed in CIC Definition on page 75.

Pension Plans
We operate two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded nonqualified pension restoration plan limited to associates for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.
The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase after 2012, and changes in compensation are ignored.
Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pretax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.
A “normal” pension benefit provides a monthly payment to the associate for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction varies based on age at retirement. Similarly, a delay in retirement will increase benefits. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.
Table PEC.1 shows estimated normal retirement benefits under the pension plans as of December 31, 2022. Messrs.
Jordan and Popwell are the only NEOs who participate in the pension plans.
Table PEC.1
Pension Benefits at Year-End 2022

(a)	(b)	(c)	(d)	(e)
Name	Plan	No.of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Jordan	Qualified	6 years	282,562	—
	Restoration	6 years	823,643	—
Mr. Popwell	Qualified	6 years	311,150	—
	Restoration	6 years	396,040	—
Explanations of certain columns follow:
Col (c). This column shows full years of credited service, unchanged since 2012.
Col (d). Column (d) reflects the actuarial present value of each NEO’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to 2022 except that retirement age is assumed to be the normal retirement age of 65. Column (d) amounts were calculated by the pension plan actuary using the projected unit credit cost method. This method recognizes cost in an increasing pattern as a participant approaches retirement. The 2022 discount rates are 2.95% for the pension plan and 2.65% for the pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 17 to our financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2022.

72	2023 PROXY STATEMENT

POST-EMPLOYMENT COMPENSATION
Nonqualified Deferred Compensation Plans
We provide a traditional deferral plan for executives, not qualified under tax rules, which allows executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of the plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates.
Our qualified savings deferral plan allows an associate to make contributions of salary into a plan account, subject to limits imposed by tax laws. We provide a 100% match under the qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan.
We have adopted a nonqualified savings restoration plan for those associates, including executives, whose base salary exceeds the tax limits imposed on the qualified savings plan. The restoration plan provides a nonqualified vehicle for employees to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among those.
Our nonqualified plans are unfunded, meaning that no trust holds funds or investments for any of the accounts other than, in certain cases, a rabbi trust that our management cannot access but that our creditors could access in case of our bankruptcy. Legally, each plan account is an unsecured debt we owe the participant. Each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.
We reduce the risk of our obligations under our nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants. The qualified savings plan has no such risk to us because all accounts are fully funded with the plan’s trust holding the investments selected by each participant.
Information concerning account activities and balances of the NEOs with respect to nonqualified deferred compensation plans, including the savings restoration plan, is presented in Table PEC.2.
Table PEC.2
Nonqualified Deferred Compensation
During 2022 & at Year-End

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Mr. Jordan	431,880	4,250,152	(468,917)	—	10,485,818
Ms. Dmuchowski	60,000	—	(1,843)	—	58,157
Mr. Restel	23,850	23,850	157,679	—	257,360
Mr. Popwell	23,700	1,222,772	(13,280)	—	1,548,105
Ms. LoCascio	217,558	374,570	20,119	—	744,473
Mr. Byrd	17,543	17,543	(44,489)	—	263,357

Explanations of certain columns follow:
Col (b). Traditional nonqualified deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in our traditional nonqualified deferred compensation plan for executives.
Col (b). Savings restoration plan. Column (b) also includes salary contributions to our savings restoration plan.
Col (c). Company matching contributions & deferred PSUs. Matching contributions are made under the savings restoration plan. Also included in column (c) are PSUs that vested during the year (valued at vesting). PSUs granted in 2020 and earlier (vested in 2023 and earlier) are subject to a mandatory two-year payment deferral after vesting. We make no company contributions to the traditional nonqualified deferred compensation plan.
Col (d). Earnings. Earnings reflect interest for those accounts that earn interest. For accounts that hold phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

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Col (e). PSU payouts. For 2022, amounts shown are the values of deferred PSUs paid in 2022 that had vested in 2020. Hardship withdrawals are allowed under certain elective deferral plans (unrelated to PSUs). In our traditional plan, an in-service distribution date may be selected when the deferral election is made.
Col (f). Valuations. Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.
The information above excludes our tax-qualified savings plan. For additional information concerning deferred compensation plans see Deferral, Retirement, and Other Benefits beginning on page 60.

Employment & Termination Arrangements
We have no traditional employment agreement with any NEO except Mr. Byrd. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We have certain other arrangements that deal primarily with retirement and change in control situations.
•Each of the NEOs except Ms. Dmuchowski signed letter agreements in connection with our merger with IBKC. See Agreements Related to IBKC Merger beginning on page 77.
•Mr. Byrd had an employment agreement with IBKC that continues with First Horizon. See Byrd Employment Agreement within the section captioned Agreements Related to IBKC Merger, which begins on page 77.
•Ms. Dmuchowski signed an offer letter with us setting out the initial terms of her employment. See Dmuchowski Offer Letter beginning on page 79.
This section provides information concerning those provisions, arrangements, and agreements.

Termination Unrelated to a Change in Control
Table PEC.3 summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section.
In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

Table PEC.3
Impact of Termination Events on Unpaid Compensation Items

Compensation Item	Resignation / Discharge	Death / Disability	Retirement	Key Factors
Annual Incentive Opportunity (cash bonus)	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee may pro-rate or fully waive service requirement while maintaining performance conditions.
PSUs	Forfeit	Generally pro-rate for service period worked; no waiver of performance requirement	If approved, generally pro-rate for service period worked; no waiver of performance requirement	Committee may pro-rate or fully waive service requirement while maintaining performance conditions.
RSUs & RSAs	Forfeit	Full or pro-rated payment, depending on award	Discretionary payment is possible, often pro-rated if approved	For retirement, Committee may accelerate vesting or waive forfeiture without acceleration. Approval often is conditioned on accepting departure covenants, such as non-solicitation.
Stock Options— exercisable	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended.
Stock Options— unexercisable	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended.
Qual'd Savings Plan, Pension Plans, NQ Deferred Compensation Plans	No impact	No impact	No impact	Contributions, accounts, and benefits are fully vested.
Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment.

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Change in Control (CIC) Arrangements
Special change in control (CIC) severance arrangements are in place with certain of the NEOs. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.
CIC Definition
In our plans and programs, the term “change in control” includes the following events:
•A majority of the members of our Board of Directors changes, with certain exceptions.
•A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.
•Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements and CIC Plan) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (a two-thirds majority in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.
•Our shareholders approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. Certain plans provide that consummation of an asset sale, rather than mere approval, is a CIC event.
Summary of CIC Effects
Table PEC.4 summarizes the impacts of a hypothetical CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the CIC Potential Payout section below.

Table PEC.4
Impact of CIC on Unpaid Compensation Items

Compensation Item	Impact of CIC	Key Factors
Annual Incentive Opportunity (cash bonus)	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rating is based on % of performance period that has elapsed.
PSUs	Award is paid at target if employment terminates. Award may be adjusted, or converted to non-performance RSUs, if employment continues.	Awards have a double-trigger feature. The Committee has discretion to adjust or convert awards depending on the CIC context.
RSUs & RSAs	Accelerate if employment terminates; otherwise no impact	Awards have a double-trigger feature.
Stock Options—exercisable	No impact is mandated by option plan or program. If First Horizon ceases to exist, options will convert to shares of the acquiring company.	The CIC merger agreement may require options to be exercised or cashed out.
Stock Options—unexercisable	Vesting is accelerated if employment terminates. If First Horizon ceases to exist, options will convert to shares of the acquiring company.	The Committee may accelerate vesting without termination if the CIC merger agreement requires or permits that.
Qualified Pension Plan	Limited impact	Any excess funding in the Plan is allocated to all participants.
Pension Restoration Plan	Lump sum payment	See details in the discussion immediately following this table.
Qualified Savings Plan	No impact	Accounts are fully vested regardless of CIC.
Savings Restoration Plan	No impact	Any separation from service results in lump sum payment. CIC itself has no effect on the timing or amount of payment.
Nonqualified Deferred Compensation Plans	Limited impact	Accounts are paid into rabbi trusts when a CIC occurs. CIC itself has no effect on the timing or amount of payment.
CIC Severance Agreements & Executive CIC Severance Plan	Cash payment and other benefits if employment terminates.	All CIC agreements and plans have a double-trigger feature where benefits are triggered only if employment terminates. Benefits are discussed in the next section.
Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event. For participants under age 55, the CIC calculation is made assuming age 55 has been reached.
CIC Severance Agreements
We have CIC severance agreements with two of the NEOs, Messrs. Jordan and Popwell. The agreements provide a

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cash severance benefit equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Mr. Jordan’s 2007 agreement provides generally for a federal excise tax gross-up; Mr. Popwell’s newer agreement has no gross-up provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if employment ends within a certain period following a CIC event. Each agreement generally can be terminated unilaterally with three years’ prior notice.
CIC Severance Plan
Three of the NEOs, Ms. Dmuchowski, Mr. Restel, and Ms. LoCascio participate in our Executive Change in Control Severance Plan (“CIC Plan”). For these officers, the CIC Plan provides a cash severance benefit equal to 2.5 times annual base salary plus 2.5 times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are incorporated into the Plan. The CIC Plan does not guarantee employment for any term or period. Participation in the CIC Plan generally can be terminated unilaterally with three years’ prior notice, subject to certain extensions.
CIC Potential Payout
Table PEC.5 shows potential amounts payable to the still-active NEOs if a CIC had occurred and employment with us had terminated on December 31, 2022. The closing stock price on December 31, 2022 of $24.50 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the spread between the option price and our actual year-end stock price; and (3) no forfeiture factors exist. Many of the amounts shown in the table accelerate the timing of payment of an amount that would have been paid eventually without increasing the amount paid. The table shows all payment amounts, whether or not increased by the CIC and termination, for the sake of completeness. Mr. Byrd, who retired in July 2022, is omitted from the table.

Table PEC.5
Potential Dollar Value of Payments Upon an Assumed Termination of
Employment at Year-End Related to a CIC Event

Name	Cash Severance	Pro Rated Bonus[1]	Stock Awards	Pension Restoration[2]	Savings Restoration	Health & Welfare	Other	Tax Gross-up Payments[3]	Total
Mr. Jordan	7,452,700	1,423,333	20,799,572	891,777	794,199	31,317	25,000	8,952,197	40,370,096
Ms. Dmuchowski	2,450,000	510,000	1,808,272	—	—	31,436	25,000	na	4,824,708
Mr. Restel	3,330,588	700,000	6,293,521	—	88,828	31,585	25,000	na	10,469,522
Mr. Popwell	4,005,000	635,000	5,433,877	445,978	349,033	20,934	(1,196,107)	na	9,693,716
Ms. LoCascio	2,461,708	650,000	4,570,951	—	98,987	—	25,000	na	7,806,646
1    The amounts in this column reflect “the bonus amount” defined in each CIC severance agreement or plan, as applicable, discussed above.
2    Absent a CIC event, a participant in the pension restoration plan can elect, at termination of employment, to receive a lump sum payment based on the present actuarial value of the expected pension payment stream. In a CIC context, participants will receive a lump sum payment in lieu of the payment stream. If a participant terminated in relation to a CIC is under age 55 or has less than 15 years of service, the CIC lump-sum payment would be enhanced to reflect that age and those service years. The amount in the Pension Restoration column of the table for Mr. Jordan reflects an estimate of that enhancement measured at year-end.
3    Mr. Jordan has the right to receive an excise tax gross-up payment, an estimate of which is included in the table.

Table PEC.5 illustrates payments that would be owed if each NEO had experienced a qualifying termination of their employment at year-end following a hypothetical CIC event in 2022. The pending TD acquisition, if and when it is consummated, will constitute a CIC event. However, in conformity with proxy disclosure requirements, Table PEC.5 is hypothetical and not connected with the details and circumstances of the pending TD acquisition.

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Specifically, the table does not reflect actual amounts that could or would be owed to any NEO in connection with the pending TD acquisition, which actual amounts will vary with the timing and other circumstances surrounding an actual qualifying termination following the pending TD acquisition. Moreover, Table PEC.5 is not intended to predict or suggest any probability that any of the NEOs will experience a qualifying termination following the pending TD acquisition. For information about the pending TD acquisition’s impact, please refer to the section titled “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger” in First Horizon’s proxy statement filed with the SEC on April 27, 2022.
Agreements Related to IBKC Merger
When we signed the IBKC merger agreement in 2019, we also signed a letter agreement with Mr. Jordan, Mr. Popwell, Ms. LoCascio, and Mr. Byrd. In addition, at that time IBKC signed letter agreements with Messrs. Restel and Byrd. Mr. Byrd’s letter agreements amended his pre-merger employment agreement with IBKC which continues, as amended, with First Horizon.
Jordan Letter Agreement
Our letter agreement with Mr. Jordan (the “Jordan Letter Agreement”) required Mr. Jordan to resign as Chairman of the Board on July 1, 2020, which was the closing date of the IBKC merger. It further provides that he will continue to serve as the President and Chief Executive Officer of our company and First Horizon Bank. Mr. Byrd became our Executive Chairman, as discussed in the next section. Mr. Jordan was reappointed as Chairman after Mr. Byrd stepped down last year. Under the Jordan Letter Agreement, Mr. Jordan waived any rights to terminate his employment for “Good Reason” under his Change in Control Severance Agreement as a result of those changes, so long as Mr. Jordan remains President and Chief Executive Officer and later was reappointed as Chairman as provided in his Letter Agreement.
Byrd Letter Agreements
First Horizon Letter
Our letter agreement with Mr. Byrd (the “Byrd-FH Letter Agreement”) provided that Mr. Byrd would serve as Executive Chairman of our company and of First Horizon Bank through July 1, 2022, which was the second anniversary of the closing date of the merger of equals (the “Employment Period”). Following his Employment Period, Mr. Byrd agreed to serve as Special Advisor to the chief executive officer until July 1, 2025 (the “Advisor Period”).
During his Employment Period, Mr. Byrd’s annual target direct compensation and form of long-term incentive awards were in the same amounts and on the same terms, and with the same payout determinations and amounts, as those that applied to Mr. Jordan, subject to certain exceptions. Mr. Byrd was eligible to participate in the same employee benefit plans as were made available to similarly situated First Horizon executives, and he received the same or similar perquisites as IBKC made available to him before the merger of equals.
During his Advisor Period, Mr. Byrd will receive an annual consulting fee equal to (i) $3.75 million for the first two years and (ii) $3.5 million for the third year. Through the end of the Consulting Period, Mr. Byrd will continue to have access to administrative support, office space and security arrangements provided by First Horizon.
Mr. Byrd also is being paid a one-time cash Integration and Continuity Award in the total amount of $5 million, payable in $250,000 quarterly installments over five years starting in 2020. We were required to accelerate payment of the remaining installments of the award when Mr. Byrd transitioned from Executive Chairman to Special Advisor. Any paid portion of the award is subject to repayment and recovery by First Horizon, and any unpaid portion would have been forfeited, if (i) First Horizon terminated Mr. Byrd for cause, (ii) Mr. Byrd resigned other than for good reason, or (iii) Mr. Byrd materially violated the restrictive covenants in the Byrd-FH Letter Agreement (described below).
If Mr. Byrd’s employment or consulting arrangement, as applicable, is terminated by First Horizon other than for cause or by him for good reason, that termination will not affect the compensation to be provided to him under the Byrd-FH Letter Agreement, subject to his continued compliance with certain restrictive covenants. If Mr. Byrd dies during the Employment Period or the Advisor Period, any remaining unpaid amounts due to him under the Byrd-FH Letter Agreement (determined assuming target-level performance) will be paid to his estate, to the extent such unpaid amounts exceed the value of incremental life insurance benefits.
Under the Byrd-FH Letter Agreement, Mr. Byrd has agreed to certain restrictive covenants, including non-competition and non-solicitation covenants, for the 5-year period following the closing date of the merger of equals (through July 1, 2025). He will also be subject to indefinite non-disparagement and confidentiality covenants.
The Byrd-FH Letter Agreement does not affect certain severance and other benefits under the terms of his Employment Agreement in the context of the IBKC-First Horizon merger. See Byrd Employment Agreement below..
IBKC Letter
IBKC’s letter agreement with Mr. Byrd (the “Byrd-IB Letter Agreement”) provided for a special restricted stock award.

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The award was granted in November 2019 and would have forfeited if the merger had not been closed. The award had a grant-date value of $5,000,000 and vested on January 1, 2021, the six-month anniversary of the merger’s closing date. This special award was subject to repayment and recovery by First Horizon if (i) First Horizon terminated Mr. Byrd for cause, (ii) Mr. Byrd resigned other than for good reason, or (iii) Mr. Byrd materially violated the restrictive covenants in the Byrd-FH Letter Agreement, in each case prior to July 1, 2022.
Byrd Employment Agreement
Mr. Byrd had an employment agreement with IBKC (the “Byrd Employment Agreement”). The Byrd-FH Letter Agreement changed the duration of the Byrd Employment Agreement along with Mr. Byrd’s position, it modified his compensation arrangements, and it superseded the Byrd Employment Agreement in many other respects. The Byrd-IB Letter agreement provided Mr. Byrd with a special restricted stock award, not contemplated by the Byrd Employment Agreement. These and other matters are noted above in Byrd Letter Agreements.
The Byrd-FH Letter Agreement left in place a change in control severance benefit for Mr. Byrd. For purposes of the Byrd Employment Agreement, the IBKC-First Horizon merger was a change in control event, and the changes to Mr. Byrd’s position gave him good reason to resign. The Byrd Employment Agreement provided Mr. Byrd with a change in control cash benefit of $14,979,262 which, by the terms of the Byrd-FH Letter Agreement, was paid to Mr. Byrd when he transitioned from Executive Chairman to Special Advisor (subject to a possible 6-month delay for tax reasons). The benefit is not forfeitable, and payment is supported by a rabbi trust arrangement. The benefit is included as other compensation for 2020 in the Summary Compensation Table on page 64 and is included in his nonqualified deferred compensation balance as discussed in Nonqualified Deferred Compensation Plans beginning on page 73.
In addition, we are required to pay Mr. Byrd certain tax gross up amounts, which we estimate will be approximately $7,370,457, assuming 2022 tax laws remain in effect. The Byrd Employment Agreement also provides for the continuation of certain health and welfare benefits for Mr. Byrd and certain of his dependents for 39 months after his employment ends.
Bylaw Provision Restricting Removal
As we agreed in the IBKC merger agreement, under our bylaws (as amended when the IBKC merger closed), the affirmative vote of at least 75% of our Board would be required to remove Mr. Jordan or Mr. Byrd from serving in the capacities set forth in their respective letter agreements. This provision expires on the third anniversary of the merger, July 1, 2023.
Other NEO Letter Agreements
First Horizon Letter Agreements
Our letter agreements with Mr. Popwell and Ms. LoCascio specified each individual's position and role with First Horizon after the merger and provided for the grant of a special RSA award in consideration for a waiver of any right to terminate employment for good reason in connection with the IBKC merger of equals. The awards were granted in November 2019 and would have been forfeited if the merger had not closed. The awards vested on July 1, 2021, the anniversary of the merger’s closing date. Grant-date values of the awards were $1,250,000 (Mr. Popwell) and $825,000 (Ms. LoCascio). The waivers will not operate if, during the 36-month protected period applicable to each of them (expiring July 1, 2023), we terminate employment without cause or take actions (beyond those which took effect when the merger closed) which would give good reason to resign.
Each special RSA award is subject to repayment and recovery by First Horizon if the executive materially violated certain restrictive covenants, including non-solicitation covenants, for one year following the closing date of the merger of equals. Each is also subject to indefinite non-disparagement and confidentiality covenants.
IBKC Letter Agreements
IBKC’s letter agreement with Mr. Restel specified his position and role with First Horizon after the merger and provided him with a special RSA award. His award was granted in November 2019 and would have been forfeited if the merger had not closed. The award had a grant-date value of $1,350,000 and vested on July 1, 2021, the anniversary of the merger’s closing date.
Mr. Restel's special RSA award is subject to repayment and recovery by First Horizon if he materially violated certain restrictive covenants, including non-solicitation covenants, for one year following the closing date of the merger of equals. He is also subject to indefinite non-disparagement and confidentiality covenants.
Mr. Restel had a change in control severance agreement with IBKC. His agreement allowed him to trigger a severance benefit if a change in control of IBKC occurred, and if he resigned within 30 days after closing for any reason. To incentivize him to remain with First Horizon following the closing in 2020, the letter agreement guaranteed that he will receive, when employment ends, the cash benefit that otherwise would have been paid had he resigned in July 2020. That amount was $5,766,018, and was treated as a contribution to his nonqualified deferred compensation plan account. Although that benefit has not yet been paid, it is included as other compensation for 2020 in the Summary Compensation Table on page 64, and is included in his nonqualified deferred com

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pensation balance as discussed in Nonqualified Deferred Compensation Plans beginning on page 73.
In addition, we are required to pay Mr. Restel certain tax gross up amounts, which we estimate will be approximately $2,990,417, assuming 2022 tax laws remain in effect.
Mr. Restel's letter agreement also provides for the continuation of certain health and welfare benefits for Mr. Restel and certain of his dependents for 39 months after his employment ends.

Dmuchowski Offer Letter
Ms. Dmuchowski joined us in November 2021 as our new Chief Financial Officer. The negotiated terms of her hiring were approved by our Board of Directors, and were reflected in an offer letter ("Offer Letter"). Key terms of the Offer Letter are:
•Full title: Senior Executive Vice President—Chief Financial Officer
•Salary: $600,000 annually
•Executive Bonus Program: Ms. Dmuchowski became eligible to participate in our executive bonus program starting with the 2021 bonus year. Her "target" bonus amount for 2021 is 85% of her salary rate. For the 2021 bonus year, as an inducement to sign the Offer Letter, we agreed to set a bonus minimum for her of $500,000, of which half was paid within 30 days after her start date.
•Executive Stock Award Program: Ms. Dmuchowski is eligible to participate in our executive stock award program starting with the 2022 annual grant cycle. Her awards in 2022 had a target of up to 150% of her annual salary rate.
•New-Hire Retention Awards: Within 30 days after her start date, we granted to Ms. Dmuchowski (in 2021)
RSUs having a grant date value of $375,000, vesting in three installments on the third, fourth, and fifth anniversaries of grant. In addition, we agreed to pay Ms. Dmuchowski $125,000 in cash on the first anniversary of her start date.
•Executive CIC Plan: Ms. Dmuchowski became a participant in FHN's Executive Change in Control Severance Plan at the Tier 1 level, which provides a severance multiple of 2.5 times salary and bonus (all as provided in that Plan).
•Relocation: Ms. Dmuchowski was provided executive-level relocation services and benefits.
•Other Program Participation: Ms. Dmuchowski is eligible to participate in executive and associate plans and programs not listed above, including in the savings (401(k)) plan, nonqualified savings restoration plan, nonqualified deferred compensation plan, survivor benefit program, disability benefit program, and executive perquisites.
The Offer Letter is not an employment agreement. Ms. Dmuchowski has no term of employment; she is an "at will" associate.

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Pay Versus Performance
The following table is presented as required by SEC rules. As mentioned in the discussion that follows, FHN does not use this data in determining compensation that should be paid or compensation opportunities that should be created. For further information, see Relation of Pay to Performance beginning on page 82.

Table PVP.1
Pay Versus Performance

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Value of Initial Fixed $100 Investment Based on:		FHN Net Income Available to Common Shareholders (NIAC) (millions of $s)	FHN Return on Tangible Common Equity (ROTCE)
					FHN Total Shareholder Return	Peer Group Total Shareholder Return
2022	7,237,769	17,866,977	4,464,277	6,279,548	147.43	118.71	868	15.58%
2021	8,414,496	11,818,805	3,641,125	2,576,321	95.77	127.53	962	16.46%
2020	5,580,188	(6,406,047)	11,989,412	13,708,341	72.21	93.33	822	19.03%
2019	5,551,044	8,735,703	3,195,845	2,866,345	88.25	102.20	435	14.71%
2018	4,345,297	(10,797,091)	1,584,104	(882,136)	67.66	82.51	539	20.28%
Explanations of certain columns follow:
Cols (b) & (d). Summary Compensation Table (SCT) data. Each year we report total compensation of our CEO and of four to six additional named executive officers ("NEOs") in the Summary Compensation Table. This year's SCT—Table RC.1—appears on page 64, and this year we have five NEOs in addition to the CEO. Total compensation for each of the NEOs is presented each year in the SCT as required by SEC rules.
Col (d). Average SCT data. For each year, Column (d) presents the average total compensation for the NEOs other than our CEO. Each year, the identity of the other NEOs varies. Moreover, in three instances (including one this year), NEOs are listed that had departed before year-end. The circumstances of departure (retirement, negotiated separation, simple resignation) substantially altered the compensation outcomes for those persons in those years.
Cols (c) & (e). Compensation "Actually Paid". The information presented in these columns adjusts the SCT data in specific ways prescribed by the SEC. Although the information includes amounts actually paid, it also includes amounts not yet earned or paid as well as amounts that do not represent specific and direct dollar obligations. Supplemental details concerning these two columns, including the names of each NEO each year as well as the adjustments made, is presented under the caption Supplemental and Supporting Information below.
Col (e). Average Compensation "Actually Paid" data. For each year, Column (e) presents the average of the total compensation "actually paid" for the NEOs other than our CEO.
Col (f). FHN TSR. For each year under column (f), the table shows the dollar value of $100 invested in FHN common stock on the last trading day of 2017 measured as of the last trading day of the year in question. All dividends are assumed reinvested, all transaction costs are assumed to be zero, and all taxes are ignored. For example, the "2020" row shows that value measured over the 3-year period December 31, 2017 through December 31, 2020.
Col (g). Peer TSR. FHN uses different peer groups for different purposes. See Peer Group & Market Benchmarking beginning on page 59 for further information. For several years (including 2022) the peer group we used for a TSR performance measure used in long-term stock awards has been the Keefe, Bruyette & Woods (KBW) Regional Bank Index, which is publicly reported under the trading symbol KRX. The peer group TSR data in column (g) relates to the KRX Index. As with column (f): for each year under column (g), the table shows the dollar value of $100 invested in a fund that exactly matches the KRX index on the last trading day of 2017 measured as of the last trading day of the year in question. All dividends are assumed reinvested, all transaction costs are assumed to be zero, and all taxes are ignored. KRX returns are market-capitalization weighted.
Col (h). FHN Net Income (NIAC). Column (h) shows, for each year, FHN's net income available to common shareholders, as reported in our 2022 Annual Report on Form 10-K in the Consolidated Statements of Income appearing in Item 8 of that Report.

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Col (i). Return on Tangible Common Equity (ROTCE). Column (i) shows, for each year, FHN's return on average tangible common equity, as reported in our 2022 Annual Report on Form 10-K in the Key Performance Indicators table appearing in Item 7 of that Report. For many years (including 2022), the primary performance measure used in FHN's long-term stock awards has been ROTCE, subject to several adjustments selected at the time of grant. The data in column (i) is not adjusted. ROTCE is a non-GAAP financial measure, which means it is not reported in conformity with financial accounting principles applicable to FHN. ROTCE differs from the GAAP ratios return on equity (ROE) and return on common equity (ROCE) by deducting from total equity (used for ROE) the interests of preferred stockholders (resulting in ROCE), and further deducting goodwill and other intangible assets (resulting in ROTCE). A reconciliation of ROTCE to GAAP is presented in a table near the end of Item 7 in our 2022 Annual Report on Form 10-K.

Supplemental and Supporting Information
NEOs Each Year
Table PVP.2
Named Executive Officers 2018-2022

	2022	2021	2020	2019	2018
CEO	D. Bryan Jordan	D. Bryan Jordan	D. Bryan Jordan	D. Bryan Jordan	D. Bryan Jordan
Other NEOs	Hope Dmuchowski Anthony J. Restel David T. Popwell Tammy S. LoCascio Daryl G. Byrd	Hope Dmuchowski Daryl G. Byrd Anthony J. Restel David T. Popwell Michael J. Brown William C. Losch III	William C. Losch III Daryl G. Byrd Michael J. Brown Anthony J. Restel	William C. Losch III Michael E. Kisber David T. Popwell Susan L. Springfield	William C. Losch III Michael E. Kisber David T. Popwell Charles T. Tuggle Jr.
Adjustments Resulting in "Actually Paid" Data (Cols. (c) & (e))
The following two tables provide details regarding the specific adjustments made to create "actually paid" data.
Table PVP.3a
Adjustments Made to SCT Data to Create "Actually Paid" Data for CEO

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Year	Pension Adjustments		Stock Award Adjustments*
	Subtract Pension Plan Change in Value per GAAP (SCT Col. (h))	Add Pension Service Cost per GAAP	Subtract non-Option Grant Date Value (SCT col (e))	Subtract Option Grant Date Value (SCT col (f))	Subtract Awards forfeited during Year (using prior YE Values)	Add YE Value of Awards Granted during Year	Add Year-over-Year Value Change in Older Awards	Add Vesting Date Value of Short-Term Awards**	Add YTD thru Vesting Value Change of Awards Vested during Year	Add Dividends Paid on Awards during Year
2022	—	—	(4,243,600)	—	—	5,747,259	5,652,925	—	3,026,733	445,891
2021	(868,537)	—	(4,815,250)	—	—	5,089,506	1,854,007	—	1,886,146	258,437
2020	(893,748)	—	(2,000,000)	(292,327)	—	3,345,672	(11,303,923)	—	(984,190)	142,281
2019	(921,334)	—	(1,800,000)	(314,360)	—	3,991,572	1,710,514	—	299,165	219,101
2018	—	—	(1,687,490)	(468,249)	—	2,901,609	(15,876,745)	—	(103,537)	92,024
*    In all cases, award "value" refers to fair value calculated using the same financial-statement methods used in the Summary Compensation Table. For columns (h) and (j), a negative number means the value declined.
**    The adjustment in column (i) applies only if FHN granted a stock award that vested in the year of grant. The CEO received no such award.

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Table PVP.3b
Adjustments Made to SCT Data to Create "Actually Paid" Data for Other NEOs (Averaged)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Year	Pension Adjustments		Stock Award Adjustments*
	Subtract Pension Plan Change in Value per GAAP (SCT Col. (h))	Add Pension Service Cost per GAAP	Subtract non-Option Grant Date Value (SCT col (e))	Subtract Option Grant Date Value (SCT col (f))	Subtract Awards forfeited during Year (using prior YE Values)	Add YE Value of Awards Granted during Year	Add Year-over-Year Value Change in Older Awards	Add Vesting Date Value of Short-Term Awards**	Add YTD thru Vesting Value Change of Awards Vested during Year	Add Dividends Paid on Awards during Year
2022	—	—	(1,848,720)	—	—	2,503,773	920,390	—	195,782	44,047
2021	—	—	(2,036,042)	—	(666,616)	1,871,856	(860,436)	—	541,862	84,572
2020	—	—	(144,375)	(28,136)	—	1,473,145	406,712	—	(39,182)	50,765
2019	(128,424)	—	(1,375,351)	(83,829)	—	1,990,342	(856,955)	—	77,411	47,306
2018	—	—	(373,584)	(103,665)	—	642,376	(2,636,488)	—	(18,145)	23,266
*    In all cases, award "value" refers to fair value calculated using the same financial-statement methods used in the Summary Compensation Table. For columns (h) and (j), a negative number means the value declined.
**    The adjustment in column (i) applies only if FHN granted a stock award that vested in the year of grant due to a severance situation.

Relation of Pay to Performance
Overview
SEC rules require us to discuss the relationship of the total compensation data presented above in columns (b) through (e) of Table PVP.1 to the performance measures presented in columns (f) through (i) of the Table. We do not use the total compensation data in the Summary Compensation Table for any purpose, nor do we use the adjusted total compensation data that we are required to label "actually paid" for any purpose.
Moreover, although we do use earnings and shareholder return measures for certain purposes, they are not the same measures, nor do they cover the same periods, as presented in Table PVP.1. Also, we often use, in a given year, a financial measure which is not similar to earnings, such noninterest expense (in 2022). The performance measures we use, and the context in which we use them, for 2022 are described in some detail in the Compensation Discussion & Analysis section of this proxy statement, beginning on page 49. The following discussions provide a high level overview of the performance measures we use, and how we have used them, during the past five years. Those discussions attempt to relate what we actually do to Table PVP.1 where possible.

Compensation Data
TDC
For many years, following the advice of the Compensation Committee's independent consultants, the Committee has focused on three components of compensation over which the Committee has substantial and regular control: salary; annual bonus; and long-term incentives. The sum of these three components widely is called total direct compensation, or TDC. The three TDC components are discussed at length under the caption Total Direct Compensation (TDC) beginning on page 54.
The Compensation Committee approves each TDC component for each executive each year, but does not try to relate TDC, as a single total amount, to performance. Regarding performance, the Committee focuses on outcomes of two TDC components: annual bonus and the PSU portion of long-term incentives. Moreover, the Committee generally manages the performance aspects of each performance component separately from the other. For 2022, these aspects are discussed above under the caption Financial Performance Related to Incentives beginning on page 50. The following discussion elaborates on those topics with a focus on the past five years.
Salary
A person's salary strongly reflects his or her position and seniority and is heavily impacted by competitive forces (peer benchmarking etc.). Although salary can reflect performance by the person over many years cumulatively, and in a given year a raise may reflect recent

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performance, generally an executive's salary overall does not reflect personal performance in any direct manner. Moreover, except possibly for the CEO, salary is extremely insensitive to recent performance by the company overall.
Bonus
The target amount of annual bonus opportunity similarly is driven strongly by position and seniority, and not by recent past performance. In contrast, bonus outcomes each year are strongly driven by performance over the course of the bonus year.
Executive bonus performance measures vary from year to year, reflecting what the Compensation Committee wants management to focus most upon during that year.
Long-Term Incentives & PSUs
During the five years 2018-2022, FHN has included performance stock units (PSUs), restricted stock units (RSUs), and stock options in its annual mix of LTI awards. Stock options were discontinued after 2020, and during past few years PSUs have become the dominant award type, accounting for 60% of the executive LTI mix.
As with bonus, the target amount of a person's PSU award is driven strongly by position and seniority rather than by recent past performance. PSU outcomes for each 3-year performance period, above or below target, are substantially driven by company performance. Unlike bonuses, PSU performance measures are entirely set at grant, are entirely quantitative, always are multi-year, and allow no post-grant adjustments.
SCT "Total Compensation"
Total compensation as reported in the SCT (used for columns (b) and (d) in Table PVP.1) is significantly driven by the three TDC components, with two important differences: actual bonus paid is presented rather than target bonus opportunity; and stock awards granted during a year are valued using GAAP, which sometimes differs from the simpler approach (stock value at grant times the target number of shares granted) used by the Compensation Committee. If those were the only differences, then SCT total compensation would be a fairly close substitute for TDC in most years for most executives.
However, the SCT adds several additional amounts which have no relation to TDC and which, generally, either are uncontrollable by the Committee or can be managed only over a very long time horizon. Those additional amounts can be highly variable as well. For us, the non-TDC additions to SCT total compensation that were the most noteworthy in the past five years were "all other compensation" and "change in pension value."
All Other Compensation
All other compensation is a catch-all category. For our CEO over the past five years, the amount has been consistently well below $200,000, and primarily consisted of perquisites and an extension of our savings plan match beyond applicable IRS limits. Other NEOs had similar, though usually lower, amounts reported as other compensation, but also had, in some years, much larger amounts associated with contractual rights given them by IBKC prior to our merger of equals that closed in 2020. For former IBKC executives, all other compensation was extremely high in 2020, ranging from $8 million to $23 million. Those aberrational numbers significantly impact the averages reported in Table PVP.1.
Pension Change
Over the past five years, the CEO and one or two of the other NEOs were reported as participants in our pension plans. Our pension plans were frozen in 2012; monthly retirement benefits of participants have not been allowed to increase or decrease for the past decade. SCT rules require us to report the actuarial change in present value of each executive's pension benefit. This calculation, which does not reflect any change at all in actual benefits owed, is driven largely by changes in interest rates and life expectancy. For our CEO, this calculation can yield an SCT amount of nearly $1 million in a given year, a level which is more likely if interest rates are falling or are low. Over the past five years, the SCT pension number has contributed: nearly 20% to the CEO's SCT total compensation in one year; over 10% in two years, and zero in two years. For the other NEOs, the pension change amount during that period either was zero (very common) or a relatively minor amount in relation to their SCT total compensation.
Table PVP.1 Compensation "Actually Paid"
Adjustments to SCT Total Compensation
The "actually paid" adjustments to SCT total compensation are presented in detail in Tables PVP.3a and PVP.3b above. Although some of them clearly are connected to an actually paid concept (dividends paid on stock awards during a year, for example), many are highly theoretical if the goal is to report amounts "actually paid."
"Actually Paid" is a Misnomer
FHN believes that the required label—"actually paid"—is misleading. For example, change in pension value (included in the SCT) is replaced with pension service costs as reported in our financial statements. Like the change in value used for the SCT, the pension service cost used in Table PVP.1 does not reflect any amount actually paid to any executive, nor any increase in future payments owed. As another example, the adjusted stock award information in Table PVP.1 is an attempt to assign a dollar value, on a per-year basis, to stock awards that are not paid until several years after grant. While such an attempt may be theoretically useful, it does not represent an amount paid to anyone, "actually" or otherwise.

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Performance Data
Overview: Table PVP.1 vs. Actually Used
Table PVP.1 presents three performance measures: TSR for us and for peers (cols. (f) and (g)); NIAC for us (col. (h)); and ROTCE for us (col. (i)). For each year, TSR is shown using year-end 2017 as the start point measured through the year in question. In other words, the "2018" row shows a one-year TSR, "2019" shows a two-year TSR, etc. NIAC and ROTCE are presented in Table PVP.1 as single-year amounts for each of the five years as reported in our annual reports, without any adjustment.
During the past five years, as examined in more detail below, we used TSR for long-term performance awards measured from grant to vesting, roughly three years. While Table PVP.1 shows TSR figures, all use the same start date for each year. We use a different (recent) start date for each grant. Also, the peer TSR shown in Table PVP.1 is the performance of the KRX index. Fifty banks comprise the KRX index, which vary over time. Also, the index is market-weighted, which means the largest five or ten banks substantially outweigh the smallest five or ten in terms of impact on KRX performance. We decided many years ago to rank our TSR among the 50 KRX banks rather than compare it to the index, with top-quartile performance resulting in top payout. As a result, our use of TSR is completely different from what is presented in Table PVP.1.
Also, during the past five years, we did not use NIAC for any award. We used adjusted ROTCE (not as reported in our annual reports) measured over successive three-year periods and compared to the ROTCEs of each of our peers. The adjustments to our ROTCE are similar from year to year, generally excluding: impacts which management cannot control, such as litigation; events that create many-year gains or losses recognized in a single year; accounting changes; and the results of business units being wound down. The adjustments can be substantial. For example, in 2020 we recognized a very large gain related to the IBKC merger; that gain was excluded from our ROTCE calculations for PSUs.
Key Performance Indicators (KPIs) Used Past 5 Years
Over the past five years, FHN has used five specific quantitative KPIs as performance measures for executive bonuses and PSUs:
Table PVP.4
Quantitative KPI Overview

Abbreviation	Description	Used In
ROTCE	return on average tangible common equity	PSUs
PTE	pretax earnings, also known as net income before taxes	Bonus
PPNR	pre-provision net revenue	Bonus
NIE	noninterest expense	Bonus
TSR	total shareholder return (measured from grant to vesting)	PSUs
Qualitative or subjective measures also are considered each year and sometimes can have a significant impact on an outcome.
The following table maps which KPIs were used during the past five years, and how they were used. The table focuses on quantitative KPIs, but does mention qualitative KPIs for certain bonus years (i.e., MOE Integration and Credit Quality), and also provides a fully-adjusted corporate outcomes column, which includes the impact of qualitative adjustments to "corporate" (company-wide) outcomes. The impacts of personal plan outcomes for individual executives are not reported in the table, except for the CEO in the right-most column. In the table, "MOE" refers to FHN's merger of equals with IBKC that closed in 2020.

Table PVP.5
Quantitative & Qualitative KPI Uses and Outcomes 2018-2022

Year	TDC Component	Component Percentage of CEO's TDC	KPI Drivers* of Outcomes & Weightings	KPIs were Measured Against	Calculated Outcomes (% of target)	Fully-adj'd Corporate Outcomes (% of target)	CEO Personal Ratings & Overall Outcomes (% of target)
2022	Bonus	23%	PTE (60%) NIE (40%)	Budget	PTE 141% NIE 70%	115%	Pers 100% Overall 115%
	PSUs	37%	ROTCE (main driver) TSR (modifer)	KRX Peers	performance perod has not ended	discretionary adjustments not permitted	na

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PAY VERSUS PERFORMANCE

Year	TDC Component	Component Percentage of CEO's TDC	KPI Drivers* of Outcomes & Weightings	KPIs were Measured Against	Calculated Outcomes (% of target)	Fully-adj'd Corporate Outcomes (% of target)	CEO Personal Ratings & Overall Outcomes (% of target)
2021	Bonus	23%	PPNR (50%) MOE Integration (non-quant) (40%) Credit Quality (non-quant) (10%)	Budget	PPNR 95% MOE 100% Credit 125%	100%	Pers 100% Overall 100%
	PSUs	37%	ROTCE (main driver) TSR (modifier)	KRX Peers	performance period has not ended	discretionary adjustments not permitted	na
2020	Bonus (Post-MOE Half of Yr only)	24%	PPNR (50%) MOE Integration (non-quant) (50%)	Budget	PPNR 109% MOE 100%	104.5%	Pers 125% Cash 80% RSUs 45%
	PSUs	37%	ROTCE (main driver) TSR (modifier)	KRX Peers	performance has not yet been determined	discretionary adjustments not permitted	na
2019	Bonus	29%	PTE (60%) NIE (40%)	Budget	PTE 107% NIE 100%	110%	Pers 108% Overall 119%
	PSUs	31%	ROTCE (main driver) TSR (modifier)	KRX Peers	ROTCE 150% TSR 125%	discretionary adjustments not permitted	na
2018	Bonus	28%	PTE (75%) NIE (25%)	Budget	PTE 93% NIE 93%	93%	Pers 100% Overall 93%
	PSUs	26%	ROTCE	KRX Peers	133%	discretionary adjustments not permitted	na

Observations & Analysis
Performance is a Big Part of TDC Mix. The CEO's TDC mix over this period has consisted mainly (60%) of performance-based components: annual bonus and PSUs. The mix of other senior executives similarly is performance-heavy, typically at least half.
Income Measures are Critical KPIs. Of all the KPIs, the most-used and most-heavily weighted each year is an income- or earnings-oriented measure such as ROTCE, PTE, or PPNR. NIE is an important but secondary KPI during most of these years.
Our TSR has Lagged. Columns (f) and (g) in Table PVP.1 on page 80 show that our TSR, measured in the manner required by the SEC's rules, lagged behind the KRX index until 2022. Our pre-2022 TSR performance appears to be somewhat worse than we might have chosen to present because all five periods use the same start date which, in hindsight, was near a multi-year high point for us in relation to peers and to the KRX index. However, the inference from the table is correct that, for many of the past five years, our market-price stock performance generally has lagged.
Although we cannot know with certainty why our TSR lagged, we believe a significant factor may have been the market's perception that, because of our 2017 acquisition of $10 billion Capital Bank and our 2020 merger of equals with $30 billion IBKC, our businesses had higher risk than most of our peers, resulting in a merger-risk discount for a few years connected with each event. Another significant factor may have been our decision to position our loans and investments to take advantage of rising interest rates at the expense of current yields. During much of this period, interest rates remained stubbornly low, rising appreciably only in 2022. Finally, fee revenues from our fixed income business during several of the low-interest years was quite high, helping to counteract the drag on revenues (and ROTCE) from lower yielding loans and investments. Also, before 2022, mortgage-related lending was robust and carried higher margins than many other loan portfolios. We believe the market discounted the value of those two businesses because they are strongly cyclical, even though, for us, they shored up revenues during relatively lean years for traditional banking
TSR was Added to PSUs in 2019 to Help Address the Lag. For the most recent four of these five years, we have used TSR (ranking us among KRX peers) as an adjustment, up or down, to the 3-year ROTCE outcome of PSUs. The Committee provided an incentive directly focused on stock performance by adding this feature.
We use TSR Differently than is Shown in Table PVP.1. Column (g) of the table shows TSR based of the KRX index,

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not of the KRX peer banks. The index performance is a blend of 50 banks' stocks weighted by market capitalization, which varies over time. Using market-cap weighting gives the largest banks in the index a much higher impact on index performance than the smallest banks, and also favors the "winners" over time. In 2019 our Compensation Committee chose to rank our TSR against the separate TSRs of the 50 peer banks in the index, rather than compare our TSR to the TSR of the index. Due to industry consolidation our size within the context of the KRX index was changing, and membership within the index also was changing as smaller regional banks were acquired and community banks aggregated into new small regional ones. Because TSR was (and is) being used for 3-year awards, the Compensation Committee believed that using the index alone would mostly measure us against the top 10 or 20 banks rather than all 50. Also, ROTCE was and still is used to rank us among the 50 KRX index banks, and the Committee believed using TSR in the same manner made sense.
Only One Group of the TSR PSUs has Vested. Only the oldest of those PSUs with the TSR feature, from 2019, have vested thus far. For those, the TSR calculation was substantially impacted by our pending all-cash acquisition by TD, which was announced before the TSR end-date occurred.
Three-Year Adjusted ROTCE for the two most-recently Vested PSUs was excellent. Our adjusted ROTCE performance was 133% for the 2018 PSUs and 150% (the maximum) for the 2019 PSUs. Both performance periods were heavily impacted by the IBKC merger of equals, though the gains and transaction expenses associated with that merger were adjusted out of our ROTCE results. Note that: the pending TD acquisition had no impact on
ROTCE; and, because ROTCE is a ratio rather than a dollar number, the substantial increase in our size caused by the IBKC merger did little to improve our ranking against peers. ROTCE performance is improved by growing earnings faster than common equity, and the IBKC merger massively increased both our earnings and our common equity.
Our NIAC (net income available to common) rose and fell appreciably during this period. The rise in 2020 was driven by adding about 6 months of earnings from IBKC's operations after that merger closed, plus a large accounting gain from that transaction, moderated significantly by unusually high provisioning for loan losses during the pandemic plus merger-associated expenses. NIAC in 2021 was bolstered by a full 12 months of earnings from IBKC's operations along with partial release of the large loan-loss reserves created in 2020. NIAC in 2022 fell modestly as provisioning returned to a more normal pattern, along with a sharp drop in income from fixed income and mortgage due to the sharply rising interest environment, partly offset by improved loan margins.
The ups and downs of our NIAC over these five years generally parallel the ups and downs of our CEO's total compensation reported in the SCT. As mentioned above, the Committee does not manage the CEO's total direct compensation against our net income, and does not use the SCT's "total compensation" figure for any purpose. However, the ups and downs of CEO's total compensation under the SCT very roughly align with those of our NIAC, as illustrated in the following graph. The CEO's TDC, which includes "target" rather than earned bonuses, follows the NIAC trends less closely but has risen as has NIAC.

86	2023 PROXY STATEMENT

OTHER MATTERS
Other Matters
The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

2024 Annual Meeting—Proposal & Nomination Deadlines
Rule 14a-8 Proposals
If you intend to submit a shareholder proposal for inclusion in our proxy materials for the 2024 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it must be received by the Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee, 38103, not later than November 13, 2023.

Proxy Access Nominations
If you would like to nominate a director for inclusion in the proxy materials for our 2024 annual meeting in accordance with Section 3.16 of our Bylaws (our proxy access bylaw), such nomination must be submitted to the Corporate Secretary, 165 Madison Avenue, Memphis, Tennessee 38103 no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the company mailed its proxy statement for the prior year’s annual meeting of shareholders. Our mailing date for the 2023 annual meeting is March 13, 2023, so a proxy access nomination would have to be submitted not earlier than October 14, 2023 and not later than November 13, 2023. If our annual meeting is not scheduled to be held within 30 days before or 30 days after the first anniversary date of the previous year’s annual meeting, the nomination must be submitted by the later of the close of business on the date that is 180 days prior to the annual meeting date or the tenth day following the date such annual meeting date is first publicly announced or disclosed.

Other Proposals or Nominations
To be Brought before the 2024 Annual Meeting
Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to bring before a shareholder meeting a director nomination or other proposal, outside the processes that permit them to be included in our proxy statement, must comply with certain procedures. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholder meeting. Such shareholder proposals and nominations must be submitted to the Corporate Secretary. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2024 annual meeting will be held on April 23, 2024. Thus, shareholder proposals and director nominations submitted outside the processes that permit them to be included in our proxy statement must be submitted to the Corporate Secretary between December 25, 2023, and January 24, 2024, or the proposals will be considered untimely. If we give fewer than 100 days’ notice or public disclosure of a shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Untimely proposals may be excluded by the Chairman of the Board, or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as disclosed in this section above for submission of proposals and nominations under Sections 2.8 and 3.6 of our Bylaws and must include the information required by Section 3.6 of our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934, as amended.

87	2023 PROXY STATEMENT

OTHER MATTERS
Availability of Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is included as part of these proxy materials. If you are a shareholder of record who did not receive a printed copy of the Annual Report on Form 10-K but would like one, you may obtain one free of charge upon written request to the Treasurer, First Horizon Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders. The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of the exhibits to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the requested printed copy of Annual Report on Form 10-K.

Pay Ratio of CEO to Median Employee
We are required to disclose a comparison of the 2022 total compensation of our CEO with that of our median-paid associate. For that purpose, we selected the median associate using total federally taxable income reported by us for 2021 to the U.S. Internal Revenue Service. The median associate was that person, employed by us at year-end 2022, whose 2021 taxable income ranked at the fiftieth percentile of all our associates other than the CEO. For this purpose, all associates included part-time and seasonal personnel as well as persons who joined us during the year. Total compensation for our CEO in 2022, calculated using the methodology reported in the Summary Compensation Table section starting on page 64, was $7,237,769. Total compensation for our median associate for 2022, calculated using the same methodology, was $64,069. The ratio of 2022 total compensation for the CEO in relation to that for the median associate is 113 to one.
The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use any of this information in managing our company. We do not believe this information provides shareholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other in any meaningful respect.

BY ORDER OF THE BOARD OF DIRECTORS
    Clyde A. Billings, Jr.
    Senior Vice President,
    Assistant General Counsel and
    Corporate Secretary
March 13, 2023

88	2023 PROXY STATEMENT

FIRST HORIZON
CORPORATION

Notice & Proxy Statement
for 2023 Annual Meeting of Shareholders

FIRST HORIZON CORPORATION

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2 and 3 and, with respect to Item 4, FOR approval of an EVERY YEAR frequency for future votes on an advisory resolution on executive compensation.

1. Election of fourteen directors to serve until the 2024 Annual Meeting of Shareholders:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Harry V. Barton, Jr.	☐	☐	☐	08 Rick E. Maples	☐	☐	☐
02 John N. Casbon	☐	☐	☐	09 Vicki R. Palmer	☐	☐	☐
03 John C. Compton	☐	☐	☐	10 Colin V. Reed	☐	☐	☐
04 Wendy P. Davidson	☐	☐	☐	11 E. Stewart Shea, III	☐	☐	☐
05 William H. Fenstermaker	☐	☐	☐	12 Cecelia D. Stewart	☐	☐	☐
06 D. Bryan Jordan	☐	☐	☐	13 Rosa Sugrañes	☐	☐	☐
07 J. Michael Kemp, Sr.	☐	☐	☐	14 R. Eugene Taylor	☐	☐	☐

Please fold here — Do not separate.

2. Ratification of appointment of KPMG LLP as auditors ☐ For ☐ Against ☐ Abstain

4. Vote on an advisory resolution on the frequency (whether every year, every two years, or every three years) of future votes on an advisory resolution on executive compensation ☐ Every Year ☐ Every 2 Years ☐ Every 3 Years ☐ Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Meeting Attendance. Mark box to the right if you plan to attend the Annual Meeting. ☐

Date ______________________________, 2023

Signature(s) in Box

Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.

FIRST HORIZON CORPORATION

ANNUAL MEETING

April 25, 2023
8:00 a.m. Central Time

First Horizon Building
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

If you plan to attend the annual meeting in person, you will need proof of your share ownership and a form of valid photo identification (or other identification acceptable to the company). See *What You Will Need to Attend the Meeting in Person* in the proxy statement for additional details. Directions to the Annual Meeting can be obtained by contacting our transfer agent at (877) 536-3558.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON CORPORATION SAVINGS PLAN ("Plan")

FIRST HORIZON CORPORATION

Shareholders of Record: The undersigned appoints Ben C. Adams, Jr., Clyde A. Billings, Jr, George P. Lewis and Charles T. Tuggle, Jr. or any one or more or all of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 24, 2023, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon Corporation, to be held in the M-Level Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, TN 38103 on April 25, 2023 at 8:00 a.m. Central Time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the First Horizon Common Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee ("Plan Trustee"), as to the manner in which to vote the shares of First Horizon Common Stock held in the First Horizon Common Stock Fund represented by the participant's interest therein as of the close of business on February 24, 2023 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon Corporation to be held on April 25, 2023, at 8:00 a.m. Central Time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also to give discretion to the Plan Trustee to vote on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of First Horizon Common Stock in the First Horizon Common Stock Fund represented by the undersigned's interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone, or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

INTERNET/MOBILE
www.proxypush.com/FHN

Use the Internet to vote your shares until 10:59 p.m. Central Time on April 24, 2023.*

TELEPHONE
1-866-883-3382

Use any touch-tone telephone to vote your shares until 10:59 p.m. Central Time on April 24, 2023.*

MAIL

Mark, sign, and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55464-0873 in time to be received by April 24, 2023.

*For shares held in the First Horizon Corporation Savings Plan, you must vote your shares no later than April 20, 2023 at 10:59 p.m. Central Time.

If you vote by Internet or by telephone, you do NOT need to mail back this card.